================================================================================

                        CNL HOSPITALITY PROPERTIES, INC.


                 Supplement No. Three, dated September 21, 2001

                       to Prospectus, dated April 4, 2001

================================================================================


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 4, 2001. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to the number and types of Properties acquired by the Company (including two Properties for which the Company is currently in satisfaction of conditions to acquisition under a venture formation agreement) is presented as of September 17, 2001, and all references to Property acquisitions should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions that occur after September 17, 2001, will be reported in a subsequent Supplement.



                               RECENT DEVELOPMENTS

         On March 23, 2001, the Company acquired two SpringHill Suites(TM)by Marriott(R)Properties located in Centreville, Virginia (the "Centreville Property") and Charlotte, North Carolina (the "Charlotte Property"). Each Property includes 136 guest suites, an indoor pool and spa, an exercise room, a breakfast area, a business center and a 350 square-foot board room. The Centreville Property, which opened in December 2000, is located 11 miles south of downtown Washington D.C. and the Charlotte Property, which opened in March 2001, is located eight miles southwest of the University of North Carolina at Charlotte.

         In addition, on April 6, 2001, the Company, through subsidiaries, acquired a parcel of land located in Edison, New Jersey, and entered into a development services agreement with a subsidiary of the Advisor to construct a Courtyard(R) by Marriott(R) on the Property (the "Edison Property"). Once constructed, the Edison Property is expected to include 145 guest rooms, two meeting rooms and two conference room suites, an indoor swimming pool and whirlpool, an exercise room and a business center. Construction is expected to be completed in the second quarter of 2002.

         On July 27, 2001, the Company, through subsidiaries, acquired a 49% interest in WB Resort Partners, L.P., a joint venture (the "Waikiki Joint Venture") with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The Waikiki Joint Venture owns, directly or indirectly, 100% of the general and limited partnership interests of the partnership that owns a Property in Honolulu, Hawaii (the "Waikiki Beach Property"). The Company made an initial capital contribution of $9,800,000 of its anticipated $41,650,000 investment in the Waikiki Joint Venture. The total cost of the Property (including acquisition of land and building, and renovation) is estimated to be approximately $215 million.

         The Waikiki Beach Property is operated as a Marriott Resort and includes over 1,300 guest rooms, multiple restaurants and lounges, on-site retail shopping, a fitness center, two swimming pools with an expansive pool deck overlooking the Pacific Ocean, approximately 20,000 square feet of meeting space and over 29,000 square feet of open-air function space.


         The Company and Hilton Hotels Corporation intend to form a joint venture of which the Company will own a 70% interest and Hilton Hotels Corporation will own a 30% interest. The joint venture will own four Properties: two Hilton Properties located in Miami, Florida (the "Miami Airport Property") and Costa Mesa, California (the "Costa Mesa Property"), a Hilton Suites located in Auburn Hills, Michigan (the "Auburn Hills Property") and an Embassy Suites located in Portland, Oregon (the "Portland Downtown Property"). The acquisition of the Properties and the formation of the joint venture will occur through a series of transactions. The first transaction was the acquisition of the Miami Airport Property which occurred on September 6, 2001. The Miami Airport Property includes 500 guest rooms, multiple restaurants and lounges, a fitness center, a swimming pool, outdoor tennis courts, a business center and 30,000 square feet of meeting space. The Property is located within five miles of the Miami International Airport. The second transaction occurred on September 17, 2001, whereby the Company acquired the Costa Mesa Property which includes 484 guest rooms, a restaurant and lounge, a fitness center, a swimming pool, a business center and over 46,000 square feet of meeting space. In accordance with the venture formation agreement, on or around September 26, 2001 but not later than September 28, 2001, Hilton Hotels Corporation has agreed to convey ownership of the Auburn Hills Property and the Portland Downtown Property to the joint venture in return for a 30% interest in the joint venture. Simultaneously, the Company will convey its ownership of the Miami Airport Property and the Costa Mesa Property to the joint venture for a 70% interest in the joint venture assuming that permanent financing is obtained. Otherwise, absent closing on the permanent financing, the Company will own a 63.5% interest in the joint venture and Hilton Hotels Corporation will own a 36.5% interest in the joint venture.

         As of September 17 , 2001, the Company owned interests in 39 Properties (including two Properties for which the Company is currently in satisfaction of conditions to acquisition under a venture formation agreement). These 39 Properties include three Properties on which hotels are being constructed, two Properties through joint ventures, one on which a resort is being constructed and one on which a resort is being renovated, as well as four Properties through a joint venture in which the Company and Hilton Hotels Corporation intend to form, on two of which hotels are being renovated. All of the Properties owned by the Company are, or in the case of the hotels under construction will be, leased on a long-term, triple-net basis and operated as national hotel chains.

         The Board of Directors declared distributions of $0.06458 per Share to stockholders of record on July 1, August 1, and September 1, 2001, respectively, representing an annualized distribution rate of 7.75%.



                                  THE OFFERINGS

GENERAL


         Upon completion of its Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in gross proceeds, including 7,264 Shares ($72,637) issued pursuant to the Reinvestment Plan. Following the completion of the Initial Offering, the Company commenced the 1999 Offering of up to 27,500,000 Shares. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following completion of the 1999 Offering on September 14, 2000, the Company commenced this offering of up to 45,000,000 Shares. As of September 17, 2001, the Company had received aggregate subscriptions for 71,571,392 Shares totalling $715,711,392 in gross proceeds, including 257,333 Shares ($2,573,326) issued pursuant to the Reinvestment Plan from its Initial Offering, the 1999 Offering and this offering. As of September 17, 2001, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and organizational and offering expenses, totalled approximately $634,000,000. The Company has invested, directly or indirectly, approximately $553,400,000 of the net offering proceeds and $225,000,000 in loan proceeds in 39 hotel Properties (including two Properties for which the Company is currently in satisfaction of conditions to acquisition under a venture formation agreement). These 39 Properties include three Properties on which hotels are being constructed , two Properties through joint ventures, one on which a resort is being constructed and one on which a resort is being renovated, as well as four Properties through a joint venture in which the Company and Hilton Hotels Corporation intend to form, two on which hotels are being renovated. In addition, as of September 17, 2001, the Company had used net offering proceeds to redeem 403,568 Shares of Common Stock for $3,738,975 and to pay approximately $42,800,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $34,100,000 available to invest in Properties and Mortgage Loans.


         On August 9, 2001, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 45,000,000 Shares of Common Stock ($450,000,000) in an offering expected to commence immediately following the completion of this offering. Of the 45,000,000 Shares of Common Stock expected to be offered, up to 5,000,000 Shares are expected to be available to stockholders purchasing Shares through the Reinvestment Plan.

                            ESTIMATED USE OF PROCEEDS

         The following information updates and replaces the "Estimated Use of Proceeds" section beginning on page 23 of the Prospectus. All references to the estimated use of proceeds in other portions of the Prospectus, including the summary, are revised to reflect the percentages (as set forth in the next paragraph) applicable to gross offering proceeds raised after July 1, 2001.

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 40,000,000 Shares are sold. The Company estimates that 83% of gross offering proceeds raised after July 1, 2001 computed at $10 per share sold ("Gross Proceeds") will be used to purchase properties (the "Properties") and make mortgage loans ("Mortgage Loans"), and approximately 10% of Gross Proceeds will be used to pay fees and expenses to affiliates of the Company ("Affiliates") for their services and as reimbursement for offering expenses ("Offering Expenses") and acquisition expenses ("Acquisition Expenses") incurred on behalf of the Company. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                                 Maximum Offering (1)
                                                                             -----------------------------
                                                                                 Amount          Percent
                                                                             ---------------     ---------

GROSS PROCEEDS TO THE COMPANY (2).................................             $400,000,000        100.0%
Less:
    Selling Commissions to CNL Securities Corp.(2)................               30,000,000          7.5%
    Marketing Support and Due Diligence Expense
       Reimbursement Fee to CNL Securities Corp. (2)..............                2,000,000          0.5%
    Offering Expenses (3).........................................               14,000,000          3.5%
                                                                             ---------------     ---------

NET PROCEEDS TO THE COMPANY.......................................              354,000,000         88.5%
Less:
    Acquisition Fees to the Advisor (4)...........................               18,000,000          4.5%
    Acquisition Expenses (5)......................................                2,000,000          0.5%
    Initial Working Capital Reserve...............................                   (6)
                                                                             ---------------     ---------

CASH PAYMENT FOR PURCHASE OF PROPERTIES AND THE MAKING OF
   MORTGAGE LOANS BY THE COMPANY (7)..............................             $334,000,000         83.5%
                                                                             ===============     =========

------------------------
FOOTNOTES:

(1)   Excludes  5,000,000  Shares that may be sold pursuant to the  Reinvestment
      Plan.

(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See the section of the Prospectus entitled "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain directors and officers, and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Managing Dealer. See the section of the Prospectus entitled "The Offering -- Plan of Distribution" for a more complete description of this fee.

(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Company estimates that Offering Expenses will equal approximately 3.5% of Gross Proceeds for the offering as a whole. The Offering Expenses paid by the Company, together with the 7.5% Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(4) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.

(6) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See the section of the Prospectus entitled "Redemption of Shares."


                             MANAGEMENT COMPENSATION

         The following information updates and replaces the "Management Compensation" section beginning on page 24 of the Prospectus.

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued pursuant to the Company's Reinvestment Plan. See the section of the Prospectus entitled "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions." For information concerning compensation to the Directors, see the section of the Prospectus entitled "Management."

         A maximum of 40,000,000 Shares ($400,000,000) may be sold. An additional 5,000,000 Shares may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See the section of the Prospectus entitled "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.


--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                    Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                                                         Offering Stage

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Selling Commissions to         Selling Commissions of 7.5% per Share on all Shares sold, subject        $30,000,000 if 40,000,000
Managing Dealer and            to reduction under certain circumstances as described in the             Shares are sold.
Soliciting Dealers             section of the Prospectus entitled "The Offering-- Plan of
                               Distribution."  Soliciting Dealers may be reallowed Selling
                               Commissions of up to 7% with respect to Shares they sell.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Marketing support and due      Expense allowance of 0.5% of Gross Proceeds to the Managing              $2,000,000 if 40,000,000
diligence expense              Dealer, all or a portion of which may be reallowed to Soliciting         Shares are sold.
reimbursement fee to           Dealers with prior written approval from, and in the sole discretion
Managing Dealer and            of, the Managing Dealer. The Managing Dealer will pay all sums
Soliciting Dealers             attributable to bona fide due diligence expenses from this fee, in the
                               Managing Dealer's sole discretion.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Reimbursement to the           Actual expenses incurred, except that the Advisor will pay all such      Actual amount is not
Advisor and its                expenses in excess of 3% of Gross Proceeds with respect to Shares        determinable at this time,
Affiliates for Offering        sold prior to July 1, 2001. The Company expects that Offering            but is estimated to be
Expenses                       Expenses with respect to Shares sold after July 1, 2001, will            $14,000,000 if 40,000,000
                               equal approximately 4% of Gross Proceeds with respect to such            Shares are sold.
                               Shares and that Offering Expenses will equal approximately 3.5% of
                               Gross Proceeds for the offering as a whole.  The Offering Expenses paid by the Company, together with the 7.5% Selling Commissions, the 0.5% marketing support and due diligence expense
                               reimbursement fee and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                                                        Acquisition Stage

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Acquisition Fee to the         4.5% of Gross Proceeds, loan proceeds from permanent financing           $18,000,000 if 40,000,000
Advisor                        ("Permanent Financing") and the line of credit that are used to          Shares are sold plus
                               acquire Properties, but excluding loan proceeds used to finance          $9,000,000 if Permanent
                               secured equipment leases (collectively, "Total Proceeds") payable        Financing equals
                               to the Advisor as Acquisition Fees. However, no Acquisition Fees will    $200,000,000.
                               be paid on loan proceeds from the line of credit until such time as all
                               Net Offering Proceeds have been invested by the Company.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Other Acquisition Fees to      Any fees paid to Affiliates of the Advisor in connection with the        Amount is not determinable
Affiliates of the Advisor      financing, development, construction or renovation of a Property.        at this time.
                               Such fees are in addition to 4.5% of Total Proceeds payable to the
                               Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Directors who are independent of the Advisor (the
                               "Independent Directors"), not otherwise interested in the transaction.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------





--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                     Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Reimbursement of               Reimbursement to the Advisor and its Affiliates for expenses             Acquisition Expenses, which
Acquisition Expenses to        actually incurred.                                                       are based on a number of
the Advisor and its                                                                                     factors, including the
Affiliates                     The total of all Acquisition Fees and any Acquisition Expenses           purchase price of the
                               payable to the Advisor and its Affiliates shall be reasonable and        Properties, are not
                               shall not exceed an amount equal to 6% of the Real Estate Asset          determinable at this time.
                               Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                               commercially competitive, fair and reasonable to the Company.
                               Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                               customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the
                               transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                               Acquisition Expenses.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                                                        Operational Stage

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Asset Management Fee to        A monthly Asset Management Fee in an amount equal to one-twelfth of      Amount is not determinable
the Advisor                    0.60% of the Company's Real Estate Asset Value and the outstanding       at this time. The amount of
                               principal amount of any Mortgage Loans, as of the end of the             the Asset Management Fee
                               preceding month.  Specifically, Real Estate Asset Value equals the       will depend upon, among
                               amount invested in the Properties wholly owned by the Company,           other things, the cost of
                               determined on the basis of cost, plus, in the case of Properties         the Properties and the
                               owned by any joint venture or partnership in which the Company is a      amount invested in Mortgage
                               co-venturer or partner ("Joint Venture"), the portion of the cost        Loans.
                               of such Properties paid by the Company, exclusive of Acquisition
                               Fees and Acquisition Expenses.  The  Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------





--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                     Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Reimbursement to the           Operating Expenses (which, in general, are those expenses relating       Amount is not determinable
Advisor and Affiliates         to administration of the Company on an ongoing basis) will be            at this time.
for operating expenses         reimbursed by the Company.  To the extent that Operating Expenses payable or reimbursable by the Company, in any  four consecutive fiscal quarters (the "Expense Year"), exceed the greater of 2% of
                               Average Invested Assets or 25% of Net Income (the "2%/25%
                               Guidelines"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total
                               Operating Expenses paid or incurred by the Company exceed the
                               2%/25% Guidelines. "Average Invested Assets" means, for a
                               specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable
                               Operating Expenses shall exclude the gain from the sale of the
                               Company's assets.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Soliciting Dealer              An annual fee of 0.20% of the aggregate investment of stockholders       Amount is not determinable
Servicing Fee to               who purchase Shares in this offering, generally payable to the           at this time. Until such
Managing Dealer                Managing Dealer, on December 31 of each year, commencing on              time as assets are sold,
                               December 31 of the year following the year in which the offering         the estimated amounts
                               terminates.  The Managing Dealer, in its sole discretion, in turn        payable to the Managing
                               may reallow all or a portion of such fee to Soliciting Dealers           Dealer for each of the
                               whose clients hold Shares from this offering on such date.  In           years following the year of
                               general, the aggregate investment of stockholders who purchase           termination of the offering
                               Shares in this offering is the amount of cash paid by such               are expected to be $800,000
                               stockholders to the Company for their Shares, reduced by certain         if 40,000,000 Shares are
                               prior Distributions to such stockholders from the Sale of assets.        sold.  The estimated
                               The Soliciting Dealer Servicing Fee will terminate as of the             maximum total amount
                               beginning of any year in which the Company is liquidated or in           payable to the Managing
                               which Listing occurs, provided, however, that any previously             Dealer through December 31,
                               accrued but unpaid portion of the Soliciting Dealer Servicing Fee        2007 is $4,000,000 if
                               may be paid in such year or any subsequent year.                         40,000,000 Shares are sold.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------





--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                     Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated real estate disposition fee, payable upon the   Amount is not determinable
real estate disposition        Sale of one or more Properties, in an amount equal to the lesser of (i)  at this time. The amount of
fee payable to the             one-half of a Competitive Real Estate Commission, or (ii) 3% of the      this fee, if it becomes
Advisor from a Sale or         sales price of such Property or Properties. Payment of such fee shall    payable, will depend upon
Sales of a Property not        be made only if the Advisor provides a substantial amount of             the price at which
in liquidation of the          services in connection with the Sale of a Property or Properties and     Properties are sold.
Company                        shall be subordinated to receipt by the
                               stockholders of Distributions equal to the sum of
                               (i) their aggregate Stockholders' 8% Return (as
                               defined below) and (ii) their aggregate invested
                               capital ("Invested Capital"). In general,
                               Invested Capital is the amount of cash paid by
                               the stockholders to the Company for their Shares,
                               reduced by certain prior Distributions to the
                               stockholders from the Sale of assets. If, at the
                               time of a Sale, payment of the disposition fee is
                               deferred because the subordination conditions
                               have not been satisfied, then the disposition fee
                               shall be paid at such later time as the
                               subordination conditions are satisfied. Upon
                               Listing, if the Advisor has accrued but not been
                               paid such real estate disposition fee, then for
                               purposes of determining whether the subordination
                               conditions have been satisfied, stockholders will
                               be deemed to have received a Distribution in the
                               amount equal to the product of the total number
                               of Shares of Common Stock outstanding and the
                               average closing price of the Shares over a
                               period, beginning 180 days after Listing, of 30
                               days during which the Shares are traded.
                               "Stockholders' 8% Return," as of each date, means
                               an aggregate amount equal to an 8% cumulative,
                               noncompounded, annual return on Invested Capital.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Subordinated incentive         At such time, if any, as Listing occurs, the Advisor shall be paid       Amount is not determinable
fee payable to the             the subordinated incentive fee ("Subordinated Incentive Fee") in an      at this time.
Advisor at such time, if       amount equal to 10% of the amount by which (i) the market value of
any, as Listing occurs         the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception until
                               the date of Listing exceeds (ii) the sum of (A)
                               100% of Invested Capital and (B) the total
                               Distributions required to be made to the
                               stockholders in order to pay the Stockholders' 8%
                               Return from inception through the date the market
                               value is determined. For purposes of calculating
                               the Subordinated Incentive Fee, the market value
                               of the Company shall be the average closing price
                               or average of bid and asked price, as the case
                               may be, over a period of 30 days during which the
                               Shares are traded with such period beginning 180
                               days after Listing. The Subordinated Incentive
                               Fee will be reduced by the amount of any prior
                               payment to the Advisor of a deferred,
                               subordinated share of Net Sales Proceeds from
                               Sales of assets of the Company.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales             from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of         stockholders of Distributions equal to the sum of (i) the
assets of the Company not      Stockholders' 8% Return and (ii) 100% of Invested Capital.
in liquidation of the          Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the         the Advisor.
Advisor

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------





--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                     Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Performance Fee payable        Upon termination of the Advisory Agreement, if Listing has not           Amount is not determinable
to the Advisor                 occurred and the Advisor has met applicable performance standards,       at this time.
                               the Advisor shall be paid the Performance Fee in
                               the amount equal to 10% of the amount by which
                               (i) the appraised value of the Company's assets
                               on the date of termination of the Advisory
                               Agreement (the "Termination Date"), less any
                               indebtedness secured by such assets, plus total
                               Distributions paid to stockholders from the
                               Company's inception through the Termination Date,
                               exceeds (ii) the sum of 100% of Invested Capital
                               plus an amount equal to the Stockholders' 8%
                               Return from inception through the Termination
                               Date. The Performance Fee, to the extent payable
                               at the time of Listing, will not be payable in
                               the event the Subordinated Incentive Fee is paid.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Secured Equipment Lease        A fee paid to the Advisor out of the proceeds of the one or more         Amount is not determinable
Servicing Fee to the           revolving lines of credit (collectively, the "Line of Credit") or        at this time.
Advisor                        Permanent Financing for negotiating furniture, fixtures and equip-ment ("Equipment") loans or direct
                               financing leases (the "Secured Equipment Leases")
                               and supervising the Secured Equipment Lease
                               program equal to 2% of the purchase price of the
                               Equipment subject to each Secured Equipment Lease
                               and paid upon entering into such lease.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Reimbursement to the           Repayment by the Company of actual expenses incurred.                    Amount is not determinable
Advisor and Affiliates                                                                                  at this time.
for Secured Equip-ment
Lease servicing expenses

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                                                        Liquidation Stage

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable
real estate disposition        Sale of one or more Properties, in an amount equal to the lesser of      at this time. The amount of
fee payable to the             (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of      this fee, if it becomes
Advisor from a Sale or         the sales price of such Property or Properties. Payment of such          payable, will depend upon
Sales in liquidation of        fee shall be made only if the Advisor provides a substantial amount      the price at which
the Company                    of services in connection with the Sale of a Property or Properties      Properties are sold.
                               and shall be subordinated to receipt by the
                               stockholders of Distributions equal to the sum of
                               (i) their aggregate Stockholders' 8% Return and
                               (ii) their aggregate Invested Capital. If, at the
                               time of a Sale, pay-ment of the disposition fee
                               is deferred because the subordination conditions
                               have not been satisfied, then the disposition fee
                               shall be paid at such later time as the
                               subordination conditions are satisfied.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales             from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of         stockholders of Distributions equal to the sum of (i) the
assets of the Company in       Stockholders' 8% Return and (ii) 100% of Invested Capital.
liquidation of the             Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the         the Advisor.
Advisor

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------




                          SUMMARY OF REINVESTMENT PLAN

         The following paragraph updates and replaces the first paragraph under the heading "Summary of Reinvestment Plan" on page 35 of the Prospectus.

         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions, which will be paid in arrears, may not participate in the Reinvestment Plan. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.



                                    BUSINESS

PROPERTY ACQUISITIONS

         The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 43 of the Prospectus.


         Between February 23, 2001 and September 17, 2001, the Company acquired, directly or through its subsidiaries, six Properties (including two Properties for which the Company is currently in satisfaction of conditions to acquisition under a venture formation agreement), each consisting of land and building. In addition, the Company acquired an interest in one Property through a joint venture, on which a resort is being renovated. In connection with the purchase of these seven Properties, the Company, as lessor, entered into or intends to enter into long-term lease agreements with lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases."


         In addition, the Company, through subsidiaries, acquired a parcel of land located in Edison, New Jersey, and entered into a development services agreement with an Affiliate of the Advisor to construct a hotel Property. The Company anticipates entering into a lease relating to this Property on substantially the same terms described in "Business -- Description of Property Leases." In connection with the Property acquired through the joint venture, the Company entered into a development services agreement with an Affiliate of the Advisor to renovate the resort located on the Property. The general terms of the development services agreements are described in the section of the Prospectus entitled "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation."


         The following table sets forth the location of the eight Properties described above, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.



                                                                             PROPERTY ACQUISITIONS

                                                              From February 23, 2001 through  September 17, 2001

                                             Purchase         Date      Lease Expiration and      Minimum
Property Location and Competition            Price (1)      Acquired      Renewal Options      Annual Rent (2)     Percentage Rent
---------------------------------------    -------------  ------------  --------------------- -----------------   ------------------

SpringHill Suites by Marriott               $11,414,000     03/23/01     12/2015; two ten-year   $1,141,400      for each lease year
(3) (4) (5) (6)                                                          renewal options                         after the second
(the "Centreville Property")                                                        renewal options              lease year, 7% of
Existing hotel                                                                                                   room revenues in
                                                                                                                 excess of room
The Centreville Property, which opened in                                                                        revenues for the
December 2000, is located in Centreville,                                                                        second lease year
Virginia, 11 miles south of downtown Washington,
D.C.  Other lodging facilities located in
proximity to the Centreville Property include a
Courtyard by Marriott, a Hilton Inn, a Hampton
Inn, a Summerfield Suites, a Hyatt and two
Residence Inn by Marriott hotels.

SpringHill Suites by Marriott               $11,773,000    03/23/01      12/2015; two ten-year     $1,177,300    for each lease year
(3) (4) (5) (6)                                                          renewal options                         after the second
(the "Charlotte Property")                                                                                       lease year, 7% of
Existing hotel                                                                                                   room revenues in
                                                                                                                 excess of room
The Charlotte Property, which opened in March                                                                    revenues for the
2001, is located in Charlotte, North Carolina,                                                                   second lease year
eight miles southwest of the University of North
Carolina at Charlotte.  Other lodging facilities
located in proximity to the Charlotte Property
include a Courtyard by Marriott, a Residence Inn
by Marriott, a Homewood Suites, a Holiday Inn and
a Hilton.  In addition, a TownePlace Suites by
Marriott is currently under construction in this
area.




                                             Purchase         Date      Lease Expiration and      Minimum
Property Location and Competition            Price (1)      Acquired      Renewal Options      Annual Rent (2)     Percentage Rent
---------------------------------------    -------------  ------------  --------------------- -----------------   ------------------

Courtyard by Marriott (3) (7) (8)          $1,800,000      04/06/01       08/2017; three        10.25% of Total         (11)
(the "Edison Property")                    (excluding                     five-year renewal     Cost (10);
Hotel to be constructed                    development                    options               increases to
                                           costs) (9)                                           10.50% in lease
The Edison Property is located in Edison,                                                       year two and
New Jersey. Other lodging facilities                                                            10.75% in lease
located in proximity to the Edison Property                                                     year three and
include a Clarion, a Hilton and two Sheraton                                                    thereafter
hotels. In addition, there are currently
three hotels under construction in this area.


Waikiki Beach Marriott Resort (12)(13)(14)    (9)(15)     07/27/01        07/2006; five              (16)                (16)
(the "Waikiki Beach Property")                                            five-year renewal
Resort to be renovated                                                    options


The Waikiki Beach Property is located in
Honolulu, Hawaii, in the Waikiki Beach
area, on the island of Oahu. Other lodging facilities located in proximity to the Waikiki Beach Property include a Hyatt
Regency, a Sheraton Waikiki, a Sheraton
Princess and a Hilton Hawaiian Village.


Hilton (4) (17) (18)                          (17)         (17)           09/2006; five              (19)                (19)
(the "Miami Airport Property")                                            five-year renewal
Hotel to be renovated                                                     options

The Miami Airport Property is located in
Miami, Florida, within five miles of
the Miami International Airport. Other
lodging facilities located in proximity
to the Miami Airport Property include a
Crowne Plaza, an Embassy Suites, a Hotel
Sofitel, a Marriott, a Radisson and a Wyndham.





                                             Purchase         Date      Lease Expiration and      Minimum
Property Location and Competition            Price (1)      Acquired      Renewal Options      Annual Rent (2)     Percentage Rent
---------------------------------------    -------------  ------------  --------------------- -----------------   ------------------

Hilton (4) (17) (20)                           (17)           (17)        09/2006; five             (21)                (21)
(the "Costa Mesa Property")                                               five-year renewal
Hotel to be renovated                                                     options

The Costa Mesa Property is located in
Costa Mesa, California. Other lodging
facilities located in proximity to the
Costa Mesa Property include a Crowne
Plaza, a Hyatt Regency, a Courtyard by
Marriott, a Radisson, a Sutton Place,
Westin South Coast Plaza and another Hilton.

Hilton Suites (4) (17) (22)                   (17)           (17)          09/2006; five             (23)                (23)
(the "Auburn Hills Property")                                              five-year renewal
Existing hotel                                                             options

The Auburn Hills Property is located in
Auburn Hills, Michigan. Other lodging
facilities located in proximity to the
Auburn Hills Property include an Embassy
Suites, a Holiday Inn Select, a Courtyard by Marriott, a Hilton and a Marriott.

Embassy Suites (4) (17) (24)                  (17)           (17)          09/2006; five              (25)               (25)
(the "Portland Downtown Property")                                         five-year renewal
Existing hotel                                                             options

The Portland Downtown Property is located in Portland, Oregon. Other lodging facilities located in proximity to the Portland Downtown
Property include a Fifth Avenue Suites, a
Hechtman Hotel, a Marriott, a Paramount Hotel, a Vintage Plaza and a Westin Hotel.


----------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired, and for the construction or renovation Properties, once the buildings are constructed or renovated, is set forth below:

                                                     Estimated
         Property                                 Federal Tax Basis
         --------                                 -----------------


         Centreville Property                         $ 10,874,000
         Charlotte Property                             10,633,000
         Edison Property                                 14,450,000
         Waikiki Beach Property                         191,350,000
         Miami Airport Property                          77,656,000
         Costa Mesa Property                             65,837,000
         Auburn Hills Property                           27,272,000
         Portland Downtown Property                      44,165,000


(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Edison Property, minimum annual rent will become due and payable on the date the hotel opens to the public.

(3) A security deposit relating to this Property has been retained by the Company as security for the tenant's obligations under the lease.

(4) The tenant has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment, and routine capital items relating to the Property.

(5) The lessee of the Centreville and Charlotte Properties is the same unaffiliated lessee. Each Property includes 136 guest suites, an indoor pool and spa, an exercise room, a breakfast area, a business center and a 350 square-foot board room.

(6) Marriott International, Inc. has entered into an agreement with the tenant in which Marriott International, Inc. has agreed to advance and loan to the tenant any amounts needed to pay minimum rent under the lease. The agreement terminates on the earlier of the end of the fourth lease year or at such time as the net operating income from the Properties exceeds minimum rent due under the leases by 25% for any trailing 12-month period. The maximum amount of the liquidity facility is $10,017,000 and the agreement covers minimum rent payments for the Centreville and Charlotte Properties, in addition to the Alpharetta, Overland Park, Cottonwood, Raleigh, Mt. Laurel, Scarborough and Tewksbury Properties described in the section of the Prospectus entitled "Business -- Property Acquisitions." Net operating income from all nine Properties will be pooled in determining whether the Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. The tenant has assigned its rights to receive advances under the liquidity facility agreement to the Company. In addition, the leases for the nine Properties contain cross-default terms, meaning that if the tenant to any of these Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all nine Properties, regardless of whether the tenant of any such Property is under default under its lease.


(7) On August 10, 2001, the Company obtained a construction loan facility with a bank to be used by the Company to fund the land acquisition and the development of the Edison Property. The construction loan facility provides that the Company will be able to receive advances of up to $17,000,000 until September 15, 2003. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 30 months from the date of the advance. Advances under the construction loan facility will bear interest at a rate per annum equal to 300 basis points above 90-day LIBOR. The loan is secured by a mortgage on the Property, monthly rents relating to such Property and a $6,000,000 certificate of deposit. In connection with the construction loan facility, the Company incurred a commitment fee, legal fees and closing costs of $135,950. As of September 17, 2001, the Company had obtained one advance totalling $3,421,821 relating to the construction loan facility.


(8) Once constructed, the Edison Property is expected to include 145 guest rooms, two meeting rooms and two conference room suites, an indoor swimming pool and whirlpool, an exercise room and a business center.

(9) The development services agreements for the Properties provides that construction or renovation must be completed no later than the dates set forth below. In connection with the acquisition of the Edison Property, a wholly owned subsidiary of the Advisor will receive a Development Fee equal to 5% of the estimated maximum cost of developing the Property for serving as developer of the Property. In connection with the renovation of the Waikiki Beach Property, the resort owner will pay Development Fees to a wholly owned subsidiary of the Advisor that will act, along with an affiliate of Marriott International, Inc., as co-developer of the Property. The Development Fees to the Affiliate of the Advisor are anticipated to equal approximately 2.3% of the total project costs for the purchase and renovation of the Property , and will be borne by the co-venturers in proportion to their ownership interest in the Waikiki Joint Venture. The maximum cost to the Company with respect to the Edison Property (including the purchase price of the land, development costs, and closing and acquisition costs) and the maximum cost to the joint venture with respect to the Waikiki Beach Property (including the purchase price of the land and building, renovation costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:
                                                               Estimated Final
         Property                  Estimated Maximum Cost      Completion Date
         --------                  ----------------------      ---------------

         Edison Property                $ 17,000,000               May 2002
         Waikiki Beach Property           215,000,000             March 2003

(10) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs and (iii) actual development costs incurred under the development services agreement.

(11) For each fiscal year, 10% of revenues in excess of the greater of $5,000,000 or gross revenues for the Property for the first year.

(12) The Company, through subsidiaries, acquired a 49% interest in WB Resort Partners, L.P., a joint venture (the "Waikiki Joint Venture") with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The Waikiki Joint Venture owns, directly or indirectly, 100% of the general and limited partnership interests of the partnership (the "Resort Owner") that owns the Waikiki Beach Property.

(13) In July 2001, the Resort Owner obtained permanent financing from a third party lender for $130 million, secured by a mortgage on the Waikiki Beach Property. The loan has a term of five years with interest payable monthly commencing on August 15, 2001. All unpaid interest and principal will be due at maturity. In connection with the issuance of the loan, the Resort Owner incurred fees of $1,745,000.

(14) The Property includes over 1,300 guest rooms, multiple restaurants and lounges, on-site retail shopping, a fitness center, two swimming pools with an expansive pool deck overlooking the Pacific Ocean, approximately 20,000 square feet of meeting space and over 29,000 square feet of open-air function space.

(15) The Company made an initial capital contribution of $9,800,000 of its anticipated $41,650,000 investment in the Waikiki Joint Venture. The total cost of the Waikiki Beach Property (including acquisition of land and building, and renovation) is estimated to be approximately $215 million.

(16) The tenant will pay percentage rent equal to 0.1% of the gross revenues of the Waikiki Beach Property for the first fiscal year of the lease term and will pay percentage rent equal to 10% of gross revenues of the Property for the second fiscal year of the lease term. Commencing with the third fiscal year of the lease term, the tenant will pay the greater of an annual minimum rent of approximately $12,900,000 or a percentage of gross revenues of the Property for the applicable year.


(17) The Company and Hilton Hotels Corporation intend to form a joint venture of which the Company will own a 70% interest and Hilton Hotels Corporation will own a 30% interest. The joint venture will own four
         Properties: the Miami Airport Property, the Costa Mesa Property, the Auburn Hills Property and the Portland Downtown Property. If the permanent financing does not close, and the Auburn Hills Property and the Portland Downtown Property are acquired by the joint venture, the Company will own a 63.5% interest in the joint venture and Hilton Hotels Corporation will own a 36.5% interest in the joint venture. The total cost of the four Properties is $237,700,000 which includes approximately $21,000,000 in expected renovation costs relating to the Miami Airport and Costa Mesa Properties. It is the intent of the joint venture to secure permanent financing which will be secured by first mortgage liens on the four Properties. The acquisition of the Properties and the formation of the joint venture will occur through a series of transactions. The first transaction was the acquisition of the Miami Airport Property for $78,500,000 which occurred on September 6, 2001. The second transaction occurred on September 17, 2001, whereby the Company acquired the Costa Mesa Property for $58,108,000. In accordance with the venture formation agreement, on or around September 26, 2001 but not later than September 28, 2001, Hilton Hotels Corporation will convey ownership of the Auburn Hills Property and the Portland Downtown Property to the joint venture in return for a 30% interest in the joint venture; simultaneously the Company will convey its ownership of the Miami Airport Property and the Costa Mesa Property to the joint venture for a 70% interest in the joint venture. At the same time, the joint venture anticipates closing on its loan from a financial institution in the amount of $122,000,000, bearing interest at a fixed rate equal to 230 basis points over the 10 year U.S. Treasury with a maturity date of September 2011. The loan will require monthly principal and interest payments assuming a 25 year amortization. In the event that there is a default under the terms of the venture formation agreement by Hilton Hotels Corporation after the Costa Mesa Property closing, then the Company shall have the option to sell the Miami Airport Property and the Costa Mesa Property to Hilton Hotels Corporation for mandatory purchase by Hilton Hotels Corporation at a price equal to $136,608,000 plus $2 million and any actual closing costs. If there is a default by the Company then the Company shall pay to Hilton Hotels Corporation liquidated damages of $2 million. In the event any condition precedent under the venture formation agreement is not satisfied or waived after the closing of the acquisition of the Costa Mesa Property but before Hilton Hotels Corporation is required to contribute the Auburn Hills Property and the Portland Downtown Property to the joint venture, either party may terminate the venture formation agreement. In that event, Hilton Hotels Corporation would have the option to make a cash contribution to the joint venture in the amount of $46,582,400 ($8,000,000, plus an additional cash contribution for its joint venture interest in the amount of $38,582,400) in lieu of the hotels or contribute substitute hotels, subject to the approval of such substitute properties by the Company in it sole discretion. In the event Hilton Hotels Corporation elects neither of these options, or the Company does not approve any substitute property, the Company will have the right to sell the Miami Airport Property and the Costa Mesa Property to Hilton Hotels Corporation under the same terms as would apply in the case of a default by Hilton Hotels Corporation.

(18) The Property includes 500 guest rooms, multiple restaurants and lounges, a fitness center, a swimming pool, outdoor tennis courts, a business center and 30,000 square feet of meeting space.

(19) The tenant will pay the greater of $5,110,000 or a percentage of gross revenues of the Property for the applicable year.

(20) The Property includes 484 guest rooms, a restaurant and lounge, a fitness center, a swimming pool, a business center and over 46,000 square feet of meeting space.

(21) The tenant will pay the greater of $4,336,000 or a percentage of gross revenues of the Property for an applicable year.

(22) The Property includes 224 guest suites, a restaurant and lounge, a fitness center, a swimming pool, a business center and over 2,800 square feet of meeting space.

(23) The tenant will pay the greater of $1,966,000 or a percentage of gross revenues of the Property for an applicable year.

(24) The Property includes 276 guest suites, a restaurant, a fitness center, a swimming pool, a business center and 22,000 square feet of meeting space.

(25) The tenant will pay the greater of $2,850,000 or a percentage of gross revenues of the Property for an applicable year.

Western International Portfolio.

         The following information should be read in conjunction with the "Business -- Property Acquisitions -- Western International Portfolio" section beginning on page 45 of the Prospectus.

         On June 26, 2001, the Company acquired the remaining approximately 29% interest in the common stock of Hotel Investors for $31,874,200, and as a result the Company now owns 100% of the common stock of Hotel Investors.

         The following table updates and replaces the table on page 65 of the Prospectus.

         Marriott and Wyndham Brands. The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands and Wyndham Hotels:

                          Total Occupancy Rate for 2000
                Marriott Brand and Wyndham Hotels as Compared to
                              U.S. Lodging Industry

                                                            Occupancy Rate
                                                            --------------

                U.S. Lodging Industry                           63.5%
                Fairfield Inn by Marriott                       69.7%
                Wyndham Hotels                                  73.0%
                Courtyard by Marriott                           77.0%
                Marriott Hotels, Resorts and Suites             75.7%
                Residence Inn by Marriott                       82.2%

         Source: Smith Travel Research (U.S. Lodging Industry only), Marriott International, Inc. 2000 Form 10-K and Wyndham International, Inc. 2000 Form 10-K


         Hilton Brands. The brands, Hilton, Hampton Inn, Doubletree, Embassy Suites, Homewood Suites by Hilton, Conrad International and Red Lion are part of Hilton Hotels Corporation's portfolio of lodging brands. According to Hilton's corporate profile, Hilton Hotels Corporation is recognized around the world as a leading lodging hospitality company. According to Hilton data, as of January 1, 2001, Hilton Hotels Corporation had 1,895 properties and approximately 318,000 rooms. Including Hilton International, the Hilton family of brands has 2,070 hotels with 385,000 rooms.

SITE SELECTION AND ACQUISITION OF PROPERTIES


         The following information updates and replaces the "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" section beginning on page 68 of the Prospectus.

         Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company or the Advisor. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants or managers and by giving it access to acquisition opportunities at an earlier stage of the development cycle. As a result, the Company believes it has a greater number of opportunities for investment presented to it than it might otherwise have and it is able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant or manager.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender.

         Under development agreements for Properties to be leased to unrelated third-parties, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 18 months for hotel Properties. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer of Properties to be leased to unrelated third-parties. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and the section of the Prospectus entitled "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

BORROWING

         The following paragraph is inserted after the first paragraph on page 78 of the Prospectus.

         On September 7, 2001, the Company obtained a revolving line of credit from a bank to be used by the Company to fund the acquisition and development of Properties and investment in Mortgage Loans and Secured Equipment Leases. The revolving line of credit provides that the Company will be able to receive advances of up to approximately $96,700,000 for a period of five years. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 25 years from the end of the fifth loan year. Advances under the revolving line of credit will bear interest at an annual rate of 225 basis points above 30-day LIBOR. The revolving line of credit is collateralized by mortgages on hotel Properties. In connection with the revolving line of credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $1,000,000. As of September 17, 2001, the Company had obtained one advance totalling $36,000,000 relating to the revolving line of credit.

         The following information updates and replaces the eighth paragraph under the heading "Business -- Borrowing" beginning on page 77 of the Prospectus.

         As of June 30, 2001, Hotel Investors, a wholly owned subsidiary of the Company, had notes payable totalling approximately $86,867,000, which are collateralized by seven hotel Properties and monthly rents relating to such Properties. The loan agreements require monthly principal and interest payments totalling approximately $666,000. The loans bear interest ranging from 7.50% to 7.75% and mature July 31, 2009, at which time any unpaid principal and interest will become due.

         The following paragraphs are inserted after the first full paragraph on page 79 of the Prospectus.

         On August 10, 2001, the Company obtained a construction loan facility with a bank to be used by the Company to fund the land acquisition and the development of the Edison Property. The construction loan facility provides that the Company will be able to receive advances of up to $17,000,000 until September 15, 2003. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 30 months from the date of the advance. Advances under the construction loan facility will bear interest at a rate per annum equal to 300 basis points above 90-day LIBOR. The loan is secured by a mortgage on the Property, monthly rents relating to such Property and a $6,000,000 certificate of deposit. In connection with the construction loan facility, the Company incurred a commitment fee, legal fees and closing costs of $135,950. As of September 17, 2001, the Company had obtained one advance totalling $3,421,821 relating to the construction loan facility.

         On July 27, 2001, in order to fund the land acquisition and renovation of the Waikiki Beach Property, the Resort Owner, an unconsolidated subsidiary of the Company, in which the Company owns a 49% interest, obtained permanent financing from a third party lender for $130 million, secured by a mortgage on the Waikiki Beach Property. The loan has a term of five years with interest payable monthly commencing on August 15, 2001. All unpaid interest and principal will be due at maturity.

         In accordance with the venture formation agreement relating to the acquisition of the Miami Airport, Costa Mesa, Auburn Hills and Portland Downtown Properties, on or around September 26, 2001 but not later than September 28, 2001, the joint venture to be formed between the Company and Hilton Hotels Corporation anticipates closing on its loan from a financial institution in the amount of $122,000,000, bearing interest at a fixed rate equal to 230 basis points over the 10 year U.S. Treasury with a maturity date of September 2011. The loan will require monthly principal and interest payments assuming a 25 year amortization.

         The following paragraph updates and replaces the last paragraph on page 79 of the Prospectus.

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Company has obtained a commitment for a revolving line of credit from a bank for up to approximately $96,700,000, described above. In addition, the Company plans to obtain additional Permanent Financing. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $200,000,000; however, the Line of Credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B of this supplement and the Prospectus. This table updates and replaces the "Selected Financial Data" section beginning on page 81 of the Prospectus.


                                  Six Months Ended
                               June 30,       June 30,                             Year Ended December 31,
                                 2001           2000        --------------------------------------------------------------------
                             (Unaudited)    (Unaudited)         2000           1999           1998        1997 (1)    1996(1)(2)
                             -------------  -------------   -------------  -------------  -------------  -----------  ----------

Revenues                      $34,915,563    $12,271,839     $36,099,219    $10,677,505     $1,955,461     $ 46,071        $ --
Net earnings                   12,587,444      8,588,024      20,670,462      7,515,988        958,939       22,852          --
Net cash flow provided by
  operating activities         30,111,830     14,746,948      43,650,561     12,890,161      2,776,965       22,469          --
Net cash flow used in
  investing activities       (108,328,902 )  (81,711,607 )  (334,236,686 ) (130,231,475 )  (34,510,982 )   (463,470 )        --
Net cash flow provided by
  financing activities        122,542,088     70,918,605     238,811,538    206,084,832     36,093,102    9,308,755          --
Cash distributions
  declared (3)                 21,029,719     11,936,334      28,082,275     10,765,881      1,168,145       29,776          --
Earnings per Share:
  Basic                              0.22           0.25            0.53           0.47           0.40         0.03          --
  Diluted                            0.22           0.25            0.53           0.45           0.40         0.03          --
Funds from operations (4)      21,730,808     11,667,008      30,316,348     10,478,103      1,343,105       22,852          --
Cash distributions declared
  per Share                          0.38           0.36            0.74           0.72           0.47         0.05          --
Weighted average number of
  Shares outstanding (5):
     Basic                     56,694,339     33,693,585      38,698,066     15,890,212      2,402,344      686,063          --
     Diluted                   60,363,679     33,693,585      45,885,742     21,437,859      2,402,344      686,063          --


                               June 30,       June 30,                                    December 31,
                                 2001           2000        --------------------------------------------------------------------
                             (Unaudited)    (Unaudited)         2000           1999           1998        1997 (1)    1996(1)(2)
                             -------------  -------------   -------------  -------------  -------------  -----------  ----------

Total assets                 $773,344,762   $350,340,779    $653,962,058   $266,968,274    $48,856,690   $9,443,476    $598,190
Mortgages payable             169,591,701             --     170,055,326             --             --           --          --
Other notes payable            30,234,428     10,000,000      19,581,950             --             --           --          --
Total stockholders' equity    546,496,437    329,881,544     419,288,998    253,054,839     37,116,491    9,233,917     200,000


(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.

(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 40%, 28%, 26%, 30%, 18% and 23% of cash distributions for the six months ended June 30, 2001 and 2000, and the years ended December 31, 2000, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in October 1999 and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the six months ended June 30, 2001 and 2000 and the years ended December 31, 2000, 1999 and 1998, net earnings included $85,840, $123,686, $117,282,
         $35,239 and $44,160, respectively, of these amounts. No such amounts were earned during 1997.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 82 of the Prospectus.

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's Line of Credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants or managers for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         The Company

         The Company is a Maryland corporation that was organized on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., each of which was organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of Hospitality Partners. Properties acquired are generally expected to be held by Hospitality Partners and, as a result, are owned by CNL Hospitality Properties, Inc. through Hospitality Partners. Various other subsidiaries have been formed for the purpose of acquiring or developing hotel Properties. In this section, the term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL
Hospitality LP Corp., CNL Hotel Investors, Inc., CNL DRR Investor LP, CNL Philadelphia Annex, LLC, CNL LLB LP Holding, Ltd., and each of their subsidiaries. The Company operates for federal income tax purposes as a REIT.

         The Company may also provide Mortgage Loans and Secured Equipment Leases to operators of Hotel Chains. Secured Equipment Leases will be funded from the proceeds of financing to be obtained by the Company. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of Gross Proceeds from the Company's offerings of Shares of Common Stock.

RESULTS OF OPERATIONS

         Comparison of quarter and six months ended June 30, 2001 to quarter and six months ended June 30, 2000

         As of June 30, 2001, the Company owned 33 Properties, consisting of land, buildings and equipment, including three Properties on which hotel Properties are being constructed, and an interest in a joint venture on which a resort is being constructed. The Company has entered into long-term, triple-net lease agreements relating to these Properties. The Property leases generally provide for minimum base annual rental payments ranging from approximately $716,000 to $6,500,000, which are payable in monthly installments. In addition, certain of the leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases will increase. In addition to annual base rent, the tenants generally pay contingent rent computed as a percentage of gross sales of the Properties. No such contingent rent has been earned as of June 30, 2001. Certain other leases with tenants who are affiliated with the Company provide for lease payments equal to the greater of a base rent or rent based on a percentage of total hotel sales. The Company's leases also require the establishment of separate bank accounts for the replacement of furniture, fixtures, and equipment and routine capital items ("FF&E Accounts"). Deposits into the FF&E Accounts established for the Properties are owned by the Company and have been reported as additional rent ("FF&E Reserve Revenue") for the six months ended June 30, 2001 and 2000. The funds in the FF&E Accounts are maintained in restricted cash accounts, funded by the tenants, that the tenants are expected to use for purposes specified in the leases, which include replacements, renewals and additions to furniture, fixtures and equipment of the Properties and routine capital expenditures relating to the Properties. The cash in the FF&E Account, any interest earned thereon, and any property purchased therewith remain, during and after the terms of the leases, the property of the Company.

         During the six months ended June 30, 2001 and 2000, the Company earned rental income from operating leases and FF&E Reserve Revenue of $32,979,531 and $6,456,916, respectively ($17,140,725 and $3,571,785 of which was earned during the quarters ended June 30, 2001 and 2000, respectively). The increase in rental income and FF&E Reserve Revenue is due to the Company owning 33 Properties during the six months ended June 30, 2001, as compared to 15 Properties during the six months ended June 30, 2000 and due to the consolidation of Hotel Investors in October 2000. Because additional Property acquisitions are expected to occur, revenues for the six months ended June 30, 2001, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the six months ended June 30, 2001 and 2000, the Company earned $1,936,032 and $3,961,188, respectively, in interest income from investments in money market accounts and other short-term highly liquid investments and other income ($1,061,639 and $2,191,979 of which was earned during the quarters ended June 30, 2001 and 2000, respectively). The decrease in interest income was primarily attributable to a decrease in the average dollar amount invested in short-term, liquid investments and the period of time the funds were invested as compared to 2000. As Net Offering Proceeds from this offering are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to remain constant or decrease.

         In connection with the Company's investment in Hotel Investors, the Company recorded $1,853,735 in dividend income and $260,437 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $1,593,298 for the six months ended June 30, 2000. In October 2000, the Company purchased a majority ownership interest in Hotel Investors, which resulted in the consolidation of Hotel Investors. As such, no dividend income was recognized for the quarter or six months ended June 30, 2001. The equity in loss of unconsolidated subsidiaries for the quarter and six months ended June 30, 2001 related to the Company's investment in the Desert Ridge Joint Venture.

         Operating expenses, including depreciation and amortization expense and interest expense, were $21,089,449 and $3,157,168 for the six months ended June 30, 2001 and 2000, respectively ($10,363,451 and $1,765,588 of which was incurred during the quarters ended June 30, 2001 and 2000, respectively) representing 60% and 26%, respectively, of total revenues for the six months ended June 30, 2001 and 2000. The increase in operating expenses during the six months ended June 30, 2001, as compared to 2000, was the result of the Company owning 33 Properties during 2001 compared to 15 Properties in 2000 and the consolidation of Hotel Investors in October 2000. Interest expense increased from $16,222 for the six months ended June 30, 2000 to $7,070,327 for the six months ended June 30, 2001, primarily due to the consolidation of Hotel Investors in October 2000 and an increase in the amount of indebtedness as compared to 2000. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. For the quarters and six months ended June 30, 2001 and 2000, the Company's Operating Expenses did not exceed the Expense Cap.

         Two of the Company's tenants contributed 47% and 46% of total rental income for the quarter and six months ended June 30, 2001, respectively. In addition, a significant portion of the Company's rental income was earned from Properties operating as Marriott brand chains during the six months ended June 30, 2001. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to initial and continuing due diligence performed by the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 2001 and subsequent years.

         Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect of depreciation on real estate assets on net earnings. The following information is presented to help stockholders to better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to amounts calculated by other companies. This information should not be considered an alternative to net earnings, cash flow generated from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States. The following is a reconciliation of net earnings to FFO:

                                                         Quarter Ended                       Six Months Ended
                                                            June 30,                             June 30,
                                                    2001             2000                2001             2000
                                                -------------    -------------       --------------   -------------

Net earnings                                     $ 7,058,222      $ 4,642,940          $12,587,444     $ 8,588,024
    Adjustments:
       Effect of unconsolidated subsidiary            11,450          595,185               22,900       1,190,370
       Effect of minority interest                  (396,851 )        (55,765 )           (822,225 )      (111,530 )
       Amortization of real estate assets             64,060            6,069              128,119          41,381
       Depreciation of real estate assets          4,957,791        1,077,434            9,814,570       1,958,763
                                                -------------    -------------       --------------   -------------

FFO                                              $11,694,672      $ 6,265,863          $21,730,808     $11,667,008
                                                =============    =============       ==============   =============
Weighted average shares:
       Basic                                      60,734,945       36,163,184           56,694,339      33,693,585
                                                =============    =============       ==============   =============
       Diluted                                    64,321,000       43,525,866           60,363,679      40,975,359
                                                =============    =============       ==============   =============


         At this time, the Company is not certain of the effect that the attacks on the World Trade Center and the Pentagon on September 11, 2001 may have on its business. To the extent that business or leisure travel is reduced as a result of these events, the business of the Company's tenants and managers may be affected. Such an effect may impact the ability of such tenants to make rental payments and may cause the rents received by the Company, to the extent calculated as a percentage of Property revenues, to be reduced.


LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings

         The Company was formed in June 1996, at which time it received initial capital contributions from the Advisor of $200,000 for 20,000 Shares of Common Stock. On July 9, 1997, the Company commenced its Initial Offering of Shares of Common Stock. Upon completion of the Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, including $72,637 (7,264 Shares) through the Company's Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced the 1999 Offering of up to 27,500,000 Shares of Common Stock ($275,000,000). Upon completion of the 1999 Offering on September 14, 2000, the Company had received subscriptions for approximately 27,500,000 Shares totalling approximately $275,000,000 in Gross Proceeds, including $965,194 (96,520 Shares) through the Company's Reinvestment Plan. Following the completion of the 1999 Offering, the Company commenced this offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares
offered, up to 5,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. As of June 30, 2001, the Company had received subscriptions for 22,356,204 Shares totalling $223,562,040 in Gross Proceeds from this offering, including $1,534,980 (153,498 Shares) through the Company's Reinvestment Plan.

         As of June 30, 2001, net proceeds to the Company from its offerings of Shares, loan proceeds and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $762,433,000. As of June 30, 2001, the Company had used approximately $382,018,000 of Net Offering Proceeds and $190,049,000 of loan proceeds to invest in 33 hotel Properties, including three on which hotel Properties are being constructed. In addition, the Company had used approximately $8,800,000 to invest in a joint venture which owns a resort currently under construction, approximately $58,192,000 to acquire an additional 51% ownership in Hotel Investors, approximately $3,739,000 to redeem 403,607 Shares of Common Stock and approximately $35,861,000 to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $83,774,000 available for investment in Properties and Mortgage Loans.

         During the period July 1, 2001 through September 17, 2001, the Company received additional Net Offering Proceeds from this offering of approximately $67,100,000 and as of September 17, 2001, had approximately $34,100,000 available for investment in Properties and Mortgage Loans. The Company expects to use the uninvested net proceeds plus any additional net proceeds from the sale of Shares in this offering to purchase additional Properties and, to a lesser extent, invest in Mortgage Loans. In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings.


         As described in "The Offering" section of the Prospectus, the Board of Directors may determine to engage in future offerings of Common Stock. In connection therewith, the Board of Directors has approved a fourth offering by the Company of up to 45,000,000 Shares, of which up to 5,000,000 Shares are being offered to participants in our Reinvestment Plan in connection with the fourth offering. The Company will not commence the fourth offering until after the completion of this offering.

         The Company currently anticipates that any net offering proceeds received from the fourth offering will be invested in hotel Properties or, to a lesser extent, to make Mortgage Loans to hotel operators. The Company believes that the net proceeds received from the fourth offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company lists on a national exchange. Under the Company's Articles of Incorporation, if the Company does not list by December 31, 2007, it will commence an orderly liquidation of its assets, and the distribution of the proceeds therefrom to its stockholders.

         Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company may elect, at its discretion, to redeem Shares, subject to certain conditions and limitations. During the six months ended June 30, 2001 and 2000, 121,446 and 62,876 Shares, respectively, were redeemed at $1,117,299 and $578,455, respectively. These Shares were retired from Shares outstanding of Common Stock. Shares were redeemed for $9.20 per Share.

         Borrowings/Market Risk

         The Company is exposed to risks associated with market changes in interest rates. The Company's policy is to manage interest rates through the use of a combination of fixed and variable rate debt. The Company's strategy to manage exposure to changes in interest rates has remained unchanged since December 31, 2000. Other than as described below, the Company does not foresee any significant changes in its exposure to fluctuations in interest rates or in how it manages this exposure in the near future. As of June 30, 2001, the Company's fixed and variable rate debt instruments were as follows:

  Principal and Accrued                                Fixed Rate                                   Interest
     Interest Balance              Maturity             Per Year          Variable Rate           Payments Due
---------------------------    ------------------    ---------------   ---------------------    ------------------

       $50,000,000               December 2007          8.335%                  -                    Monthly
         86,866,930                July 2009             7.67%*                 -                    Monthly
         32,724,771              December 2007           8.29%                  -                    Monthly
          9,684,609             September 2017          12.85%**                -                    Monthly
         20,549,819              November 2003             -             LIBOR + 275 bps             Monthly

*Average interest rate as the loans bear interest ranging from 7.50% to 7.75%. **Implicit interest on the TIF Note is 12.85%.

         Because the Company's mortgage notes bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect the Company's operating results. The majority of the Company's fixed rate debt arrangements allow for repayments earlier than the stated maturity date. These prepayment rights may afford the Company the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. The weighted average effective interest rates on mortgages and other notes payable was 8.01% as of June 30, 2001.

         The Company's construction loan facility bears interest at a floating rate and matures in 2003. Approximately $20,550,000 was outstanding and approximately $34,450,000 was available for drawing under the construction loan facility as of June 30, 2001. As of June 30, 2001, the construction loan facility was being used to finance the construction of two hotel Properties. The estimated remaining cost to complete these Properties was approximately $33.9 million as of June 30, 2001. The Company's exposure to fluctuations in interest rates may increase in the future if the Company incurs debt to fund future acquisitions or otherwise.

         In the event of a change in interest rates, the fair value of these amounts could be affected. The following table presents the expected cash flows of principal for mortgages and other notes payable for the remainder of 2001, each of the next four years, and thereafter.

                                           Mortgages and
                                            Other Notes
                                              Payable
                                         ------------------

                      2001                     $ 1,953,456
                      2002                       2,238,942
                      2003                      22,943,686
                      2004                       2,561,289
                      2005                       2,742,216
                      Thereafter               167,386,540
                                         ------------------
                                             $ 199,826,129
                                         ==================


         On September 7, 2001, the Company obtained a revolving line of credit from a bank to be used by the Company to fund the acquisition and development of Properties and investment in Mortgage Loans and Secured Equipment Leases. The revolving line of credit provides that the Company will be able to receive advances of up to approximately $96,700,000 for a period of five years. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 25 years from the end of the fifth loan year. Advances under the revolving line of credit will bear interest at an annual rate of 225 basis points above 30-day LIBOR. The revolving line of credit is collateralized by mortgages on hotel Properties. In connection with the revolving line of credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $1,000,000. As of September 17, 2001, the Company had obtained one advance totalling $36,000,000 relating to the revolving line of credit.

         On August 10, 2001, the Company obtained a construction loan facility with a bank to be used by the Company to fund the land acquisition and the development of the Edison Property. The construction loan facility provides that the Company will be able to receive advances of up to $17,000,000 until September 15, 2003. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 30 months from the date of the advance. Advances under the construction loan facility will bear interest at a rate per annum equal to 300 basis points above 90-day LIBOR. The loan is secured by a mortgage on the Property, monthly rents relating to such Property and a $6,000,000 certificate of deposit. In connection with the construction loan facility, the Company incurred a commitment fee, legal fees and closing costs of $135,950. As of September 17, 2001, the Company had obtained one advance totalling $3,421,821 relating to the construction loan facility.


         Commitments

         At June 30, 2001, the Company had a commitment to fund an initial capital contribution of approximately $9.8 million to a joint venture which will own a resort currently under renovation in Hawaii. The Company's total contribution in the joint venture will be approximately $42 million and will be funded during the period of time over which the substantial portion of the renovations are expected to be completed (approximately 12 months).

         At June 30, 2001, the Company has a commitment to fund the remaining capital contributions to the Desert Ridge Joint Venture of approximately $16.2 million, which will be funded 90 days prior to the end of construction.

         In addition, as of June 30, 2001, the Company had a commitment to fund the remaining estimated construction costs of approximately $33.9 million, in connection with two other Properties under construction. It is expected that this amount will be funded using proceeds from the Company's construction loan facility, which has approximately $34 million in available capacity.

         Cash and Cash Equivalents/Cash Flows

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At June 30, 2001, the Company had $94,522,870 invested in such short- term investments as compared to $50,197,854 at December 31, 2000. The increase in the amount invested in short-term investments was primarily attributable to proceeds received from the sale of Shares of Common Stock from this offering. These funds will be used to purchase additional Properties, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         During the six months ended June 30, 2001 and 2000, the Company generated cash from operations of $30,111,830 and $14,746,948, respectively. Cash used in investing activities was $108,328,902 and $81,711,607 for the six months ended June 30, 2001 and 2000, respectively. Cash used in investing activities for the six months includes additions to land, buildings and equipment of $67,909,910 and $78,421,993 for 2001 and 2000, respectively and $32,884,119 for the acquisition of the remaining interest in Hotel Investors in June 2001. These additions in 2001 related to the acquisition of the following Properties, which are operated by tenants as the noted brand affiliation:

        Brand Affiliation           Property Location       Purchase Date          Purchase Price
 --------------------------------  -------------------    -------------------      ----------------

      Courtyard by Marriott         Overland Park, KS      February 2, 2001            $15,790,000
  SpringHill Suites by Marriott        Raleigh, NC         February 2, 2001              8,822,000
  SpringHill Suites by Marriott      Centreville, VA        March 23, 2001              11,414,000
  SpringHill Suites by Marriott       Charlotte, NC         March 23, 2001              11,773,000
 Land purchased for development         Edison, NJ          April 6, 2001                2,705,000

         In 1999, the Company and Five Arrows invested a total of approximately $86 million in Hotel Investors, resulting in the Company owning approximately 49% and Five Arrows owning approximately 51% of Hotel Investors. In 2000, the Company, Five Arrows and Hotel Investors entered into a number of transactions whereby the Company acquired an additional 22% interest in Hotel Investors from Five Arrows for approximately $26.3 million, resulting in the Company owning approximately 71% of Hotel Investors at December 31, 2000.

         In June 2001, the Company acquired the remaining 29% of Hotel Investors from Five Arrows for approximately $32.9 million resulting in the Company owning 100% of Hotel Investors. This transaction was accounted for under the purchase method of accounting. The purchase price approximated the fair value of the net assets acquired. The resulting purchase price adjustment (fair value adjustment) of approximately $10.8 million has been reflected in land, buildings and equipment on operating leases in the accompanying condensed consolidated balance sheet included in Appendix B.

         Cash provided by financing activities was $122,542,088 and $70,918,605 for the six months ended June 30, 2001 and 2000, respectively. Cash provided by financing activities for the six months ended June 30, 2001 and 2000 includes the receipt of $155,991,634 and $96,126,550 in subscriptions from stockholders. In addition, cash used in financing activities for the six months ended June 30, 2001 and 2000 includes payments of Distributions of $21,029,719 and $11,936,334, respectively (or $0.38 and $0.36 per Share, respectively).

         Liquidity Requirements

         The Company expects to meet its short-term liquidity requirements, other than for Offering Expenses and the acquisition and development of Properties and investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring Operating Expenses, regular debt service requirements and Distributions to stockholders. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property insurance coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         Related Party Transactions

         During the six months ended June 30, 2001 and 2000, Affiliates of the Company incurred on behalf of the Company $2,094,568 and $2,841,899, respectively ($807,059 and $1,908,121 of which was incurred during the quarters ended June 30, 2001 and 2000, respectively), for certain Offering Expenses, $135,185 and $368,037, respectively ($25,366 and $286,082 of which was incurred during the quarters ended June 30, 2001 and 2000, respectively), for certain Acquisition Expenses, and $161,631 and $438,451, respectively ($32,622 and $306,778 of which was incurred during the quarters ended June 30, 2001 and 2000, respectively), for certain Operating Expenses. As of June 30, 2001, the Company owed the Advisor and other related parties $2,059,259 for expenditures incurred on behalf of the Company and for Acquisition Fees. The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this Affiliate at June 30, 2001 and 2000, was $6,519,664 and $15,947,271, respectively.

         Other

         The tenants of the Properties have contributed FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment and routine capital expenditures relating to the hotel Properties. FF&E Reserve funds are maintained in restricted cash accounts, funded by the tenants, that the tenants are expected to use for purposes specified in the leases, which include replacements, renewals, and additions to the furniture, fixtures, and equipment of the Properties and routine capital expenditures related to the Properties. Cash in the reserve accounts, any interest earned thereon, and any property purchased therewith remain, during and after the terms of the leases, the property of the Company. For the six months ended June 30, 2001 and 2000, revenues relating to the FF&E Reserve of the Properties owned by the Company totalled $2,855,850 and $480,113, respectively ($1,631,261 and $320,876 of which was earned during the quarters ended June 30, 2001 and 2000, respectively). FF&E Reserve funds of $5,875,618 were classified as restricted cash as of June 30, 2001. Due to the fact that the Properties are leased on a long-term, triple net basis, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in its discretion, it determines such reserves are required to meet the Company's working capital needs.

         The Company declared and paid Distributions to its stockholders of $21,029,719 and $11,936,334 during the six months ended June 30, 2001 and 2000, respectively. In addition, on July 1, 2001 , August 1, 2001 and September 1, 2001, the Company declared Distributions to stockholders of record on July 1, 2001 , August 1, 2001 and September 1, 2001, totalling $4,170,904 , $4,336,016 and $4,537,815, respectively (each representing $0.06458 per Share), payable in September 2001.

         For the six months ended June 30, 2001 and 2000, approximately 48% and 51%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 52% and 49%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to the stockholders for the six months ended June 30, 2001 and 2000, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay Operating Expenses and to make Distributions to stockholders.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The information below updates and replaces the following biographies in the "Management -- Directors and Executive Officers" section beginning on page 93 of the Prospectus.

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff is a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Corp., the Advisor to the Company, and Hotel Investors, a real estate investment trust wholly owned by the Company. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Hospitality Corp., CNL
Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $5 billion in assets, representing interests in approximately 1,900 properties and approximately 1,200 mortgage loans in 48 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Retirement Corp., its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and currently serves as co-Chief Executive Officer of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with such company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp., since 1979; CNL Investment Company, since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board and President. Mr. Bourne serves as a director, Vice Chairman of the Board and President of CNL Hospitality Corp., the Advisor to the Company, and director and President of Hotel Investors, a real estate investment trust wholly owned by the Company. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and President of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and President of CNL Retirement Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999 of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         Matthew W. Kaplan. Director. Mr. Kaplan serves as a director of the Advisor and Hotel Investors. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director of Parkway Properties, Inc., a public corporation, since 2000, and served as a director of WNY Group, Inc., a private corporation, from 1999 through September 2000. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild Inc., an affiliate of Rothschild Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and an M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.

         John A. Griswold. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation in 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Lodging Association, treasurer of Orlando/Orange County Convention & Visitors Bureau, Inc. and chairman of the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates and replaces the "Management -- Compensation of Directors and Executive Officers" section on page 97 of the Prospectus.

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for services as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Director serving as Chairman of the Audit Committee is entitled to receive fees of $750 per meeting attended with the Company's independent accountants ($375 for each telephonic meeting in which the Chairman participates) as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.


                              CERTAIN TRANSACTIONS

         The following information updates and replaces the "Certain Transactions" section beginning on page 101 of the Prospectus

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the year ended December 31, 2000, the Company incurred $15,116,931 of such fees in connection with the 1999 Offering and this offering, of which $14,557,335 was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 2001 through September 17, 2001, the Company incurred $16,016,558 of such fees in connection with this offering, the majority of which has been or will be paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the year ended December 31, 2000, the Company incurred $1,016,468 of such fees in connection with the 1999 Offering and this offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 2001 through September 17, 2001, the Company incurred $1,037,934 of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Managing Dealer will also receive, in connection with the Initial Offering and this offering, a Soliciting Dealer Servicing Fee payable annually by the Company on December 31 of each year following the year in which the offering terminates in the amount of 0.20% of Invested Capital from the Initial Offering and this offering, respectively. The Managing Dealer in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients hold Shares on such date. As of December 31, 2000, $300,145 of such fees was incurred and payable in connection with the Initial Offering.

         In addition, in connection with the 1999 Offering, the Company has agreed to issue and sell soliciting dealer warrants to the Managing Dealer. The price for each warrant was $0.0008 and one warrant was issued for every 25 Shares sold by the Managing Dealer. All or a portion of the soliciting dealer warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant is entitled to purchase one Share of Common Stock from the Company at a price of $12.00 during the five-year period commencing with the date the 1999 Offering began. No soliciting dealer warrants, however, will be exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Company issued 960,900 soliciting dealer warrants. No soliciting dealer warrants will be issued in connection with this offering.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties, but excluding that portion of loan proceeds used to finance Secured Equipment Leases. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. For the year ended December 31, 2000, the Company incurred $9,053,588 of such fees in connection with the 1999 Offering and this offering. In addition, during the period January 1, 2001 through September 17, 2001, the Company incurred $9,741,828 of such fees in connection with this offering. Additionally, for the year ended December 31, 2000 and the period January 1, 2001 through September 17, 2001, the Company incurred Acquisition Fees totalling $8,002,944 and $4,321,154, respectively, as the result of Permanent Financing used to acquire certain Properties.

         CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of certain Properties, generally equal to 4% of anticipated project costs. During the six months ended June 30, 2001 and the year ended December 31, 2000, the Company incurred $814,487 and $2,125,857, respectively, of such fees. Such fees are included in land, buildings and equipment on operating leases in the accompanying consolidated balance sheet and investment in unconsolidated subsidiaries included in Appendix B.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the six months ended June 30, 2001 and the year ended December 31, 2000, the Company incurred $1,614,456 and $1,335,488, respectively, of such fees. Additionally, the Company's unconsolidated subsidiary, Hotel Investors, incurred asset management fees and subordinated incentive fees to the Advisor, of which the Company's pro rata share totalled $61,806 and $157,135, respectively, during the nine months ended September 30, 2000.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. During the six months ended June 30, 2001 and the year ended December 31, 2000, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 2001 and the year ended December 31, 2000, the Company incurred a total of $3,199,505 and $4,394,795, respectively, for these services, $2,658,239 and $3,851,925, respectively, of such costs representing stock issuance costs, $11,889 and $0, respectively, representing acquisition-related costs and $529,377 and $542,870, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.


         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this Affiliate at June 30, 2001 and December 31, 2000, was $6,519,664 and $17,568,909, respectively.
The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.


         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

         During 2000, the Company increased its interest in Hotel Investors, which is owned by the Company and Five Arrows, from 49% to 71%. The Company acquired the additional 22% interest from Five Arrows in two transactions for an aggregate of approximately $26.3 million in consideration. In addition, on June 26, 2001, the Company acquired the remaining 29% interest in the common stock of Hotel Investors for approximately $32,900,000, and as a result the Company now owns 100% of the common stock of Hotel Investors. Matthew W. Kaplan, a Director of the Company, is a manager of Five Arrows. See "Business -- Property Acquisitions" in this Supplement and the Prospectus for a more detailed discussion of the terms of these transactions.



                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have not invested in hotel properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares in the Company will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Seneff and Bourne currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Retirement Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of June 30, 2001, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.5 billion from a total of approximately 82,000 investors, and owned approximately 1,600 fast-food, family-style and casual-dining restaurant properties, and one assisted living property. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------

CNL Income                 $15,000,000               December 31, 1986             30,000              December 1986
Fund, Ltd.                 (30,000 units)

CNL Income                 $25,000,000               August 21, 1987               50,000              November 1987
Fund II, Ltd.              (50,000 units)

CNL Income                 $25,000,000               April 29, 1988                50,000              June 1988
Fund III, Ltd.             (50,000 units)

CNL Income                 $30,000,000               December 6, 1988              60,000              February 1989
Fund IV, Ltd.              (60,000 units)

CNL Income                 $25,000,000               June 7, 1989                  50,000              December 1989
Fund V, Ltd.               (50,000 units)

CNL Income                 $35,000,000               January 19, 1990              70,000              May 1990
Fund VI, Ltd.              (70,000 units)

CNL Income                 $30,000,000               August 1, 1990                30,000,000          January 1991
Fund VII, Ltd.             (30,000,000 units)

CNL Income                 $35,000,000               March 7, 1991                 35,000,000          September 1991
Fund VIII, Ltd.            (35,000,000 units)

CNL Income                 $35,000,000               September 6, 1991             3,500,000           November 1991
Fund IX, Ltd.              (3,500,000 units)

CNL Income                 $40,000,000               April 22, 1992                4,000,000           June 1992
Fund X, Ltd.               (4,000,000 units)

CNL Income                 $40,000,000               October 8, 1992               4,000,000           September 1992
Fund XI, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               April 15, 1993                4,500,000           July 1993
Fund XII, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 13, 1993            4,000,000           August 1993
Fund XIII, Ltd.            (4,000,000 units)

CNL Income                 $45,000,000               March 23, 1994                4,500,000           May 1994
Fund XIV, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 22, 1994            4,000,000           December 1994
Fund XV, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               July 18, 1995                 4,500,000           August 1995
Fund XVI, Ltd.             (4,500,000 units)






                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------

CNL Income                 $30,000,000               October 10, 1996              3,000,000           December 1996
Fund XVII, Ltd.            (3,000,000 units)

CNL Income                 $35,000,000               February 6, 1998              3,500,000           December 1997
Fund XVIII, Ltd.           (3,500,000 units)

CNL American               $747,464,413              January 20, 1999 (3)          37,373,221 (3)      February 1999 (3)
Properties Fund, Inc.      (37,373,221 shares)

CNL Retirement             $164,718,974              September 18, 2000 (4)        971,898 (4)         April 2000 (4)
Properties, Inc.           (16,471,898 shares)


(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering ") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering ") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. On September 18, 2000, the initial offering closed upon receipt of subscriptions totalling $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Following completion of the initial offering on September 18, 2000, the Retirement Properties REIT commenced a subsequent offering of up to 15,500,000 shares ($155,000,000) of common stock. The Retirement Properties REIT acquired its first property on April 20, 2000.

         Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of June 30, 2001, the partnership had raised approximately $19.5 million from 182 investors and had invested approximately $8.0 million in the resort, which is currently under construction.

         As of June 30, 2001, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of June 30, 2001. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 304 projects as of June 30, 2001. These 304 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 69 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 70% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 4% of the total amount raised by all 69 partnerships), 28 commercial/retail properties (comprising 12% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited partnerships whose offerings had closed as of June 30, 2001 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 2001, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  22 fast-food or       AL, AZ, CA, FL, GA,          All cash            Public
Fund, Ltd.                  family-style          LA, MD, OK, PA, TX,
                            restaurants           VA, WA

CNL Income                  50 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund II, Ltd.               family-style          IL, IN, KS, LA, MI,
                            restaurants           MN, MO, NC, NM, OH,
                                                  TN, TX, WA, WY

CNL Income                  40 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund III, Ltd.              family-style          GA, IA, IL, IN, KS,
                            restaurants           KY, MD, MI, MN, MO,
                                                  NC, NE, OK, TX

CNL Income                  47 fast-food or       AL, DC, FL, GA, IL,          All cash            Public
Fund IV, Ltd.               family-style          IN, KS, MA, MD, MI,
                            restaurants           MS, NC, OH, PA, TN,
                                                  TX, VA

CNL Income                  36 fast-food or       AZ, FL, GA, IL, IN,          All cash            Public
Fund V, Ltd.                family-style          MI, NH, NY, OH, SC,
                            restaurants           TN, TX, UT, WA

CNL Income                  62 fast-food or       AR, AZ, CA, FL, GA,          All cash            Public
Fund VI, Ltd.               family-style          ID, IL, IN, KS, MA,
                            restaurants           MI, MN, NC, NE, NM,
                                                  NY, OH, OK, PA, TN,
                                                  TX, VA, WA, WY





Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  55 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund VII, Ltd.              family-style          IN, LA, MI, MN, NC,
                            restaurants           NE, OH, PA, SC, TN,
                                                  TX, UT, WA

CNL Income                  47 fast-food or       AZ, FL, IL, IN, LA,          All cash            Public
Fund VIII, Ltd.             family-style          MI, MN, NC, NY, OH,
                            restaurants           TN, TX, VA

CNL Income                  46 fast-food or       AL, CA, CO, FL, GA,          All cash            Public
Fund IX, Ltd.               family-style          IL, IN, LA, MI, MN,
                            restaurants           MS, NC, NH, NY, OH,
                                                  SC, TN, TX

CNL Income                  56 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund X, Ltd.                family-style          ID, IL, IN, LA, MI,
                            restaurants           MO, MT, NC, NE, NH,
                                                  NM, NY, OH, PA, SC,
                                                  TN, TX, WA

CNL Income                  44 fast-food or       AL, AZ, CA, CO, CT,          All cash            Public
Fund XI, Ltd.               family-style          FL, KS, LA, MA, MI,
                            restaurants           MS, NC, NH, NM, OH,
                                                  OK, PA, SC, TX, VA,
                                                  WA

CNL Income                  54 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund XII, Ltd.              family-style          GA, IN, LA, MO, MS,
                            restaurants           NC, NM, OH, SC, TN,
                                                  TX, WA

CNL Income                  51 fast-food or       AL, AR, AZ, CA, CO,          All cash            Public
Fund XIII, Ltd.             family-style          FL, GA, IN, KS, LA,
                            restaurants           MD, MO, NC, OH, PA,
                                                  SC, TN, TX, VA

CNL Income                  69 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund XIV, Ltd.              family-style          IL, KS, LA, MN, MO,
                            restaurants           MS, NC, NJ, NV, OH,
                                                  SC, TN, TX, VA

CNL Income                  58 fast-food or       AL, CA, FL, GA, KS,          All cash            Public
Fund XV, Ltd.               family-style          KY, MN, MO, MS, NC,
                            restaurants           NJ, NM, OH, OK, PA,
                                                  SC, TN, TX, VA






Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  49 fast-food or       AZ, CA, CO, DC, FL,          All cash            Public
Fund XVI, Ltd.              family-style          GA, ID, IN, KS, MN,
                            restaurants           MO, NC, NM, NV, OH,
                                                  PA, TN, TX, UT, WI

CNL Income                  33 fast-food,         CA, FL, GA, IL, IN,       All cash               Public
Fund XVII, Ltd.             family-style or       MI, NC, NE, NV, OH,
                            casual-dining         SC, TN, TX, WA
                            restaurants

CNL Income                  26 fast-food,         AZ, CA, FL, GA, IL,       All cash               Public
Fund XVIII, Ltd.            family-style or       KY, MD, MN, NC, NV,
                            casual-dining         NY, OH, PA, TN, TX,
                            restaurants           VA

CNL American                880 fast-food,        AL, AR, AZ, CA, CO,            (1)           Public REIT
Properties Fund, Inc.       family-style or       CT, DE, FL, GA, IA,
                            casual-dining         ID, IL, IN, KS, KY,
                            restaurants           LA, MD, MI, MN, MO,
                                                  MS, NC, NE, NH, NJ,
                                                  NM, NV, NY, OH, OK,
                                                  OR, PA, RI, SC, TN,
                                                  TX, UT, VA, WA, WI,
                                                  WV

CNL Retirement              1 assisted            IL                             (2)           Public REIT
Properties, Inc.            living property


--------------------------------
(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of June 30, 2001, the Retirement Properties REIT had invested approximately $13,900,000 in one assisted living property, which included $8,100,000 in advances relating to a line of credit.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1996 and December 2000, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                               DISTRIBUTION POLICY

DISTRIBUTIONS


         The following information updates and replaces the "Distribution Policy -- Distributions" section beginning on page 112 of the Prospectus.


         The following table presents total Distributions and Distributions per
Share:

                                                              Quarter
                                   --------------------------------------------------------------
                                      First            Second           Third           Fourth            Year
                                   -------------    -------------    -------------    ------------    --------------
   2001:

   Total Distributions declared      $9,772,721     $11,256,998          (1)
   Distributions per Share                0.191            0.191         (1)


   2000:
   Total Distributions declared      $5,522,124       $6,414,210       $7,533,536      $8,612,405       $28,082,275
   Distributions per Share                0.181            0.181            0.188           0.188             0.738

   1999:
   Total Distributions declared        $998,652       $2,053,964       $3,278,456      $4,434,809       $10,765,881
   Distributions per Share                0.175            0.181            0.181           0.181             0.718

   1998:
   Total Distributions declared        $101,356         $155,730         $362,045        $549,014        $1,168,145
   Distributions per Share                0.075            0.075            0.142           0.175             0.467


(1) In July , August and September 2001, the Company declared Distributions totalling $4,170,904 , $4,336,016 and $4,537,815, respectively, (each representing $0.06458 per Share), payable in September 2001, representing a distribution rate of 7.75% of Invested Capital on an annualized basis.


(2) For the six months ended June 30, 2001 and the years ended December 31, 2000, 1999 and 1998, approximately 48%, 63%, 75% and 76%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 52%, 37%, 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of June 30, 2001, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the six months ended June 30, 2001, may not be indicative of the results that may be expected for the year ending December 31, 2001.

(3) Distributions declared and paid for the years ended December 31, 2000, 1999 and 1998, represent distribution rates of 7.38%, 7.18% and 4.67%, respectively, of Invested Capital. Distributions for the six months ended June 30, 2001, represent a distribution rate of 7.625% of Invested Capital on an annualized basis.


         The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period.

         Distributions may be payable, by the election of the stockholder for a fee, monthly. A stockholder may elect to receive monthly Distributions, paid in arrears, by written notice to the Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

         Each stockholder who has elected to receive Distributions monthly will receive one-third of such quarterly Distribution at the end of such quarter. The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account segregated from other Company funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those stockholders who have elected to receive Distributions monthly.

         Stockholders who elect the monthly distribution option will be charged an annual administrative fee, which will be $21.00, designed to cover the additional postage and handling associated with the more frequent Distributions. The annual administrative fee will be reduced by any interest earned on the monthly distribution account and will be deducted equally from each monthly Distribution. In the event that the interest earned on the monthly Distribution account exceeds the annual administrative fee, such excess interest will be available to the Company for Company purposes. The Company may change the amount of the fee by written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Stockholders who elect the monthly distribution option will not be eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis. See "Summary of Reinvestment Plan" in this Supplement and the Prospectus.

         The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of receiving in-kind property distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                  THE OFFERING

PLAN OF DISTRIBUTION

         The following information updates and replaces the table and the last paragraph on page 133 and the first paragraph on page 134 of the Prospectus.

         In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer shall be reduced in accordance with the following schedule:

                                    Purchase Price per          Reallowed Commissions on Sales
                                    Incremental Share           per Incremental Share in Volume
            Number                  in Volume Discount                  Discount Range
      of Shares Purchased                  Range               Percent                 Dollar Amount
------------------------------      --------------------     --------------          ----------------

        1   --     100,000                $10.00                 7.0%                      $0.70
  100,001   --     250,000                  9.90                 6.0%                       0.60
  250,001   --     500,000                  9.80                 5.0%                       0.50
  500,001   --   1,000,000                  9.70                 4.0%                       0.40

         Selling Commissions for purchases of 1,000,001 Shares or more will, in the sole discretion of the Managing Dealer, be reduced to $0.35 per Share ($0.30 of which may be reallowed to a Soliciting Dealer) or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         For example, if an investor purchases 200,000 Shares, the investor could pay as little as $1,990,000 rather than $2,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $140,000 ($0.70 per Share). The net proceeds to the Company will not be affected by such discounts.

                                  ADDENDUM TO
                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

           ---------------------------------------------------------

           THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN APPENDIX A TO THE ATTACHED PROSPECTUS, DATED APRIL 4, 2001.
           ---------------------------------------------------------

                                     FORM OF
                                REINVESTMENT PLAN


         CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (the "Company "), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan ") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. MMS Securities, Inc., the agent (the "Reinvestment Agent ") for participants (the "Participants ") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares ") owned by each Participant (collectively, the "Distributions "). The Reinvestment Agent will apply such Distributions as follows:

              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share, or $10.00 per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The
         Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the- counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.


         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a shareholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may
be) in which the shareholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly Distribution option are not eligible to participate in the Reinvestment Plan.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6. Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC") will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Hospitality Advisors, Inc. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11. Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a
         Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., P.O. Box 4920, Orlando, Florida 32802-4920, if to the Company, or to MMS Securities, Inc., 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION

            -------------------------------------------------------

            THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL HOSPITALITY PROPERTIES, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE ATTACHED PROSPECTUS, DATED APRIL 4, 2001.

            -------------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                                                          Page

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of June 30, 2001                                              B-2

    Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2001                   B-3

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2000                     B-4

    Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30, 2001
      and the year ended December 31, 2000                                                                B-5

Updated Unaudited Condensed Consolidated Financial Statements:

    Condensed Consolidated Balance Sheets as of June 30, 2001 and December 31, 2000                       B-9

    Condensed Consolidated Statements of Earnings for the quarters and six months ended
      June 30, 2001 and 2000                                                                              B-10

    Condensed Consolidated Statements of Stockholders' Equity for the six months ended June 30, 2001 and the year ended December 31, 2000 B-11

    Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2001 and 2000       B-13

    Notes to Condensed Consolidated Financial Statements for the quarters and six months ended
      June 30, 2001 and 2000                                                                              B-14


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $648,633,665 in gross offering proceeds from the sale of 64,863,367 shares of common stock for the period from inception through June 30, 2001, and the application of such funds to purchase 25 properties, including two on which hotel properties are being constructed, to acquire an 89 percent interest in a limited liability company which owned one property as of June 30, 2001, to invest in CNL Hotel Investors, Inc. ("Hotel Investors") which owned seven properties as of June 30, 2001, to invest in a joint venture which owned one property as of June 30, 2001, on which a resort is being constructed, to redeem 403,607 shares of common stock pursuant to the Company's redemption plan, to acquire certain shares of 8% Class A Cumulative Preferred Stock and common stock of Hotel Investors and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $67,077,727 in gross offering proceeds from the sale of 6,707,773 additional shares for the period July 1, 2001 through September 17, 2001, and (iii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) invest in a joint venture which owns one property that will be renovated, (c) to invest in a joint venture which will own four hotel properties and (d) fund estimated construction costs related to two properties under construction at June 30, 2001, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001, includes the transactions described in (i) above from the historical balance sheet, adjusted to give effect to the transactions in
(ii) and (iii) above as if they had occurred on June 30, 2001.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 2001 and for the year ended December 31, 2000, includes the historical operating results of the properties described in (i) and (iii) above, from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2000, to
(B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. Additionally, the Unaudited Pro Forma Consolidated Statements of Earnings gives effect to the acquisition of certain shares of 8% Class A Cumulative Preferred Stock and common stock of Hotel Investors, which resulted in majority control and therefore consolidation of Hotel Investors at December 31, 2000. In June 2001, the Company acquired the remaining 29% interest of Hotel Investors, resulting in the Company owning 100% of Hotel Investors at June 30, 2001.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 2001



                                                                       Pro Forma                  Hilton
                    ASSETS                            Historical      Adjustments               Acquisition          Pro Forma
                                                     -------------   --------------            --------------      --------------


Land, buildings and equipment on operating           $649,142,035     $34,318,051  (b)           $248,841,080  (e)    $932,301,166
    leases, net
Investment in unconsolidated subsidiary                 9,836,852      57,788,000  (c)(d)                  --           67,624,852
Cash and cash equivalents                              94,522,870         198,794  (a)(b)(c)(d)   (83,377,000 )(e)      11,344,664
Restricted cash                                         5,875,618              --                          --            5,875,618
Receivables                                               710,544              --                          --              710,544
Prepaid expenses                                          493,578              --                          --              493,578
Loan costs, net                                         2,592,219              --                          --            2,592,219
Accrued rental income                                     683,074              --                          --              683,074
Other assets                                            9,487,972       3,018,498  (a)             (8,764,080 )(e)       3,742,390
                                                    --------------  --------------              --------------     ----------------

                                                     $773,344,762    $ 95,323,343                $156,700,000       $1,025,368,105
                                                    ==============  ==============              ==============     ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgages payable and accrued interest                169,591,701              --                 122,000,000  (e)     291,591,701
Other notes payable                                    30,234,428      34,318,051   (b)                    --           64,552,479
Accounts payable and accrued expenses                   4,811,096              --                          --            4,811,096
Distributions  payable                                     84,211              --                          --               84,211
Due to related parties                                  2,059,259        (706,217 ) (a)                    --            1,353,042
Security deposits                                      17,808,576              --                          --           17,808,576
Rents paid in advance                                   2,259,054              --                          --            2,259,054
                                                    --------------  --------------              --------------     ----------------
       Total liabilities                              226,848,325      33,611,834                 122,000,000          382,460,159
                                                    --------------  --------------              --------------     ----------------

Minority interest                                              --              --                  34,700,000  (e)      34,700,000
                                                    --------------  --------------              --------------     ----------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                --              --                          --                   --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares               --              --                          --                   --
    Common stock, $.01 par value per share.
       150,000,000 authorized shares; issued and
       outstanding 68,497,660 shares, as adjusted         644,797          67,078   (a)                    --              711,875
    Capital in excess of par value                    568,253,623      61,644,431   (a)                    --          629,898,054
    Accumulated distributions in excess of
       net earnings                                   (19,320,111 )            --                          --          (19,320,111 )
    Accumulated other comprehensive loss                 (258,756 )            --                          --             (258,756 )
    Minority interest distributions in excess of
       contributions and accumulated earnings          (2,823,116 )            --                          --           (2,823,116 )
                                                    --------------  --------------              --------------     ----------------
          Total stockholders' equity                  546,496,437      61,711,509                          --          608,207,946
                                                    --------------  --------------              --------------     ----------------

                                                     $773,344,762    $ 95,323,343                $156,700,000       $1,025,368,105
                                                    ==============  ==============              ==============     ================


                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 2001





                                                                    Pro Forma                  Hilton
                                                Historical         Adjustments              Acquisition          Pro Forma
                                             ---------------     ---------------           --------------      -------------
Revenues:
    Rental income from operating leases        $ 30,123,681            $ 540,252   (1)             $   --       $ 30,663,933
    Hotel operating revenues                             --                   --               37,736,000 (9)     37,736,000
    FF&E reserve income                           2,855,850               63,443   (2)                 --          2,919,293
    Interest and other income                     1,936,032             (895,284 ) (3)                 --          1,040,748
                                             ---------------    -----------------          ---------------     --------------
                                                 34,915,563             (291,589 )             37,736,000         72,359,974
                                             ---------------    -----------------          ---------------     --------------

Expenses:
    Hotel operating expense                              --                   --               25,386,000 (9)     25,386,000
    Interest and loan cost amortization           7,070,327            2,725,000   (9)          1,850,000 (9)     11,645,327
    General operating and administrative          1,407,841                   --                       --          1,407,841
    Professional services                           137,861                   --                       --            137,861
    Asset management fees to
       related party                              1,614,985              543,358   (4)(9)              --          2,158,343
    Taxes                                           915,746                   --                       --            915,746
    Depreciation and amortization                 9,942,689             (908,100 ) (5)(9)       5,524,000 (9)     14,558,589
                                             ---------------    -----------------          ---------------     --------------
                                                 21,089,449            2,360,258               32,760,000         56,209,707
                                             ---------------    -----------------          ---------------     --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries After
    Deduction of Preferred Stock
    Dividends and Minority Interest              13,826,114           (2,651,847 )              4,976,000         16,150,267

Equity in Income/Loss of Unconsolidated
    Subsidiaries After Deduction of
    Preferred Stock Dividends                      (192,671 )           (518,614 ) (8)                 --           (711,285 )

Income Taxes                                             --              847,000   (9)           (847,000)(9)             --


Cumulative effect of change in accounting
    principle                                            --              245,000   (9)           (245,000)(9)             --


Minority Interest                                (1,045,999 )             46,135   (7)(9)              --           (999,864)
                                             ---------------    -----------------          ---------------     --------------

Net Earnings                                   $ 12,587,444          $(2,032,326 )             $3,884,000       $ 14,439,118
                                             ===============    =================          ===============     ==============

Earnings Per Share of Common Stock (6):
    Basic                                      $       0.22                                                     $       0.23
                                             ===============                                                   ==============
    Diluted                                    $       0.22                                                     $       0.23
                                             ===============                                                   ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                     56,694,339                                                       63,402,112
                                             ===============                                                   ==============
       Diluted                                   60,363,679                                                       63,402,112
                                             ===============                                                   ==============




                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2000

                                                CNL
                                            Hospitality     CNL Hotel
                                            Properties,    Investors,
                                             Inc. and         Inc.
                                           Subsidiaries    Historical      Pro Forma                 Hilton
                                            Historical         (7)        Adjustments              Acquisition         Pro Forma
                                           -------------  -------------  --------------           --------------      -------------

Revenues:
    Rental income from operating leases    $ 24,172,889   $ 13,231,100    $  8,090,022   (1)         $       --       $ 45,494,011
    Hotel operating revenues                         --             --              --               76,417,000  (9)    76,417,000
    FF&E reserve income                       2,508,949        693,224         656,135   (2)                 --          3,858,308
    Dividend income                           2,780,063             --      (2,780,063 ) (7)                 --                 --
    Interest and other income                 6,637,318        432,574        (642,178 ) (3)                 --          6,427,714
                                           -------------  -------------  --------------           --------------      -------------
                                             36,099,219     14,356,898       5,323,916               76,417,000        132,197,033
                                           -------------  -------------  --------------           --------------      -------------

Expenses:
    Hotel operating expenses                         --             --              --               52,802,000  (9)    52,802,000
    Interest and loan cost amortization       2,383,449      5,017,193       5,043,000   (9)          4,107,000  (9)    16,550,642
    General operating and administrative      1,780,472        628,085              --                       --          2,408,557
    Professional services                       196,028             --              --                       --            196,028
    Asset management fees to
       related party                          1,335,488        126,134       1,483,741   (4)(9)              --          2,945,363
    Depreciation and amortization             7,830,456      3,648,654         840,322   (5)(7)(9)   10,661,000  (9)    22,980,432
                                           -------------  -------------  --------------           --------------      -------------
                                             13,525,893      9,420,066       7,367,063               67,570,000         97,883,022
                                           -------------  -------------  --------------           --------------      -------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries After
    Deduction of Preferred Stock
    Dividends and Minority Interest          22,573,326      4,936,832      (2,043,147 )              8,847,000         34,314,011

Equity in Loss of Unconsolidated
    Subsidiaries After Deduction of                                         (3,736,416 ) (8)
    Preferred Stock Dividends                  (386,627 )           --         386,627   (7)                 --         (3,736,416 )

Income Taxes                                         --             --       2,300,000   (9)         (2,300,000 ) (9)           --

Minority Interest                            (1,516,237 )           --        (574,938 ) (7)(9)              --         (2,091,175 )
                                           -------------  -------------  --------------           --------------      -------------

Net Earnings                               $ 20,670,462    $ 4,936,832    $ (3,667,874 )             $6,547,000       $ 28,486,420
                                           =============  =============  ==============           ==============      =============

Earnings Per Share of Common Stock (6):
    Basic                                     $    0.53                                                                  $    0.58
                                           =============                                                              =============
    Diluted                                   $    0.53                                                                  $    0.58
                                           =============                                                              =============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                 38,698,066                                                                 48,974,754
                                           =============                                                              =============
       Diluted                               45,885,742                                                                 48,974,754
                                           =============                                                              =============




                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $67,077,727 from the sale of 6,707,773 shares during the period July 1, 2001 through September 17, 2001, used to pay selling commissions and offering expenses of $5,366,218 which have been netted against stockholders' equity ($706,217 of which was accrued as of June 30, 2001), leaving $61,711,509 available for investments and the payment of $3,018,498 in acquisition fees.

(b) Represents the funding of estimated construction costs of $34,318,051 (including capitalized interest costs), using proceeds from the construction line of credit, relating to two properties under construction at June 30, 2001 as follows.


                                                   Estimated Purchase
                                                    Price (Including
                                                   Construction and
                                                    Closing Costs)
                                                  --------------------
          Residence Inn in Orlando, FL                  $  24,437,360
          Courtyard in Weston, FL                           9,880,691
                                                  --------------------

                                                        $  34,318,051
                                                  ====================

(c) Represents the use of $16,138,000 of cash and cash equivalents to fund the Company's additional capital contribution in Desert Ridge Joint Venture. The Desert Ridge Joint Venture invested in Desert Ridge Resort Partners, LLC, a single purpose limited liability company that owns Desert Ridge Marriott Resort & Spa in Phoenix, Arizona, which was under construction at June 30, 2001.

(d) Represents the use of $41,650,000 of cash and cash equivalents to fund the Company's proposed capital contribution in the Waikiki Joint Venture. The Waikiki Joint Venture will invest in WBM Resort, L.P., a single purpose limited partnership that will own the Waikiki Beach Marriott Resort in Honolulu, Hawaii. Renovation of the property began in July 2001.

(e) Represents the use of $83,377,000 of cash and cash equivalents to fund the Company's proposed acquisition of a 70% interest in a joint venture. The joint venture will invest in CNL HHC Partners, LP, a single purpose limited partnership that will own three Hilton hotels in Miami, Florida, Costa Mesa, California, and Auburn Hills, Michigan and one Embassy Suites in Portland, Oregon (see note (9)).

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustments to rental income from operating leases for the properties acquired by the Company as of September 17, 2001 (the "Pro Forma Properties") for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or
         (ii) January 1, 2000, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

         The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                             Date Pro Forma
                                                                 Date Placed                 Property became
                                                                  in Service                Operational as
                                                                by  the Company              Rental Property
                                                                ---------------              ---------------

               Wyndham in Billerica, MA                         June 1, 2000                 January 1, 2000
               Wyndham in Denver, CO                            June 1, 2000                 January 1, 2000
               Residence Inn in Palm Desert, CA                 June 16, 2000                January 1, 2000
               Courtyard in Palm Desert, CA                     June 16, 2000                January 1, 2000
               Residence Inn in Merrifield ,VA                  July 28, 2000                June 24, 2000
               SpringHill Suites in Gaithersburg, MD            July 28, 2000                June 30, 2000
               Courtyard in Alpharetta, GA                      August 22, 2000              January 7, 2000
               Residence Inn in Salt Lake City, UT              August 22, 2000              January 1, 2000
               TownePlace Suites in Tewksbury, MA               August 22, 2000              January 1, 2000
               TownePlace Suites in Mt. Laurel, NJ              August 22, 2000              January 1, 2000
               TownePlace Suites in Scarborough, ME             August 22, 2000              January 1, 2000
               TownePlace Suites in Newark, CA                  November 3, 2000             September 1, 2000
               Courtyard in Orlando, FL                         November 21, 2000            October 16, 2000
               Fairfield Inn in Orlando, FL                     November 21, 2000            October 16, 2000
               SpringHill Suites in Orlando, FL                 December 15, 2000            December 15, 2000
               SpringHill Suites in Raleigh, NC                 February 2, 2001             October 4, 2000
               Courtyard in Overland Park, KS                   February 2, 2001             October 10, 2000
               SpringHill Suites in Centreville, VA             March 23, 2001               December 18, 2000
               SpringHill Suites in Charlotte, NC               March 23, 2001               March 5, 2000


(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately three percent of estimated annual gross revenues per Pro Forma Property.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties became operational by the previous owners or (ii) January 1, 2000, through (B) the earlier of (i) the actual date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the six months ended June 30, 2001 and the year ended December 31, 2000.

(4) Represents increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) the later of (i) the date the Pro Forma Properties became operational by the previous owners or (ii) January 1, 2000, through (B) the earlier of (i) the date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(5) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(6) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2001 and the year ended December 31, 2000. As a result of receipt of gross proceeds from the sale of shares during the period July 1, 2001 through September 17, 2001, as described in Note
         (a) above, which were used to acquire interests described in Notes (c),
         (d) and (e) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the six months ended June 30, 2001.

         In addition, for the year ended December 31, 2000, pro forma earnings per share were calculated based on the historical weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares during the year ended December 31, 2000 necessary to fund the cost of the acquired properties described in (1) whose acquisition date is being reflected as of January 2000.

         In addition, for the periods ending June 30, 2001 and December 31, 2000, the pro forma weighted average shares used in the calculation of diluted earnings per share has been adjusted to reflect the elimination of potentially dilutive shares as a result of the acquisition by the Company of the remaining 29% interest in Hotel Investors from Five Arrows as described in (7).

(7) In 1999, the Company and Five Arrows Realty Securities II LLC ("Five Arrows") invested a total of approximately $86 million in Hotel Investors, resulting in the Company owning approximately 49 percent and Five Arrows owning approximately 51% of Hotel Investors. In 2000, the Company, Five Arrows and Hotel Investors entered into a number of transactions whereby the Company acquired a 22% interest in Hotel Investors from Five Arrows, resulting in the Company owning approximately 71% of Hotel Investors at December 31, 2000.

         In June 2001, the Company acquired the remaining 29% of Hotel Investors from Five Arrows, resulting in the Company owning 100% of Hotel Investors at June 30, 2001.

         Hotel Investors' historical operating results reflected in the Pro Forma Statement of Earnings are for the nine months ended September 30, 2000, which represents the operating results prior to consolidation with the Company. The operating results for the six months ended June 30, 2001 and the year ended December 31, 2000 are reflected in the historical operating results for the Company for the six months ended June 30, 2001 and the year ended December 31, 2000, respectively.

(8) Represents adjustment to equity in earnings/loss of the Waikiki Joint Venture, an unconsolidated subsidiary for which the Company will own a 49% interest, for the period commencing (A) the later of (1) the date the unconsolidated subsidiary's property became operational or (2) January 1, 2000, through (B) the earlier of (i) the date the property was acquired by the unconsolidated subsidiary and (ii) the end of the pro forma period presented.

(9) The Company and Hilton Hotel Corporation ("Hilton") intend to form a joint venture of which the Company will own a 70% interest and Hilton will own a 30% interest. The joint venture will own four properties: the Miami Airport, the Costa Mesa, the Auburn Hills and the Portland Downtown Properties. If the permanent financing does not close, and the Auburn Hills and Portland Downtown Properties are acquired by the joint venture, the Company will own a 63.5% interest in the joint venture and Hilton will own a 36.5% interest in the joint venture. The total cost of the four properties is $237,700,000 which includes approximately $21,000,000 in expected renovation costs relating to the Miami Airport and Costa Mesa Properties. It is the intent of the joint venture to secure permanent financing which will be secured by first mortgage liens on the properties. The

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

         acquisition of the properties and the formation of the joint venture will occur through a series of transactions. The first transaction was the acquisition of the Miami Property for $78,500,000 which occurred on September 6, 2001. The second transaction occurred on September 17,
         2001, whereby the Company acquired the Costa Mesa Property for $58,108,000. In accordance with the venture formation agreement, on or around September 26, 2001 but not later than September 28, 2001, Hilton will convey ownership of the Auburn Hills Property and the Portland Property to the joint venture in return for a 30% interest in the joint venture; simultaneously the Company will convey its ownership of the Miami Property and the Costa Mesa Property to the joint venture for a 70% interest in the joint venture. At the same time, the joint venture anticipates closing on its loan from a financial institution in the amount of $122,000,000, bearing interest at a fixed rate equal to 230 bps over the 10 year U.S. Treasury with a maturity date of September 2011. The loan requires monthly principal and interest payments assuming a 25 year amortization. In the event that there is a default under the terms of the venture formation agreement by Hilton after the Costa Mesa Property closing, then the Company shall have the option to put the Miami Property and the Costa Mesa Property to Hilton for mandatory purchase by Hilton at a price equal to $136,608,000 plus $2 million and any actual closing costs. If there is a default by the Company then the Company shall pay to Hilton liquidated damages of $2 million. In the event any condition precedent under the venture formation agreement is not satisfied or waived after the closing of the acquisition of the Costa Mesa Property but before Hilton is required to contribute the Auburn Hills Property and the Portland Downtown Property to the joint venture, either party may terminate the venture formation agreement. In that event, Hilton would have the option to make a cash contribution to the joint venture in the amount of $46,582,400 ($8,000,000, plus an additional cash contribution for its joint venture interest in the amount of $38,582,400) in lieu of the hotels or contribute substitute hotels, subject to the approval of such substitute properties by the Company in it sole discretion. In the event Hilton elects neither of these options, or the Company does not approve any substitute property, the Company will have the right to sell the Miami Airport Property and the Costa Mesa Property to Hilton Hotels Corporation under the same terms as would apply in the case of a default by Hilton. Each of the four properties will be leased to subsidiaries of the joint venture (each of which will also be indirect subsidiaries of the Company and will make an election to be treated as taxable REIT subsidiaries under the Code) and will be managed by an affiliate of Hilton subject to a long-term management agreement. The taxable REIT subsidiaries, and the Company, through the joint venture, will retain the operating income from these hotel properties.

         The following pro forma adjustments were made as a result of these transactions:

         o Interest expense was adjusted to reflect the cost of borrowing $122 million for the six months ended June 30, 2001 and the year ended December 31, 2000 at an assumed rate of 7.5%.

         o Asset management fees were adjusted to record an amount equal to 0.60% of the joint venture's Real Estate Asset Value of $499,170 for the six months June 30, 2001 and $998,340 for the year ended December 31, 2000.

         o Depreciation was decreased to reflect the building and furniture, fixture and equipment of the joint venture Properties accounted for as operating leases using the straight-line method of $1,449,142 for the six months ended June 30, 2001 and $2,511,285 for the year ended December 31, 2000. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

         o Income tax expense was eliminated based on the Company's taxable status as a REIT and the assumption that rent from the taxable REIT subsidiaries will offset any potential taxable income.

         o Minority interest was increased to reflect the 30% interest in the joint venture owned by Hilton as adjusted by previous pro forma amounts of $960,292 for the six months ended June 30, 2001 and $1,595,084 for the year ended December 31, 2000.

         o The cumulative effect adjustment was eliminated due to the assumed settlement of related financial instruments prior to the acquisition by the joint venture.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                  June 30,           December 31,
                                                                                    2001                 2000
                                                                              ----------------     ----------------

                                     ASSETS

Land, buildings and equipment on operating leases, less accumulated
   depreciation of $19,376,479 and $9,433,790, respectively                    $  649,142,035       $  580,664,342
Investment in unconsolidated subsidiary                                             9,836,852           10,174,209
Cash and cash equivalents                                                          94,522,870           50,197,854
Restricted cash                                                                     5,875,618            3,263,712
Receivables                                                                           710,544            1,009,421
Prepaid expenses                                                                      493,578               28,170
Loan costs, less accumulated amortization of $479,452 and
    $152,621, respectively                                                          2,592,219            2,841,216
Accrued rental income                                                                 683,074              597,234
Other assets                                                                        9,487,972            5,185,900
                                                                             -----------------    -----------------

                                                                               $  773,344,762       $  653,962,058
                                                                             =================    =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgages payable and accrued interest                                         $  169,591,701       $  170,055,326
Other notes payable                                                                30,234,428           19,581,950
Accounts payable and accrued expenses                                               4,811,096            2,126,365
Distributions payable                                                                  84,211            1,089,394
Due to related parties                                                              2,059,259            1,359,417
Security deposits                                                                  17,808,576           15,418,626
Rents paid in advance                                                               2,259,054            2,271,836
                                                                             -----------------    -----------------
       Total liabilities                                                          226,848,325          211,902,914
                                                                             -----------------    -----------------

Commitments and contingencies                                                              --                   --

Minority interest                                                                          --           22,770,146
                                                                             -----------------    -----------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                            --                   --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                                           --                   --
    Common stock, $.01 par value per share. Authorized 150,000,000 shares; issued 64,883,367 and 49,284,203 shares, respectively;
       outstanding 64,479,760 and 49,002,042 shares, respectively                     644,797              490,020
    Capital in excess of par value                                                568,253,623          432,403,246
    Accumulated distributions in excess of net earnings                           (19,320,111 )        (10,877,836 )
      Accumulated other comprehensive loss                                           (258,756 )                 --
      Minority interest distributions in excess of contributions and
       accumulated earnings                                                        (2,823,116 )         (2,726,432 )
                                                                             -----------------    -----------------
          Total stockholders' equity                                              546,496,437          419,288,998
                                                                             -----------------    -----------------

                                                                               $  773,344,762       $  653,962,058
                                                                             =================    =================



     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                     Quarter Ended                           Six Months Ended
                                                       June 30,                                  June 30,
                                                2001                2000                 2001                2000
                                           ---------------       ------------        -------------        ------------

Revenues:
    Rental income from operating
       leases                                $15,509,464          $3,250,909           $30,123,681          $ 5,976,803
    FF&E reserve income                        1,631,261             320,876             2,855,850              480,113
    Dividend income                                   --             926,918                    --            1,853,735
    Interest and other income                  1,061,639           2,191,979             1,936,032            3,961,188
                                          ---------------       -------------       ---------------       --------------
                                              18,202,364           6,690,682            34,915,563           12,271,839
                                          ---------------       -------------       ---------------       --------------

Expenses:
    Interest and loan cost amortization        3,470,675               8,112             7,070,327               16,222
    General operating and
       administrative                            449,132             315,666             1,407,841              610,347
    Professional services                        100,543              36,300               137,861               81,637
    Asset management fees to
       related party                             874,062             235,858             1,614,985              362,280
    Taxes                                        447,188              86,149               915,746               86,538
    Depreciation and amortization              5,021,851           1,083,503             9,942,689            2,000,144
                                          ---------------       -------------       ---------------       --------------
                                              10,363,451           1,765,588            21,089,449            3,157,168
                                          ---------------       -------------       ---------------       --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries                7,838,913           4,925,094            13,826,114            9,114,671

Equity in Loss of Unconsolidated
    Subsidiaries After Deduction of
    Preferred Stock Dividends                   (245,609 )          (140,634 )            (192,671 )           (260,437 )

Minority Interest                               (535,082 )          (141,520 )          (1,045,999 )           (266,210 )
                                          ---------------       -------------       ---------------       --------------

Net Earnings                                 $ 7,058,222          $4,642,940          $ 12,587,444          $ 8,588,024
                                          ===============       =============       ===============       ==============

Earnings Per Share of Common Stock:
    Basic                                    $      0.12          $     0.13          $       0.22          $      0.25
                                          ===============       =============       ===============       ==============
    Diluted                                  $      0.12          $     0.13          $       0.22          $      0.25
                                          ===============       =============       ===============       ==============

Weighted Average Number of Shares
    of Common Stock Outstanding:
         Basic                                60,734,945          36,163,184            56,694,339           33,693,585
                                          ===============       =============       ===============       ==============
         Diluted                              64,321,000          43,525,866            60,363,679           40,975,359
                                          ===============       =============       ===============       ==============


     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
        Six Months Ended June 30, 2001 and Year Ended December 31, 2000

                                                                                          Minority
                                                                                          interest
                                                                                        distributions
                                                           Accumulated     Accumulated   in excess
                            Common Stock     Capital in   distributions       other       of contr.
                       Number of      Par    excess of      in excess     comprehensive  and accum.                Comprehensive
                        shares       value   par value   of net earnings      loss        earnings      Total          Income
                     --------------------------------------------------------------------------------------------------------------


Balance at
 December 31, 1999    28,902,914  $ 289,029  $256,231,833   $(3,466,023)  $    --      $   --     $ 253,054,839         $   --

Subscriptions
 received for
 common stock
 through public
 offerings and
 distribution
 reinvestment
 plan                 20,368,404    203,684   203,480,360            --        --          --       203,684,044             --


Retirement of
 common stock          (269,276)     (2,693)   (2,500,791)           --        --          --        (2,503,484)            --


Stock issuance
 costs                       --          --   (24,808,156)           --        --          --        24,808,156)            --


Net earnings                 --          --            --    20,670,462        --          --         20,670,462    20,670,462

Minority interest
 distributions
 in excess of
 contributions
 and accumulated
 earnings                    --          --            --            --        --  (2,726,432)    (2,726,432)               --

Current period
 adjustments to
 recognize value
 of cash flow hedge          --          --            --            --        --          --             --                --
                                                                                                                -------------------

Total comprehensive
 income                      --          --            --            --        --          --             --       $20,670,462
                                                                                                                ===================

Distributions
 declared and
 paid
($.74 per share)             --          --            --   (28,082,275)       --          --    (28,082,275)
                     -------------------------------------------------------------------------------------------


Balance at
 December 31, 2000   49,002,042   $ 490,020  $432,403,246  $(10,877,836)   $   -- $(2,726,432) $ 419,288,998
                     ===========================================================================================







     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - CONTINUED
        Six Months Ended June 30, 2001 and Year Ended December 31, 2000


                                                                                          Minority
                                                                                          interest
                                                                                        distributions
                                                           Accumulated     Accumulated   in excess
                          Common Stock     Capital in   distributions       other       of contr.
                     Number of      Par    excess of      in excess     comprehensive  and accum.                Comprehensive
                      shares       value   par value   of net earnings      loss        earnings      Total          Income
                   --------------------------------------------------------------------------------------------------------------


Balance at
 December 31,
 2000               49,002,042 $ 490,020 $432,403,246 $ (10,877,836)     $     --   $(2,726,432)  $419,288,998         $      --

Subscriptions
 received for
 common stock
 through public
 offerings and
 distribution
 reinvestment
 plan               15,599,164   155,991  155,835,643            --            --            --    155,991,634                --

Retirement of
 common stock       (121,446)    (1,214)   (1,116,085)           --            --            --     (1,117,299)               --


Stock issuance
 costs                    --         --   (18,869,181)           --            --            --     (18,869,181)              --


Net earnings              --         --            --    12,587,444            --            --      12,587,444       12,587,444

Minority interest
 distributions
 in excess of
 contributions
 and accumulated
 earnings                 --         --            --            --            --       (96,684)       (96,684)               --

Current period
 adjustments to
 recognize value
 of cash flow
 hedge                    --         --            --            --      (258,756)           --       (258,756)         (258,756)
                                                                                                                  -----------------

Total
 comprehensive
 income                   --         --            --            --            --            --             --     $   12,328,688
                                                                                                                  =================

Distributions
 declared and
 paid
($.38 per share)          --         --            --   (21,029,719)           --            --    (21,029,719)
                  ------------------------------------------------------------------------------------------------

Balance at
 June 30, 2001    64,479,760  $ 644,797  $568,253,623  $(19,320,111)    $(258,756) $ (2,823,116)   $546,496,437
                  ================================================================================================



     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                            Six Months Ended June 30,
                                                                            2001                2000
                                                                       ---------------     ----------------

          Net cash provided by operating activities                 $      30,111,830   $       14,746,948
                                                                      ----------------    -----------------

          Cash flows from investing activities:
             Additions to land, buildings and
                equipment on operating leases                             (67,909,910 )        (78,421,993  )
             Increase in restricted cash                                   (2,611,906 )           (445,355  )
             Increase in other assets                                      (4,302,072 )         (2,844,259  )
             Investment in unconsolidated subsidiaries                       (620,895 )                 --
             Acquisition of remaining interest in CNL
                Hotel Investors, Inc.                                     (32,884,119 )                 --
                                                                      ----------------    -----------------

                  Net cash used in investing activities                  (108,328,902 )        (81,711,607  )
                                                                      ----------------    -----------------

          Cash flows from financing activities:
              Principal payments on mortgage loans                           (463,625 )                 --
              Proceeds from mortgages loans and other
                   notes payable                                           10,652,478           10,000,000
              Subscriptions received from
                  stockholders                                            155,991,634           96,126,550
              Distributions to stockholders                               (21,029,719 )        (11,936,334 )
              Distributions to minority interest                           (2,544,366 )        (10,264,022 )
              Retirement of common stock                                   (1,117,299 )           (578,455 )
              Payment of stock issuance costs                             (18,869,181 )        (12,414,132 )
              Other                                                           (77,834 )            (15,002 )
                                                                      ----------------    -----------------

                  Net cash provided by financing  activities              122,542,088           70,918,605
                                                                      ----------------    -----------------

          Net increase in cash and cash equivalents                        44,325,016            3,953,946

          Cash and cash equivalents at beginning of
               period                                                      50,197,854          101,972,441
                                                                      ----------------    -----------------

          Cash and cash equivalents at end of period                $      94,522,870   $      105,926,387
                                                                      ================    =================

          Supplemental schedule of non-cash financing activities:

                    Distributions declared but not paid to
                        minority interest                           $          82,211   $          175,594
                                                                      ================    =================

           Supplemental schedule of non-cash investing activities:

                    Amounts incurred but not paid for
                        construction in progress                    $       2,870,144   $               --
                                                                      ================    =================





     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 2001 and 2000


1.       Organization:

         CNL Hospitality Properties, Inc. was organized on June 12, 1996, pursuant to the laws of the State of Maryland. The terms "Company" or "Registrant" include, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp., CNL Hotel Investors, Inc. ("Hotel Investors"), CNL DRR Investor, LP, CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex L.L.C., an 89 percent owned limited liability company), CNL LLB LP Holding, Ltd. and each of their subsidiaries. The Company has retained CNL Hospitality Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

2.       Summary of Significant Accounting Policies:

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the results for the interim periods presented. Operating results for the quarter and six months ended June 30, 2001 may not be indicative of the results that may be expected for the year ending December 31, 2001. Amounts as of December 31, 2000, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 2000.

         Principles of Consolidation - The accompanying condensed consolidated financial statements include the accounts of CNL Hospitality
         Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest.

         Reclassification - Certain items in the prior year's consolidated financial statements have been reclassified to conform with the 2001 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         Recent Accounting Pronouncements - In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Intangible Assets" ("FAS 142"). FAS 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. FAS 142 requires the use of a nonamortization approach to account for purchased goodwill and certain intangibles. Under a nonamortization approach, goodwill and certain intangibles would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The Company expects that implementation of these pronouncements will have no material impact on the Company's results of operations.

         REIT Modernization Act - In November 1999, Congress passed the Work Incentives Act of 1999, also known as the REIT Modernization Act ("RMA"), which allows a REIT to own up to 100 percent of the stock of a Taxable REIT Subsidiary ("TRS"). A TRS can provide services to REIT tenants and others without disqualifying the rents that a REIT receives from its tenants from being "rents from real property" under federal income tax law. A TRS may not operate or manage lodging facilities, but it may lease lodging facilities from its affiliated REIT, at market rates, as long as an independent contractor operates and manages the lodging facilities. The provisions of the RMA were effective January 1, 2001. The Company, consistent with the requirements/provisions of the RMA, has formed two subsidiaries, which have made elections to be treated as a TRS.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 2001 and 2000


3.       Investment in Unconsolidated Subsidiary:

         In December 2000, the Company, through subsidiaries, acquired a 44 percent interest in Desert Ridge Resort Partners, LLC (the "Desert Ridge Joint Venture"), a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the Advisor is the general partner. Desert Ridge Joint Venture invested in Desert Ridge Resort, LLC, a single purpose limited liability company (the "Resort Owner") that owns the Desert Ridge Marriott Resort & Spa in Phoenix, Arizona (the "Desert Ridge Property"), which is currently under construction. As of June 30, 2001, the Company had made an initial capital contribution of $8.8 million of its anticipated $25 million investment in the Desert Ridge Joint Venture. The total cost of the Desert Ridge Property (including acquisition of land, development and construction) is estimated to be $298 million. This investment is accounted for using the equity method of accounting. Although this resort property is currently under construction, limited operations for the six months ended June 30, 2001 resulted from a golf course located on the premises.

         The following presents unaudited condensed financial information for the Desert Ridge Joint Venture as of and for the six months and year ended:

                                                              June 30,             December 31,
                                                                2001                   2000
                                                          -------------------    -----------------

          Land, buildings and equipment                        $ 86,553,925         $ 43,803,084
          Other assets                                            8,132,273           15,350,499
          Cash and cash equivalents                               5,670,692            2,047,614
          Restricted cash                                       111,209,466          143,510,658
          Mortgage payable and accrued interest                 179,000,000          179,000,000
          Other note payable                                      1,160,717                   --
          Accounts payable and accrued expenses                  10,236,652                   --
          Due to related parties                                    419,146            9,800,036
          Distribution payable                                      516,772                   --
          Partners' equity                                       20,233,069           15,911,819
          Net sales                                               2,058,487                   --
          Gross profit                                            1,065,992                   --
          Net loss                                                 (437,888  )                --

         A portion of the mortgage payable held by the Desert Ridge Joint Venture bears interest at an annual rate of 185 basis points above 3-month LIBOR. The Desert Ridge Joint Venture has entered into an interest rate swap agreement (the "Swap") to effectively convert the variable rate portion of this mortgage to a fixed rate of 6.025 percent per annum. The Swap is being accounted for as a cash flow hedge under the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." All terms of the Swap are identical to the terms of the underlying mortgage.

4.       Investment in Consolidated Subsidiary:

         In 1999, the Company and Five Arrows Realty Securities II LLC ("Five Arrows") invested a total of approximately $86 million in Hotel Investors, resulting in the Company owning approximately 49 percent and Five Arrows owning approximately 51 percent of Hotel Investors. In 2000, the Company, Five Arrows and Hotel Investors entered into a number of transactions whereby the Company acquired a 22 percent interest in Hotel Investors from Five Arrows for approximately $26.3 million, resulting in the Company owning approximately 71 percent of Hotel Investors at December 31, 2000.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 2001 and 2000


4.       Investment in Consolidated Subsidiary - Continued:

         In June 2001, the Company acquired the remaining 29 percent of Hotel Investors from Five Arrows for approximately $32.9 million resulting in the Company owning 100 percent of Hotel Investors. This transaction was accounted for under the purchase method of accounting. The purchase price approximated the fair value of the net assets acquired. The resulting purchase price adjustment (fair value adjustment) of approximately $10.8 million has been reflected in land, buildings and equipment on operating leases in the accompanying condensed consolidated balance sheets.

         The following presents unaudited pro forma information on the results of operations for the Company as if the acquisition had taken place on January 1, 2000:

                                       June 30,            December 31,
                                         2001                  2000
                                  -------------------    -----------------

          Revenues                     $ 34,915,563         $ 47,676,054
          Net earnings                   13,593,872           23,735,584

          Basic EPS                            0.24                 0.61
          Diluted EPS                          0.24                 0.61

5.       Redemption of Shares:

         The Company has a redemption plan such that prior to listing on a national securities exchange or over-the-counter market, any stockholder (other than the Advisor) may present all or any portion equal to at least 25 percent of such stockholder's shares to the Company for redemption, in accordance with the procedures outlined in the Company's prospectus. At such time, the Company may, at its sole option, redeem such shares presented for redemption for cash to the extent it has sufficient funds available. During the six months ended June 30, 2001 and 2000, 121,446 and 62,876 shares, respectively, were redeemed for $1,117,299 and $578,455, respectively, and retired from shares outstanding of common stock. Shares were redeemed for $9.20 per share.

6.       Indebtedness:

         At June 30, 2001 and December 31, 2000, indebtedness consisted of the following:

                                                      June 30,            December 31,
                                                        2001                  2000
                                                 -----------------    ------------------

        Mortgages payable and accrued interest       $169,591,701          $170,055,326
        Construction loan facility                     20,549,819             9,897,341
        Tax incremental financing note                  9,684,609             9,684,609
                                                 -----------------    ------------------

                                                     $199,826,129          $189,637,276
                                                 =================    ==================

         As of June 30, 2001 and December 31, 2000, the Company had no amounts outstanding under its line of credit.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 2001 and 2000


7.       Distributions:

         For the six months ended June 30, 2001 and 2000, approximately 48 percent and 51 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 52 percent and 49 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the six months ended June 30, 2001 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 2001 may not be indicative of the results that may be expected for the year ended December 31, 2001.

8.       Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and its affiliates, including the managing dealer, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings of common stock, and the acquisition, development, management and sale of the assets of the Company.

         Amounts incurred relating to these transactions with affiliates were as follows for the six months ended June 30:

                                                      2001             2000
                                                 --------------  --------------

         CNL Securities Corp.:
           Selling commissions                     $11,956,553      $ 7,209,499
           Marketing and due diligence expense         700,593          480,633
                                                 --------------  --------------

                                                    12,657,146        7,690,132
                                                 --------------  --------------

         Advisor and its affiliates:
           Acquisition fees                          8,395,329        6,241,911
           Development fees                            814,487               --
           Asset management fees                     1,614,456          362,280
                                                 --------------  --------------

                                                    10,824,272        6,604,191
                                                 --------------  --------------

                                                   $23,481,418     $ 14,294,323
                                                 ==============  ==============

         Of these amounts, $2,059,259 and $1,359,417 is included in due to related parties in the accompanying condensed consolidated balance sheets as of June 30, 2001 and December 31, 2000, respectively.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the six months ended June 30:

                                                                             2001               2000
                                                                         --------------     --------------

           Stock issuance costs                                             $2,658,239          $2,064,571
           General operating and administrative expenses                       529,377            138,923
           Land, buildings and equipment on operating leases and
               other assets                                                     11,889                735
                                                                         --------------     --------------

                                                                            $3,199,505         $2,204,229
                                                                         ==============     ==============



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 2001 and 2000


8.       Related Party Transactions - Continued:

         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this affiliate was $6,519,664 and $17,568,909 at June 30, 2001 and December 31, 2000, respectively.

9.       Concentration of Credit Risk:

         Two of the Company's tenants contributed 47 percent and 46 percent of total rental income for the quarter and six months ended June 30, 2001, respectively. In addition, a significant portion of the Company's rental income was earned from properties operating as Marriott(R) brand chains for the quarter and six months ended June 30, 2001.

         Although the Company intends to acquire properties in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott(R) brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the initial and continuing due diligence procedures performed by the Company.

10.      Earnings Per Share:

         Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the quarters and six months ended June 30, 2001 and 2000, approximately 3.6 and 7.4 million shares, respectively, and approximately 3.7 and 7.3 million shares, respectively, related to the conversion of Hotel Investors' Preferred Stock to the Company's common stock, were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 2001 and 2000


10.      Earnings Per Share - Continued:

         The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the quarters and six months ended June 30:

                                                           Quarter Ended June 30,             Six Months Ended June 30,
                                                           2001              2000              2001              2000
                                                       -------------     --------------    --------------    --------------
Basic Earnings Per Share:
   Net earnings                                         $ 7,058,222         $4,642,940       $12,587,444       $ 8,588,024
                                                       =============     ==============    ==============    ==============

   Weighted average number of shares
     outstanding                                         60,734,945         36,163,184        56,694,339        33,693,585
                                                       =============     ==============    ==============    ==============

   Basic earnings per share                                $   0.12           $   0.13          $   0.22          $   0.25
                                                       =============     ==============    ==============    ==============

Diluted Earnings Per Share:
   Net earnings                                         $ 7,058,222        $ 4,642,940       $12,587,444       $ 8,588,024

  Additional income attributable to investment in
      unconsolidated subsidiary assuming all
      Preferred Shares were converted                       490,925            835,331         1,006,428         1,692,802
                                                       -------------     --------------    --------------    --------------

          Adjusted net earnings assuming
               dilution                                 $ 7,549,147        $ 5,478,271       $13,593,872       $10,280,826
                                                       =============     ==============    ==============    ==============

    Weighted average number of shares
         outstanding                                     60,734,945         36,163,184        56,694,339        33,693,585

     Assumed conversion of Preferred Stock                3,586,055          7,362,682         3,669,340         7,281,774
                                                       -------------     --------------    --------------    --------------

         Adjusted weighted average number of
             shares outstanding                          64,321,000         43,525,866        60,363,679        40,975,359
                                                       =============     ==============    ==============    ==============

     Diluted earnings per share                            $   0.12           $   0.13          $   0.23          $   0.25
                                                       =============     ==============    ==============    ==============

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 2001 and 2000


11.      Commitments and Contingencies:

         At June 30, 2001, the Company had a commitment to fund an initial capital contribution of approximately $9.8 million to a joint venture which will own a resort currently under renovation in Hawaii. The Company's total contribution to the joint venture will be approximately $42 million and will be funded during the period of time over which the substantial portion of the renovations are expected to be completed (approximately 12 months).

         At June 30, 2001, the Company had a commitment to fund the remaining capital contributions to the Desert Ridge Joint Venture of approximately $16.2 million, which will be funded over the remaining construction period of approximately 18 months.

         In addition, as of June 30, 2001, the Company had a commitment to fund the remaining estimated construction costs of approximately $33.9 million, in connection with two other Properties under construction. It is expected that this amount will be funded using proceeds from the Company's construction loan facility, which has approximately $34 million in available capacity.

         The Company obtained a commitment for a construction loan facility from a bank to be used by the Company to fund the land acquisition and the development of a hotel property. The commitment provides that the Company will be able to receive advances of up to $17 million until September 15, 2003. Interest expense on each advance is expected to be payable monthly, with all unpaid interest and principal due no later than 30 months from the date of the advance. Advances under the construction loan facility are expected to bear interest at a rate per annum equal to 300 basis points above 90-day London Interbank Offered Rate ("LIBOR"). The loan will be secured by a mortgage on the property and a $6 million certificate of deposit. As of June 30, 2001, the Company had not closed on the construction loan facility.

12.      Subsequent Events:

         During the period  July 1, 2001  through  August 6, 2001,  the  Company
         received   subscription  proceeds  of  $30,247,138  for  an  additional
         3,024,714 shares of common stock.

         On July 1, 2001 and August 1, 2001, the Company declared distributions to stockholders of record on July 1, 2001 and August 1, 2001, totaling $4,170,904 and $4,336,016, respectively, or $0.06458 per Share, payable in September 2001.

         On July 25, 2001, the Company obtained a commitment for a revolving line of credit (the "Revolving LOC") from a bank to be used by the Company to fund the acquisition and development of Properties and investment in mortgage loans and secured equipment leases. The commitment provides that the Company will be able to receive advances of up to approximately $96.7 million for a period of five years. The Revolving LOC will replace the Company's existing $30 million line of credit. Interest payments are expected to be made monthly with principal payments of $1,000 due at the end of each loan year. Advances under the Revolving LOC will bear interest at an annual rate of 225 basis points above 30-day LIBOR. The Revolving LOC will be collateralized by mortgages on hotel Properties. As of June 30, 2001, the Company had not closed on the line of credit.

         On July 28, 2001, the Company acquired a 49 percent interest in a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the Advisor is the general partner to own and renovate a resort in Hawaii. The Company made an initial capital contribution of $9.8 million.

                       Index to other financial Statements

The Company and Hilton Hotels Corporation intend to form a joint venture of which the Company will own a 70% interest and Hilton Hotels Corporation will own a 30% interest. The joint venture will own four Properties: two Hilton Properties located in Miami, Florida (the "Miami Airport Property") and Costa Mesa, California (the "Costa Mesa Property"), a Hilton Suites located in Auburn Hills, Michigan (the "Auburn Hills Property") and an Embassy Suites located in Portland, Oregon (the "Portland Downtown Property"). The acquisition of the Properties and the formation of the joint venture will occur through a series of transactions. The first transaction was the acquisition of the Miami Airport Property which occurred on September 6, 2001. The second transaction occurred on September 17, 2001, whereby the Company acquired the Costa Mesa Property. In accordance with the venture formation agreement, on or around September 26, 2001 but not later than September 28, 2001, Hilton Hotels Corporation will convey ownership of the Auburn Hills Property and the Portland Downtown Property to the joint venture in return for a 30% interest in the joint venture; simultaneously, the Company will convey its ownership of the Miami Airport Property and the Costa Mesa Property to the joint venture for a 70% interest in the joint venture. The following financial information is provided in connection with the above transactions. Due to the fact that the tenants are newly formed entities, the information presented represents the historical financial information of the operations of the hotels. This information was obtained from the sellers of the Properties. For information on the Properties and the triple-net leases which the Company entered, see "Business -- Property Acquisitions."



SHC MIAMI AIRPORT LLC
Miami, Florida                                               B-22

HILTON COSTA MESA
Costa Mesa, California                                       B-38

Hilton suites auburn hills
Auburn Hills, Michigan                                       B-52

EMBASSY SUITES PORTLAND DOWNTOWN
Portland, Oregon                                             B-65

SHC MIAMI AIRPORT LLC
A Delaware Limited Liability Company


Financial Statements
As of June 30, 2001



                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                                           B-23

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000                             B-24
     and 2001

Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000                             B-25
     and 2001

Notes to Financial Statements                                                                                B-26


SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)


                                     Assets

                                                                             12/31/00                 6/30/01
                                                                          -------------            ------------
Current assets:
   Cash and equivalents                                                           $ 199                  $1,889
   Accounts receivable, net of allowance for doubtful accounts of
     $48 and $55 for 2000 and 2001, respectively                                  2,213                   1,106
   Inventory                                                                        234                     220
   Other current assets                                                             203                     133
                                                                          -------------            ------------

       Total current assets                                                       2,849                   3,348

Property and equipment:
   Land                                                                           8,974                   8,974
   Building                                                                      45,391                  45,391
   Furniture and equipment                                                       10,539                  10,885
                                                                          -------------            ------------

                                                                                 64,904                  65,250
   Less: accumulated depreciation                                               (12,513 )               (14,662 )
                                                                          -------------            ------------

       Net property and equipment                                                52,391                  50,588

Excess purchase price, net                                                        4,876                   4,609
Deferred costs, net                                                                 940                     551
Restricted cash                                                                   1,875                   1,599
Other assets                                                                         55                      91
                                                                          -------------            ------------

           Total assets                                                         $62,986                 $60,786
                                                                          =============            ============

                         Liabilities and Member's Equity


Current liabilities:
   Accounts payable and accrued expenses                                        $ 2,517                 $2,893
                                                                          -------------            ------------

       Total current liabilities                                                  2,517                  2,893

Mortgage note payable                                                            30,796                 30,796

Commitments and contingencies

Member's equity                                                                  29,673                 27,097
                                                                          -------------            ------------

           Total liabilities and member's equity                                $62,986                $60,786
                                                                          =============            ============

   The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                        6/30/00                     6/30/01
                                                                     --------------               -------------
Revenue:
  Rooms                                                                    $10,002                      $9,511
  Food and beverage                                                          5,284                       4,623
  Telephone                                                                    640                         621
  Other income                                                                 370                         437
                                                                     --------------               -------------

       Total revenue                                                        16,296                      15,192

Operating expenses:
  Rooms                                                                      2,603                       2,334
  Food and beverage                                                          3,673                       3,477
  Telephone                                                                    163                         141
  Other                                                                         88                          89
                                                                     --------------               -------------

       Gross operating income                                                9,769                       9,151

Unallocated expenses:
  General and administrative                                                 1,330                       1,204
  Marketing                                                                    811                         760
  Property operations and energy                                             1,103                       1,187
  Management fees                                                              470                         437
  Depreciation and amortization                                              2,302                       2,416
  Property taxes, insurance and other                                          720                         707
                                                                     --------------               -------------

       Operating income                                                      3,033                       2,440

Interest expense, net                                                        1,273                       1,206
                                                                     --------------               -------------

       Income before cumulative effect of change in
           accounting principle                                              1,760                       1,234

Cumulative effect of change in accounting principle                             --                         245
                                                                     --------------               -------------

Net income                                                                  $1,760                       $ 989
                                                                     ==============               =============


   The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Statements of Cash Flows
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                           6/30/00                      6/30/01
                                                                        --------------               ---------------
Cash flows from operating activities:
  Net income                                                                   $1,760                         $ 989
  Adjustments to reconcile net income to net cash
     provided by operating activities:
      Cumulative effect of change in accounting
        principle                                                                  --                           245
      Depreciation and amortization                                             2,302                         2,416
      Amortization of deferred financing costs                                    114                            88
      Change in working capital components:
        Accounts receivable                                                      (250  )                      1,107
        Inventory                                                                 (19  )                         14
        Other current assets                                                       76                            70
        Accounts payable and accrued expenses                                     623                           (10  )
                                                                        --------------               ---------------

Net cash provided by operating activities                                       4,606                         4,919
                                                                        --------------               ---------------


Cash flows from investing activities:
  Capital expenditures                                                           (578  )                       (346  )
  Change in restricted cash - property and equipment
     replacement funds                                                          2,445                            --
  Other assets                                                                     --                            20
                                                                        --------------               ---------------

Net cash provided by (used in) investing activities                             1,867                          (326  )
                                                                        --------------               ---------------


Cash flows from financing activities:
  Change in restricted cash - mortgage debt                                       131                           276
  Contributions                                                                   101                            --
  Distributions                                                                (4,998  )                     (3,179  )
                                                                        --------------               ---------------

Net cash used in financing activities                                          (4,766  )                     (2,903  )
                                                                        --------------               ---------------

Increase in cash and equivalents                                                1,707                         1,690
Cash and equivalents at beginning of year                                          --                           199
                                                                        --------------               ---------------

Cash and equivalents at end of period                                          $1,707                        $1,889
                                                                        ==============               ===============


   The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Notes To Financial Statements
June 30, 2001


1.       General

The statements presented herein have been prepared in accordance with the accounting policies described in the SHC Miami Airport LLC 2000 Financial
Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.


2.       Change in Accounting Principle

Effective  January  1,  2001,  SHC  Miami  Airport  LLC  adopted  the  Financial
Accounting Standards Board's (FASB) Statement of Financial of Financial Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as subsequently amended by SFAS No. 137 and SFAS No. 138 (collectively referred to as SFAS No. 133). These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction or (c) a hedge of the foreign currency exposure of a net investment in a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation.

The adoption of this statement on January 1, 2001, resulted in a cumulative effect of change in accounting principle of (i) $245,000 on the statement of operations relating to interest rate cap agreements; and (ii) $66,000 in other comprehensive loss included in member's equity relating to interest rate swap agreements. During the first six months of 2001, interest expense was increased by $7,000 as the result of marking the interest rate cap agreement to market and other comprehensive loss was increased by $320,000 as the result of marking the interest rate swap to market.

SHC MIAMI AIRPORT LLC
A Delaware Limited Liability Company


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                                     B-28

Balance Sheets as of December 31, 1999 and 2000                                                              B-29

Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000                                B-30

Statements of Member's Equity for the Years Ended December 31, 1998, 1999 and 2000                           B-31

Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000                                B-32

Notes to Financial Statements                                                                                B-33

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To SHC Miami Airport LLC:

We have audited the accompanying balance sheets of SHC Miami Airport LLC (a Delaware limited liability company) as of December 31, 1999 and 2000, and the related statements of operations, member's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SHC Miami Airport LLC as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP


Los Angeles, California
August 30, 2001

SHC Miami Airport LLC
A Delaware Limited Liability Company

Balance Sheets
As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                  1999                    2000
                                                                             --------------          --------------
Current assets:
   Cash and equivalents                                                               $ --                   $ 199
   Accounts receivable, net of allowance for doubtful accounts of
     $19 and $65 for 1999 and 2000, respectively                                     1,378                   2,213
   Inventory                                                                           221                     234
   Other current assets                                                                247                     203
                                                                             --------------          --------------

       Total current assets                                                          1,846                   2,849

Property and equipment:
   Land                                                                              8,974                   8,974
   Building                                                                         45,391                  45,391
   Furniture and equipment                                                           9,183                  10,539
                                                                             --------------          --------------

                                                                                    63,548                  64,904
   Less: accumulated depreciation                                                   (8,239  )              (12,513  )
                                                                             --------------          --------------

       Net property and equipment                                                   55,309                  52,391

Excess purchase price, net                                                           5,291                   4,876
Deferred costs, net                                                                  1,181                     940
Restricted cash                                                                      4,401                   1,875
Other assets                                                                            55                      55
                                                                             --------------          --------------

           Total assets                                                            $68,083                 $62,986
                                                                             ==============          ==============

                                                 Liabilities and Member's Equity


Current liabilities:
   Accounts payable and accrued expenses                                           $ 2,278                  $2,517
                                                                             --------------          --------------

       Total current liabilities                                                     2,278                   2,517

Mortgage note payable                                                               30,796                  30,796

Commitments and contingencies

Member's equity                                                                     35,009                  29,673
                                                                             --------------          --------------

           Total liabilities and member's equity                                   $68,083                 $62,986
                                                                             ==============          ==============


   The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Statements of Operations
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                               1998                     1999                    2000
                                                         ---------------           -------------           -------------
Revenue:
  Rooms                                                         $17,235                 $17,753                 $18,213
  Food and beverage                                               9,022                   9,012                   9,715
  Telephone                                                       1,249                   1,288                   1,237
  Other income                                                      695                     941                   1,003
                                                         ---------------           -------------           -------------

       Total revenue                                             28,201                  28,994                  30,168

Operating expenses:
  Rooms                                                           4,524                   4,815                   5,161
  Food and beverage                                               6,608                   6,692                   7,203
  Telephone                                                         337                     353                     300
  Other                                                             129                     173                     172
                                                         ---------------           -------------           -------------

       Gross operating income                                    16,603                  16,961                  17,332

Unallocated expenses:
  General and administrative                                      2,270                   2,232                   2,649
  Marketing                                                       1,722                   1,574                   1,724
  Property operations and energy                                  2,221                   2,239                   2,341
  Management fees                                                   802                     827                     866
  Depreciation and amortization                                   4,525                   4,981                   4,689
  Property taxes, insurance and other                             1,418                   1,190                   1,282
                                                         ---------------           -------------           -------------

       Operating income                                           3,645                   3,918                   3,781

Interest (income) expense, net                                     (102  )                  570                   2,684
                                                         ---------------           -------------           -------------

Net income                                                       $3,747                  $3,348                  $1,097
                                                         ===============           =============           =============


   The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Statements of Member's Equity
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


Balance, December 31, 1997                                          $ 66,952

   Contributions                                                         496
   Distributions                                                     (6,901)
   Net income                                                          3,747
                                                              --------------

Balance, December 31, 1998                                            64,294

   Contributions                                                       1,823
   Distributions                                                     (34,456 )
   Net income                                                          3,348
                                                              --------------

Balance, December 31, 1999                                            35,009

   Contributions                                                         101
   Distributions                                                      (6,534 )
   Net income                                                          1,097
                                                              --------------

Balance, December 31, 2000                                          $ 29,673
                                                              ==============


   The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Statements of Cash Flows
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                                   1998                  1999                  2000
                                                              -------------          ------------          -----------
Cash flows from operating activities:
  Net income                                                        $ 3,747               $ 3,348              $ 1,097
  Adjustments to reconcile net income to net cash
     provided by operating activities:
      Depreciation and amortization                                   4,525                 4,981                4,689
      Amortization of deferred financing costs                           --                    70                  241
      Change in working capital components:
        Accounts receivable                                             392                  (286 )               (835 )
        Inventory                                                        28                    (8 )                (13 )
        Other current assets                                            139                   (52 )                 44
        Accounts payable and accrued expenses                            28                   264                  239
                                                              -------------          ------------          -----------

Net cash provided by operating activities                             8,859                 8,317                5,462
                                                              -------------          ------------          -----------


Cash flows from investing activities:
  Capital expenditures                                               (1,793 )             (3,262)               (1,356 )
  Change in restricted cash - property and equipment
     replacement funds                                                 (791 )             (2,445)                2,445
  Other assets                                                           (8 )                 (5)                   --
                                                              -------------          ------------          -----------

Net cash (used in) provided by investing activities                  (2,592 )             (5,712)                1,089
                                                              -------------          ------------          -----------


Cash flows from financing activities:
  Proceeds from issuance of note payable                                 --                30,796                   --
  Deferred costs on issuance of note payable                             --                (1,251 )                 --
  Change in restricted cash - mortgage debt                              --                (1,165 )                 81
  Contributions                                                         496                 1,823                  101
  Distributions                                                      (6,901 )             (34,456 )             (6,534 )
                                                              -------------          ------------          -----------

Net cash used in financing activities                                (6,405 )              (4,253 )             (6,352 )
                                                              -------------          ------------          -----------

(Decrease) Increase in cash and equivalents                            (138 )              (1,648 )                199
Cash and equivalents at beginning of year                             1,786                 1,648                   --
                                                              -------------          ------------          -----------

Cash and equivalents at end of year                                 $ 1,648                  $ --                $ 199
                                                              =============          ============          ===========

   The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Notes To Financial Statements
December 31, 2000


1.       Organization

Hilton Miami Airport and Towers (the "Hotel") was opened on January 31, 1984. In October 1997, the Hotel was acquired by Strategic Hotel Capital Limited Partnership, a Delaware limited partnership ("SHCLP"). From October 1997 to September 1999, the Hotel was owned and operated by SHCLP. In September 1999, incident to a Commercial Mortgage Backed Security ("CMBS") transaction, SHCLP conveyed the Hotel to SHC Miami Airport LLC, a Delaware limited liability company wholly owned by SHCLP. The Hotel is now owned and operated by SHC Miami Airport LLC (the "Company").

The Hotel, located in Miami, Florida, consists of 500 guest suites, including 82 junior suites and 30,000 square feet of function space consisting of 17 meeting rooms and 3 ballrooms.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Inventory

         Inventory primarily consists of food and beverage items and is valued at the lower of cost or estimated net realizable value.

         Property and Equipment

         Property and equipment are stated at cost. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are as follows:
         39 years for buildings, 15 years for site improvements, five years for building improvements, and three to five years for furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying values of the Company's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the statement of operations using a fair value based model.

         Excess Purchase Price

         In connection with the 1997 purchase of the Hotel, a purchase price allocation study was performed by an independent third party. The excess purchase price is the excess of the purchase price consideration over the fair value of the net tangible assets acquired. As of December 31, 1999 and 2000, the Company has recorded $8,007,000 in excess purchase price and is amortizing this excess purchase price over 15 years.

         Restricted Cash

         As discussed in Note 3, the Company has established restricted cash amounts to be used for property and equipment replacement. Additionally, as discussed in Note 5, cash reserves (restricted cash) required by loan agreements are also included in restricted cash.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Deferred Costs

         Deferred costs consist of costs incurred in connection with obtaining the CMBS loan. The deferred loan costs have been capitalized in the amount of $1,251,000 and are being amortized to interest expense over the life of the underlying loan using the effective interest method.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         As the Company is a limited liability company, it is not subject to federal or state income taxes. Income or losses and tax credits are allocated to its member.

         Derivative Instruments and Hedging Activities

         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes new accounting and reporting standards for derivative instruments. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133," and in June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- An Amendment of FASB Statement No. 133." These rules require that all derivative instruments be reported in the financial statements at fair value. Changes in the fair value of derivatives are to be recorded each period in earnings or other comprehensive income, depending on whether the derivative is designated and effective as part of a hedged transaction, and on the type of hedge transaction. Gains or losses on derivative instruments reported in other comprehensive income must be reclassified as earnings in the period in which earnings are affected by the underlying hedged item, and the ineffective portion of all hedges must be recognized in earnings in the current period. These new standards may result in additional volatility in reported earnings, other comprehensive income and accumulated other comprehensive income.

         These rules become effective for the Company on January 1, 2001. The Company's derivatives are related to its interest rate cap agreements associated with its CMBS transaction, as described in Note 5. The
         Company will record the effect of the transition to these new accounting requirements as a change in accounting principle in the first quarter of 2001. The cumulative effect of this change in accounting principle will result in a charge to earnings of approximately $248,000.

         New Accounting Standard

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." The effective date for implementation of this new standard is January 1, 2002. The new rules require that goodwill and certain intangible assets be not amortized, but be reviewed annually for impairment. The Company has not yet determined the impact of the adoption of the new rules on its financial statements.


3.       Management Agreement (also see Note 9)

The Hotel is operated under a long-term management agreement, which expires in 2004. At the option of the manager, the management agreement may be extended for two successive periods of ten years each. The management agreement provides for base management fees as a percentage of gross revenues (as defined in the agreement). Base management fees are 3% of gross revenues. The agreement also provides for incentive management fees. Incentive fees are calculated at 25% of "adjusted profit" as defined in the agreements. As of December 31, 1999 and 2000, cash of $3,236,000 and $791,000, respectively, is restricted to be used for property and equipment replacement in accordance with the Hotel's management agreement.

Under the management agreement, the manager allocates to the Hotel certain payroll costs and costs for certain group services, including advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Company under the manager's self-insurance plans.


4.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                            1999                    2000
                                      ----------------         --------------
         Accrued compensation                   $ 692                  $ 863
         Trade accounts payable                   191                    298
         Accrued state sales taxes                156                    158
         Other accrued expenses                 1,239                  1,198
                                      ----------------         --------------

                                               $2,278                 $2,517
                                      ================         ==============


4.       Mortgage Debt (also see Note 9)

During 1999, the Company became a borrower and the Hotel was pledged as collateral on the CMBS loan together with six other hotels (collectively, the "borrowers"). On September 10, 1999, the borrowers completed a Mortgage Loan financing with an affiliate of Goldman, Sachs & Co. Aggregate proceeds from this financing amounted to $422,000,000. This loan is secured by mortgages on the seven hotels. The Hotel has been pledged as collateral for the entire $422 million loan.

Under the Loan Agreement, the loan amount allocated to the Company was $30,796,000. Net proceeds of approximately $28,461,000 related to the Company were ultimately distributed to the Company's parent. The loan matures on September 5, 2004 when all principal is due. Interest is payable monthly and is based on LIBOR plus a blended spread of 1.56%. The interest rate at December 31, 1999 and 2000 was 7.39% and 8.29%, respectively. As required by the Loan Agreement, the borrowers have purchased an interest rate cap agreement with a LIBOR strike price of 8.42%. The Loan Agreement contains provisions regarding permitted capital expenditures, required levels of net operating income as well as quarterly and annual financial reporting. As of December 31, 2000, the borrowers met the provisions required by the Loan Agreement and the Company's management anticipates the ability to continue meeting these provisions.

Various cash reserve accounts are required by the Loan Agreement including a Cash Management Deposit Account, Cash Collateral Account, Maintenance Reserve Accounts and Tax and Insurance Reserve Accounts. These cash reserves aggregate $1,165,000 at December 31, 1999 and $1,084,000 at December 31, 2000 and are
included in Restricted Cash in the accompanying balance sheets. Additional cash reserves will be required if net operating income of the borrowers drops below levels defined in the Loan Agreement.

Effective October 21, 1999, the lender assigned this Mortgage Loan to another affiliate of Goldman, Sachs & Co. which then sold the Mortgage Loan in a private offering of Floating Rate Commercial Mortgage-Backed Securities.

On December 19, 2000, the borrowers entered into a swap agreement with Bank of America Securities for a notional amount of $422,000,000 applicable to the commercial mortgage-backed securities loan. The fixed LIBOR interest rate on this swap agreement is 5.945%. This agreement is effective January 15, 2001 and expires January 15, 2002. Interest is payable monthly in arrears.


6.       Interest Expense, Net

Interest expense on the Company's allocated loan amounted to $709,000 and $2,800,000 in 1999 and 2000, respectively. Included in interest expense is $70,000 in 1999 and $241,000 in 2000 for amortization of deferred loan fees. The Company paid $488,000 and $2,495,000 in cash interest on its outstanding debt in 1999 and 2000, respectively. Interest income amounted to $102,000, $139,000 and $116,000 in 1998, 1999, and 2000, respectively.


7.       Fair Value of Financial Instruments

As of December 31, 2000 and 1999, the carrying amounts of certain financial instruments employed by the Company, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. Similarly, because the carrying value of the mortgage debt has a relatively current issuance date and this debt has interest rates that fluctuate based on published market rates, management believes the carrying value of the mortgage debt is a reasonable estimation of its fair value as of December 31, 1999 and 2000.


8.       Commitments and Contingencies

Various lawsuits are pending against the Company including an employee discrimination claim filed for which no monetary damages have been claimed. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

9.       Subsequent Event

In 2001, the Company's parent signed a definitive agreement with Hilton Hotels Corporation ("Hilton") whereby Hilton will acquire the Company for cash. The completion of the acquisition is anticipated in September 2001. Upon completion of the sale to Hilton, the Company's parent will repay 125 percent of the loan amount allocated to the Company.

The financial statements of the Company are being prepared in conjunction with possible sale of the Company. As part the sale, certain existing contractual agreements between the Hotel and the manager may be modified from those followed in these financial statements.

HILTON COSTA MESA
An Operating Unit of Red Lion Orange County Partners LP

Financial Statements
As of June 30, 2001



                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                                          B-39

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000                            B-40
    and 2001

Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000                            B-41
    and 2001

Note to Financial Statements                                                                                B-42


Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)

                                     Assets


                                                                               12/31/00                  6/30/01
                                                                            --------------            -------------
Current assets:
   Cash and equivalents                                                            $  342                   $  457
   Accounts receivable, net of allowance for doubtful accounts of
     $16 for 2000 and 2001                                                          2,445                    1,968
   Inventory                                                                          171                      170
   Prepaid expenses and other                                                         621                      661
                                                                            --------------            -------------

       Total current assets                                                         3,579                    3,256

Property and equipment:
   Land                                                                             5,250                    5,250
   Building                                                                        39,702                   39,714
   Furniture and equipment                                                         13,811                   14,616
                                                                            --------------            -------------
                                                                                   58,763                   59,580
   Less: accumulated depreciation                                                 (21,881  )               (23,364  )
                                                                            --------------            -------------

       Net property and equipment                                                  36,882                   36,216
                                                                            --------------            -------------


           Total assets                                                           $40,461                  $39,472
                                                                            ==============            =============


                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                         $  2,269                 $  2,106
   Current portion of due to Red Lion Hotels, Inc.                                  3,000                    3,000
                                                                            --------------           --------------

       Total current liabilities                                                    5,269                    5,106

Due to Red Lion Hotels, Inc.                                                        3,750                    2,250

Commitments and contingencies

Divisional equity                                                                  31,442                   32,116
                                                                            --------------           --------------

           Total liabilities and divisional equity                                $40,461                  $39,472
                                                                            ==============           ==============

    The accompanying note is an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                       6/30/00                      6/30/01
                                                                   ---------------               -------------
Revenue:
  Rooms                                                                    $6,073                      $6,885
  Food and beverage                                                         3,825                       4,254
  Telephone                                                                   284                         250
  Other operating departments                                                 446                         523
  Non-operating departments                                                   244                         148
                                                                   ---------------               -------------

       Total revenue                                                       10,872                      12,060

Operating expenses:
  Rooms                                                                     1,354                       1,618
  Food and beverage                                                         2,473                       2,651
  Telephone                                                                    77                          86
  Other                                                                       358                         408
                                                                   ---------------               -------------

       Gross operating income                                               6,610                       7,297

Unallocated expenses:
  General and administrative                                                  812                         915
  Marketing                                                                   834                         861
  Property operations and energy                                              852                         931
  Property taxes, insurance and other                                         391                         306
  Depreciation                                                              1,360                       1,483
  Management fees to Hilton                                                   483                         588
                                                                   ---------------               -------------

       Operating income                                                     1,878                       2,213

Interest expense                                                            (708)                       (644)
                                                                   ---------------               -------------

Net income                                                                 $1,170                      $1,569
                                                                   ===============               =============


    The accompanying note is an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange
County Partners LP

Unaudited Statements of Cash Flows
For the Six Month Periods Ended June 30,
2000 and 2001
(in thousands)

                                                                               6/30/01                   6/30/00
                                                                           --------------            --------------
Cash flows from operating activities:
Net income                                                                        $1,170                    $1,569
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation                                                                  1,360                     1,483
     Change in working capital components:
      Accounts receivable                                                           (837  )                    477  )
      Inventory                                                                     (470  )                      1  )
      Prepaid expenses and other                                                    (357  )                    (40  )
      Accounts payable and accrued expenses                                           86                      (163
                                                                           --------------            --------------

Net cash provided by operating activities                                            952                     3,327

Cash flows from investing activities:
  Capital expenditures                                                            (1,319  )                   (817  )
                                                                           --------------            --------------

Net cash used in investing activities                                             (1,319  )                   (817  )

Cash flows from financing activities:
  Payments to Red Lion Hotels, Inc.                                                   --                    (1,500
  Contributions (Distributions)                                                      184                      (895
                                                                           --------------            --------------

Net cash provided by (used in) financing activities                                  184                    (2,395
                                                                           --------------            --------------

(Decrease) Increase in cash and equivalents                                         (183  )                    115
Cash and equivalents at beginning of year                                            526                       342
                                                                           --------------            --------------

Cash and equivalents at end of period                                            $   343                   $   457
                                                                           ==============            ==============

    The accompanying note is an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Unaudited Note To Financial Statements
June 30, 2001


1.       General

The statements presented herein have been prepared in accordance with the accounting policies described in the Hilton Costa Mesa 2000 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

HILTON COSTA MESA
An Operating Unit of Red Lion
Orange County Partners LP


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                B-44

Balance Sheets as of December 31, 1999 and 2000                                         B-45

Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000           B-46

Statements of Divisional Equity for the Years Ended December 31, 1998, 1999 and 2000    B-47

Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000           B-48

Notes to Financial Statements                                                           B-49


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Red Lion Orange County Partners LP:

We have audited the accompanying balance sheets of Hilton Costa Mesa, an operating unit of Red Lion Orange County Partners LP (a California limited partnership) as of December 31, 1999 and 2000, and the related statements of operations, divisional equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hilton Costa Mesa as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP


Los Angeles, California
August 30, 2001

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Balance Sheets As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                   1999                       2000
                                                                             ---------------              -------------
Current assets:
   Cash and equivalents                                                               $ 526                      $ 342
   Accounts receivable, net of allowance for doubtful accounts of
     $20 and $16 for 1999 and 2000, respectively                                        848                      2,445
   Inventory                                                                            177                        171
   Prepaid expenses and other                                                           643                        621
                                                                             ---------------              -------------

       Total current assets                                                           2,194                      3,579

Property and equipment:
   Land                                                                               5,250                      5,250
   Building                                                                          40,576                     39,702
   Furniture and equipment                                                           21,036                     13,811
                                                                             ---------------              -------------

                                                                                     66,862                     58,763
   Less: accumulated depreciation                                                   (30,415  )                 (21,881  )
                                                                             ---------------              -------------

       Net property and equipment                                                    36,447                     36,882
                                                                             ---------------              -------------

           Total assets                                                             $38,641                    $40,461
                                                                             ===============              =============


                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                             $1,423                     $2,269
   Current portion of due to Red Lion Hotels, Inc.                                    3,000                      3,000
                                                                             ---------------              -------------

       Total current liabilities                                                      4,423                      5,269

Due to Red Lion Hotels, Inc.                                                          6,750                      3,750

Commitments and contingencies

Divisional equity                                                                    27,468                     31,442
                                                                             ---------------              -------------

           Total liabilities and divisional equity                                  $38,641                    $40,461
                                                                             ===============              =============


   The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Statements of Operations
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


                                                        1998                     1999                      2000
                                                  ---------------           --------------           ---------------
Revenue:
  Rooms                                            $      11,422              $    11,447              $     12,385
  Food and beverage                                        7,163                    6,593                     8,096
  Telephone                                                  519                      539                       518
  Other operating departments                                801                    1,119                     1,206
  Non-operating departments                                  168                      159                       149
                                                  ---------------           --------------           ---------------

       Total revenue                                      20,073                   19,857                    22,354

Operating expenses:
  Rooms                                                    2,634                    2,668                     2,824
  Food and beverage                                        4,691                    4,378                     5,178
  Telephone                                                  175                      157                       159
  Other                                                      666                      727                       738
                                                  ---------------           --------------           ---------------

       Gross operating income                             11,907                   11,927                    13,455

Unallocated expenses:
  General and administrative                               1,586                    1,530                     1,983
  Marketing                                                1,455                    1,457                     1,693
  Property operations and energy                           1,616                    1,680                     1,893
  Property taxes, insurance and other                        580                      707                       775
  Depreciation                                             1,691                    1,816                     2,846
  Management fees to Promus/Hilton                           782                      799                       990
                                                  ---------------           --------------           ---------------

       Operating income                                    4,197                    3,938                     3,275

Interest expense                                          (1,740  )                (1,379  )                 (1,423  )
                                                  ---------------           --------------           ---------------

Net income                                                $2,457                   $2,559                    $1,852
                                                  ===============           ==============           ===============

   The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Statements of Divisional Equity
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


Balance, December 31, 1997                                        $19,888

   Contributions                                                      724
   Net income                                                       2,457
                                                            --------------

Balance, December 31, 1998                                         23,069

   Contributions                                                    1,840
   Net income                                                       2,559
                                                            --------------

Balance, December 31, 1999                                         27,468

   Contributions                                                    2,122
   Net income                                                      1,852
                                                            --------------

Balance, December 31, 2000                                        $31,442
                                                            ==============

   The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Statements of Cash Flows
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                                   1998                    1999                  2000
                                                               ------------            -----------           -----------
Cash flows from operating activities:
  Net income                                                        $2,457                $ 2,559               $ 1,852

  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                  1,691                  1,816                 2,846
       Change in working capital components:
        Accounts receivable                                           (241  )                 349                (1,597  )
        Inventory                                                      (19  )                 (33  )                  6
        Prepaid expenses and other                                    (139  )                 (40  )                 22
        Accounts payable and accrued expenses                          (70  )                 (21  )                846
                                                               ------------            -----------           -----------

Net cash provided by operating activities                            3,679                  4,630                 3,975

Cash flows from investing activities:
  Capital expenditures                                              (1,413  )              (3,010  )             (3,281  )
                                                               ------------            -----------           -----------

Net cash used in investing activities                               (1,413  )              (3,010  )             (3,281  )

Cash flows from financing activities:
  Payments to Red Lion Hotels, Inc.                                 (3,000  )              (3,000  )             (3,000  )
  Contributions                                                        724                  1,840                 2,122
                                                               ------------            -----------           -----------

Net cash used in financing activities                               (2,276  )              (1,160  )               (878  )
                                                               ------------            -----------           -----------

(Decrease) Increase in cash and equivalents                            (10  )                 460                  (184  )
Cash and equivalents at beginning of year                               76                     66                   526
                                                               ------------            -----------           -----------

Cash and equivalents at end of year                                   $ 66                  $ 526                 $ 342
                                                               ============            ===========           ===========

   The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Notes To Financial Statements
December 31, 2000


1.       Organization

Hilton Costa Mesa (the "Hotel") was opened in 1993 and is owned and operated by Red Lion Orange County Partners LP (the Partnership), a California limited partnership. The Partnership's partners are Red Lion Hotels, Inc. (51 percent interest - general partner, "Red Lion"), a wholly-owned subsidiary of Promus Hotels, Inc. and Newport Beach Capital Investors Ltd. (49 percent interest). The Hotel is located in Costa Mesa, California and has 484 rooms and approximately 46,000 square feet of meeting space.

On November 30, 1999, Promus Hotel Corporation ("Promus") was purchased by Hilton Hotels Corporation ("Hilton"). As a result of the acquisition, Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton. The acquisition of Promus by Hilton was accounted for as a purchase, and as such, the assets and liabilities of Promus were required to be restated to reflect the estimated fair value at the acquisition date. Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," would require Hilton management to make an allocation of the estimated fair value of the Hotel's assets and liabilities in the accompanying financial statements. However, in accordance with Staff Accounting Bulletin No. 54, "Application of 'Pushdown' Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase," ("SAB No. 54") such treatment is prohibited if less than 80 percent of the subsidiary is acquired. In accordance with SAB No. 54, the Hotel's assets and liabilities are stated at historical values in the accompanying financial statements. The Hotel operated under the Red Lion brand from its opening until June 1997, under the Doubletree brand from June 1997 until September 2000, and has operated under the Hilton brand since September 2000.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Inventory

         Inventory primarily consists of food and beverage items and is valued at the lower of cost or estimated net realizable value.

         Property and Equipment

         Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings and four to eight years for building improvements and furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying value of the Hotel's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the income statement using a fair value based model.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         As the Hotel is an operating unit of a partnership, it is not subject to federal or state income taxes. Income or losses and tax credits are allocated to the individual partners.


3.       Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets at December 31, 1999 and 2000 are as follows (in thousands):

                                                                1999                     2000
                                                          ---------------            ------------
         Prepaid worker's compensation insurance                    $450                    $476
         Prepaid insurance premiums                                  102                      57
         Other current assets                                         91                      88
                                                          ---------------            ------------

                                                                    $643                    $621
                                                          ===============            ============

4.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                                                 1999                      2000
                                                          ---------------            ------------
         Deposits                                         $           194                 $   761
         Accrued compensation and benefits                            558                     635
         Accrued taxes                                                166                     279
         Other accrued expenses                                       505                     594
                                                          ---------------            ------------

                                                                   $1,423                  $2,269
                                                          ===============            ============

5.       Commitments and Contingencies

Various lawsuits are pending against the Company including an employee discrimination claim filed for which no monetary damages have been claimed. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.


6.       Related-Party Transactions

The Hotel has entered into related party transactions with affiliated companies of Hilton or Promus. The Hotel pays management fees to certain affiliated companies equal to three percent of gross revenue, as defined. The Hotel also pays incentive management fees to certain affiliated companies equal to 25 percent of income before fixed charges less certain deductions, as defined.

The Hotel purchases certain equipment and furniture from affiliated companies. In addition, affiliated companies allocate to the Hotel certain payroll costs and costs for certain group services, including advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Hotel under affiliated companies' self-insurance plans. The basis for determining such allocations to the Hotel is consistent with other Hilton hotel properties. Affiliated companies' billed costs represent reimbursement of actual or estimated costs incurred or funding to defray costs to be incurred with no significant element of profit. The total of such costs incurred and allocated to the Hotel approximated $1,110,000, $1,017,000 and $975,000 in 1998, 1999 and
2000, respectively. All payables for these services are recorded through divisional equity.

In August 1995, Red Lion issued a $22,750,000 note to the Hotel with an interest rate equal to prime rate plus 1/2 percent or 8.25, 9.0, and 10.0 percent as of December 31, 1998, 1999, and 2000, respectively. The Hotel serves as collateral on this note. Monthly principal payments of $250,000 commenced in September 1995 and are required to be made until March 2003. Cash paid for interest was $1,740,000, $1,379,000, and $1,423,000 for the years ended December 31, 1998,
1999, and 2000, respectively.

Future principal payments during the next three years are as follows (in thousands):

         2001                         $    3,000
         2002                              3,000
         2003                                750

The financial statements of the Hotel are being prepared in conjunction with possible sale and financing transactions, potentially using the Hotel as collateral. As part of a financing agreement, certain existing contractual agreements between the Hotel and Hilton may be modified from those followed in these financial statements.


7.       Other Employee Benefit Plans

In addition to retirement costs that are allocated to the Hotel by affiliated companies with respect to employee investment and retirement plans (the costs of which are included in the amounts disclosed in Note 6), the Hotel is responsible for certain other employee benefits.

The Hotel's union employees also participate in a multi-employer plan that provides health care and other welfare benefits to participants during their working lives and after retirement. Employer contributions are determined in accordance with the provisions of the negotiated contract and are based on the number of hours worked. The Hotel expensed approximately $310,000, $332,000 and $369,000 in 1998, 1999 and 2000, respectively, for contributions to the health and welfare trust fund.

HILTON SUITES AUBURN HILLS
An Operating Unit of Hilton Suites, Inc.

Financial Statements
As of June 30, 2001



                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                                          B-53

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000
     and 2001                                                                                               B-54

Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000
     and 2001                                                                                               B-55

Unaudited Note to Financial Statements                                                                      B-56


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)

                                     Assets

                                                                                  12/31/00              6/30/01
                                                                                ------------         ------------
Current assets:
   Cash and equivalents                                                            $     107            $     138
   Accounts receivable, net of allowance for doubtful accounts of
      $55 and $39 for 2000 and 2001, respectively                                        296                  343
   Prepaid expenses and other                                                            138                  189
                                                                                ------------         ------------

       Total current assets                                                              541                  670

Property and equipment:
   Land                                                                                2,064                2,064
   Building                                                                           17,658               17,332
   Furniture and equipment                                                             2,783                3,118
                                                                                ------------         ------------

                                                                                      22,505               22,514
   Less: accumulated depreciation                                                     (5,187 )             (5,619 )
                                                                                ------------         ------------

       Net property and equipment                                                    17,318               16,895
                                                                               ------------         ------------


Other assets                                                                             58                   33
                                                                                ------------         ------------

           Total assets                                                              $17,917              $17,598
                                                                                ============         ============

                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                          $     408            $     435
                                                                                 -----------         ------------

       Total current liabilities                                                        408                  435

Commitments and contingencies

Divisional equity                                                                    17,509               17,163
                                                                                 -----------         ------------

           Total liabilities and divisional equity                                  $17,917             $ 17,598
                                                                                 ===========         ============


    The accompanying note is an integral part of these financial statements.


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                        6/30/00                    6/30/01
                                                                     --------------              ------------
Revenue:
  Rooms                                                                      $4,317                    $3,641
  Food and beverage                                                             399                       348
  Telephone                                                                     152                       150
  Other operating departments                                                    62                        55
  Non-operating departments                                                      27                        11
                                                                     --------------              ------------

       Total revenue                                                          4,957                     4,205

Operating expenses:
  Rooms                                                                       1,044                       833
  Food and beverage                                                             310                       261
  Telephone                                                                      25                        28
  Other                                                                          57                        68
                                                                     --------------              ------------

       Gross operating income                                                 3,521                     3,015

Unallocated expenses:
  General and administrative                                                    457                       400
  Marketing                                                                     308                       286
  Property operations and energy                                                376                       344
  Property taxes, insurance and other                                           240                       242
  Depreciation                                                                  420                       437
                                                                     --------------              ------------

       Operating income                                                       1,720                     1,306

Allocation of consolidated income taxes                                        (670 )                    (509 )
                                                                     --------------              ------------

Net income                                                                   $1,050                    $  797
                                                                     ==============              ============

    The accompanying note is an integral part of these financial statements.


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Statements of Cash Flows
For the Six Months Periods Ended June 30,
2000 and 2001
(in thousands)


                                                                           6/30/01                     6/30/00
                                                                        --------------              -------------
Cash flows from operating activities:
  Net income                                                                    $1,050                    $   797
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                                420                        437
       Change in working capital components:
        Accounts receivable                                                        212                        (47 )
        Prepaid expenses and other                                                 243                        (51 )
        Accounts payable and accrued expenses                                     (774 )                       27
                                                                        --------------              -------------

Net cash provided by operating activities                                        1,151                      1,163

Cash flows from investing activities:
  Capital expenditures                                                             (37 )                      (14 )
  Other assets                                                                     150                         25
                                                                        --------------              -------------

Net cash used in investing activities                                              113                         11

Cash flows from financing activities:
  Distributions                                                                 (1,346 )                   (1,143 )
                                                                        --------------              -------------

Net cash used in financing activities                                           (1,346 )                   (1,143 )
                                                                        --------------              -------------

(Decrease) Increase in cash and equivalents                                        (82 )                       31
Cash and equivalents at beginning of year                                          162                        107
                                                                        --------------              -------------

Cash and equivalents at end of period                                        $      80                    $   138
                                                                        ==============              =============

    The accompanying note is an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Note To Financial Statements
June 30, 2001


1.       General


The statements presented herein have been prepared in accordance with the accounting policies described in the Hilton Suites Auburn Hills 2000 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

HILTON SUITES AUBURN HILLS
An Operating Unit of Hilton
Suites, Inc.


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                B-58

Balance Sheets as of December 31, 1999 and 2000                                         B-59

Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000           B-60

Statements of Divisional Equity for the Years Ended December 31, 1998, 1999 and 2000    B-61

Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000           B-62

Notes to Financial Statements                                                           B-63


REPORT OF INDEPENDENT PUBLIC
ACCOUNTANTS



To Hilton Suites, Inc.:

We have audited the accompanying balance sheets of Hilton Suites Auburn Hills, an operating unit of Hilton Suites, Inc. (a Delaware corporation) as of December 31, 1999 and 2000, and the related statements of operations, divisional equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hilton Suites Auburn Hills as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/  ARTHUR ANDERSEN LLP

Los Angeles, California
August 30, 2001

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Balance Sheets
As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                 1999                    2000
                                                                             -------------           ------------
Current assets:
   Cash and equivalents                                                             $ 162                  $ 107
   Accounts receivable, net of allowance for doubtful accounts of
     $118 and $55 for 1999 and 2000, respectively                                     745                    296
   Prepaid expenses and other                                                         256                    138
                                                                             -------------           ------------

       Total current assets                                                         1,163                    541

Property and equipment:
   Land                                                                             2,064                  2,064
   Building                                                                        17,605                 17,658
   Furniture and equipment                                                          2,276                  2,783
                                                                             -------------           ------------

                                                                                   21,945                 22,505
   Less: accumulated depreciation                                                  (4,361  )              (5,187  )
                                                                             -------------           ------------

   Net property and equipment                                                      17,584                 17,318

Other assets                                                                           44                     58
                                                                             -------------           ------------

   Total assets                                                                   $18,791                $17,917
                                                                             =============           ============

                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                         $   1,096              $     408
                                                                             -------------           ------------
       Total current liabilities                                                     1,096                    408

Commitments and contingencies

Divisional equity                                                                   17,695                 17,509
                                                                             -------------           ------------
           Total liabilities and divisional equity                                $ 18,791                $17,917
                                                                             =============           ============


   The accompanying notes are an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Statements of Operations
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                    1998                    1999                   2000
                                                 -------------            -----------            ------------
Revenue:
  Rooms                                               $7,633                 $8,241                  $8,556
  Food and beverage                                      668                    833                     755
  Telephone                                              305                    319                     288
  Other operating departments                            135                    136                     123
  Non-operating departments                               39                     41                      37
                                                -------------            -----------            ------------

       Total revenue                                   8,780                  9,570                   9,759

Operating expenses:
  Rooms                                                1,702                  1,797                   2,101
  Food and beverage                                      563                    677                     610
  Telephone                                               75                     88                      50
  Other                                                  135                    126                     110
                                                -------------            -----------            ------------

       Gross operating income                          6,305                  6,882                   6,888

Unallocated expenses:
  General and administrative                             914                  1,068                     947
  Marketing                                              511                    605                     637
  Property operations and energy                         732                    741                     847
  Property taxes, insurance and other                    336                    421                     364
  Depreciation                                           939                    688                     829
                                                -------------            -----------            ------------

       Operating income                                2,873                  3,359                   3,264

Allocation of consolidated income taxes               (1,121 )               (1,310 )                (1,273 )
                                                -------------            -----------            ------------

Net income                                            $1,752                 $2,049                  $1,991
                                                =============            ===========            ============


   The accompanying notes are an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Statements of Divisional Equity
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


Balance, December 31, 1997                           $17,517

   Distributions                                      (2,085 )
   Net income                                          1,752
                                              --------------

Balance, December 31, 1998                            17,184

   Distributions                                      (1,538 )
   Net income                                          2,049
                                              --------------

Balance, December 31, 1999                            17,695

   Distributions                                      (2,177 )
   Net income                                          1,991
                                              --------------

Balance, December 31, 2000                           $17,509
                                              ==============

   The accompanying notes are an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Statements of Cash Flows
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                               1998                      1999                    2000
                                                         ---------------            -------------            ------------
Cash flows from operating activities:
  Net income                                                      $1,752                   $2,049                  $1,991
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                  939                      688                     829
       Change in working capital components:
        Accounts receivable                                          (81 )                   (429 )                   449
        Prepaid expenses and other                                   (38 )                   (130 )                   118
        Accounts payable and accrued expenses                          2                      568                    (688 )
                                                         ---------------            -------------            ------------

Net cash provided by operating activities                          2,574                    2,746                   2,699

Cash flows from investing activities:
  Capital expenditures                                              (588 )                 (1,196 )                  (563 )
  Other assets                                                         6                        8                     (14 )
                                                         ---------------            -------------            ------------

Net cash used in investing activities                               (582 )                (1,188)                    (577 )

Cash flows from financing activities:
  Distributions                                                   (2,085 )                 (1,538 )                (2,177 )
                                                         ---------------            -------------            ------------

Net cash used in financing activities                             (2,085 )                 (1,538 )                (2,177 )
                                                         ---------------            -------------            ------------

(Decrease) Increase in cash and equivalents                          (93 )                     20                     (55 )
Cash and equivalents at beginning of year                            235                      142                     162
                                                         ---------------            -------------            ------------

Cash and equivalents at end of year                               $  142                  $   162                 $   107
                                                         ===============            =============            ============

   The accompanying notes are an integral part of these financial statements.


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Notes To Financial Statements
December 31, 2000


1.       Organization

Hilton Suites Auburn Hills (the "Hotel") was opened on March 21, 1989, and is owned and operated by Hilton Suites, Inc., a wholly owned subsidiary of Hilton Hotels Corporation ("Hilton"). The Hotel consists of 224 suites located in Auburn Hills, Michigan.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Property and Equipment

         Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings and four to eight years for building improvements and furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying value of the Hotel's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the statement of operations using a fair value based model.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         The Hotel is included in the consolidated Federal income tax return of Hilton, as well as the state income tax returns where applicable income tax returns of Hilton are filed. Income taxes have been computed using the statutory rate estimated to be paid by Hilton for the Hotel's share of taxable income. In addition, the income tax effects of temporary differences between financial and income tax reporting, primarily relating to fixed assets, are assumed by Hilton.


3.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                                              1999                       2000
                                                        ---------------              -------------
         Accrued compensation and benefits                     $   149                       $198
         Accrued room occupancy tax                                 39                         58
         Deposits                                                  227                         33
         Other accrued expenses                                    681                        119
                                                        ---------------              -------------

                                                                $1,096                       $408
                                                        ===============              =============


4.       Commitments and Contingencies

The Hotel is involved in certain litigation incurred in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Hotel's financial position or results of operations.


5.       Related-Party Transactions

The Hotel pays no management fees to Hilton. The Hotel purchases certain equipment and furniture from companies affiliated with Hilton. In addition, Hilton allocates to the Hotel certain payroll costs and costs for certain group services, including accounting, advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Hotel under Hilton's self-insurance plans. The basis for determining such allocations to the Hotel is consistent with other Hilton hotel properties. Hilton billed costs represent reimbursement of actual or estimated costs incurred or funding to defray costs to be incurred with no significant element of profit. The total of such costs incurred and allocated to the Hotel approximated $320,000, $288,000 and $281,000 in 1998, 1999 and 2000, respectively. All payables to Hilton for these services are recorded through divisional equity.

The financial statements of the Hotel are being prepared in conjunction with possible sale and financing transactions, potentially using the Hotel as collateral. As part of a financing agreement, certain existing contractual agreements between the properties and Hilton may be modified from those followed in these financial statements.

EMBASSY SUITES PORTLAND DOWNTOWN
An Operating Unit of Promus Hotels, Inc.

Financial Statements
As of June 30, 2001


                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                                      B-66

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000 and 2001               B-67


Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000
    and 2001                                                                                            B-68

Note to Financial Statements                                                                            B-69

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)

                                     Assets

                                                                                    12/31/00                  6/30/01
                                                                                 --------------            -------------
Current assets:
   Cash and equivalents                                                               $     178                $     136
   Accounts receivable, net of allowance for doubtful accounts of
    $9 and $3 for 2000 and 2001                                                             754                      681
   Current portion of note receivable                                                        26                       26
   Inventory                                                                                 94                      159
   Prepaid expenses and other                                                                41                       12
                                                                                 --------------            -------------

       Total current assets                                                               1,093                    1,014

Property and equipment:
    Land                                                                                  1,345                    1,345
    Building                                                                             33,125                   33,962
   Furniture and equipment                                                                7,176                    6,473
                                                                                 --------------            -------------

                                                                                         41,646                   41,780
    Less: accumulated depreciation                                                       (2,488 )                 (3,676 )
                                                                                 --------------            -------------

       Net property and equipment                                                        39,158                   38,104
                                                                                 --------------            -------------


Note receivable                                                                              65                       52
                                                                                 --------------            -------------

          Total assets                                                                  $40,316                  $39,170
                                                                                 ==============            =============

                        Liabilities and Divisional Equity

Current liabilities:
   Accounts payable and accrued expenses                                              $  2,217                 $  2,186
                                                                                  -------------            -------------

       Total current liabilities                                                         2,217                    2,186

Commitments and contingencies

Divisional equity                                                                       38,099                   36,984
                                                                                  -------------            -------------

          Total liabilities and divisional equity                                      $40,316                  $39,170
                                                                                  =============            =============


    The accompanying note is an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                             6/30/00                   6/30/01
                                                                         ---------------           --------------
Revenue:
  Rooms                                                                         $ 4,615                  $ 4,337
  Food and beverage                                                               1,250                    1,114
  Telephone                                                                         143                      113
  Other operating departments                                                       543                      508
  Non-operating departments                                                         222                      207
                                                                         ---------------           --------------

       Total revenue                                                              6,773                    6,279

Operating expenses:
  Rooms                                                                           1,102                      986
  Food and beverage                                                               1,308                      967
  Telephone                                                                          39                       32
  Other                                                                             236                      446
                                                                         ---------------           --------------

       Gross operating income                                                     4,088                    3,848

Unallocated expenses:
  General and administrative                                                        451                      402
  Marketing                                                                         504                      483
  Property operations and energy                                                    418                      399
  Property taxes, insurance and other                                               159                      118
  Depreciation                                                                    1,158                    1,188
  Management and franchise fees to Hilton                                           388                      397
                                                                         ---------------           --------------

       Operating income                                                           1,010                      861

Other income:
  Interest income                                                                     6                        6
                                                                         ---------------           --------------

  Net income before allocation of
     Consolidated income taxes                                                    1,016                      867
Allocation of consolidated income taxes                                            (396  )                  (338  )
                                                                         ---------------           --------------

Net income                                                                        $ 620                $     529
                                                                         ===============           ==============


    The accompanying note is an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Statements of Cash Flows
For the Six Month Periods Ended June 30,2000 and 2001
(in thousands)

                                                                         6/30/00                    6/30/01
                                                                      -------------              -------------
Cash flows from operating activities:
Net income                                                                    $ 620                  $     529
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation                                                             1,158                      1,188
     Change in working capital components:
      Accounts receivable                                                      (172 )                       73
      Inventory                                                                   3                        (65 )
      Prepaid expenses and other                                                 72                         29
      Accounts payable and accrued expenses                                    (352 )                      (31 )
                                                                      -------------              -------------

Net cash provided by operating activities                                     1,329                      1,723

Cash flows from investing activities:
  Capital expenditures                                                         (194 )                     (134 )
  Proceeds from note receivable                                                   6                         13
                                                                      -------------              -------------

Net cash used in investing activities                                          (188 )                     (121 )

Cash flows from financing activities:
  Distributions                                                              (1,249 )                   (1,644 )
                                                                      -------------              -------------

Net cash used in financing activities                                        (1,249 )                   (1,644 )
                                                                      -------------              -------------

Decrease in cash and equivalents                                               (108 )                      (42 )
Cash and equivalents at beginning of year                                       314                        178
                                                                      -------------              -------------

Cash and equivalents at end of period                                         $ 206                  $     136
                                                                      =============              =============

    The accompanying note is an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Note To Financial Statements
June 30, 2001


1.       General

The statements presented herein have been prepared in accordance with the accounting policies described in the Embassy Suites Portland Downtown 2000 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

EMBASSY SUITES PORTLAND DOWNTOWN
An Operating Unit of Promus
Hotels, Inc.


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                B-71

Balance Sheets as of December 31, 1999 and 2000                                         B-72

Statements of Operations for the Year Ended December 31, 1998 (Predecessor
Company), the Period January 1, 1999 through November 29, 1999 (Predecessor
Company), the Period November 30, 1999 through December 31, 1999 and the Year
Ended December 31, 2000                                                                 B-73

Statements of Divisional Equity for the Year Ended December 31, 1998 (Predecessor
Company), the Period January 1, 1999 through November 29, 1999 (Predecessor
Company), the Period November 30, 1999 through December 31, 1999 and the Year
Ended December 31, 2000                                                                 B-74

Statements of Cash Flows for the Year Ended December 31, 1998 (Predecessor
Company), the Period January 1, 1999 through November 29, 1999 (Predecessor
Company), the Period November 30, 1999 through December 31, 1999 and the Year
Ended December 31, 2000                                                                 B-75

Notes to Financial Statements                                                           B-76

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Promus Hotels, Inc.:

We have audited the accompanying balance sheets of Embassy Suites Portland Downtown, an operating unit of Promus Hotels, Inc. (a Delaware corporation) as of December 31, 1999 and 2000, and the related statements of operations, divisional equity and cash flows for the year ended December 31, 1998 (Predecessor Company), the period from January 1, 1999 through November 29, 1999 (Predecessor Company), the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Embassy Suites Portland Downtown as of December 31, 1999 and 2000 and the results of its operations and its cash flows for the year ended December 31, 1998 (Predecessor Company), the period from January 1, 1999 through November 29, 1999 (Predecessor Company), the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP


Los Angeles, California
August 30, 2001

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Balance Sheets
As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                   1999                     2000
                                                                             ---------------           --------------
Current assets:
   Cash and equivalents                                                           $     314                $     178
   Accounts receivable, net of allowance for doubtful accounts of
     $3 and $9 for 1999 and 2000, respectively                                          514                      754
   Current portion of note receivable                                                    16                       26
   Inventory                                                                             89                       94
   Prepaid expenses and other                                                            77                       41
                                                                             ---------------           --------------

       Total current assets                                                           1,010                    1,093

Property and equipment:
   Land                                                                               1,345                    1,345
   Building                                                                          33,014                   33,125
   Furniture and equipment                                                            6,660                    7,176
                                                                             ---------------           --------------

                                                                                     41,019                   41,646
   Less: accumulated depreciation                                                      (191  )                (2,488  )
                                                                             ---------------           --------------

       Net property and equipment                                                    40,828                   39,158

Note receivable                                                                          91                       65
                                                                             ---------------           --------------

           Total assets                                                             $41,929                  $40,316
                                                                             ===============           ==============


                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                           $  2,603                 $  2,217
                                                                             ---------------           --------------

       Total current liabilities                                                      2,603                    2,217

Commitments and contingencies

Divisional equity                                                                    39,326                   38,099
                                                                             ---------------           --------------

           Total liabilities and divisional equity                                  $41,929                  $40,316
                                                                             ===============           ==============


   The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Statements of Operations
For the Year Ended December 31, 1998, the Period from January 1, 1999 through
    November 29, 1999, the Period from November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000
(in thousands)

                                                  Predecessor Company
                                       -------------------------------------------
                                                                January 1, 1999       November 30, 1999
                                            Year Ended              through                through              Year Ended
                                        December 31, 1998      November 29, 1999      December 31, 1999     December 31, 2000
                                       --------------------  ---------------------  ---------------------  --------------------
Revenue:
  Rooms                                           $ 7,978                $ 9,068                 $  664               $ 9,618
  Food and beverage                                 2,308                  2,349                    378                 2,656
  Telephone                                           366                    367                     25                   284
  Other operating departments                       1,067                  1,226                    100                 1,438
  Non-operating departments                           147                    154                     12                   140
                                       --------------------  ---------------------  ---------------------  --------------------

       Total revenue                               11,866                 13,164                  1,179                14,136

Operating expenses:
  Rooms                                             1,786                  2,056                    160                 2,227
  Food and beverage                                 1,897                  1,979                    238                 2,065
  Telephone                                            92                     93                      6                    77
  Other                                               895                  1,031                     96                 1,015
                                       --------------------  ---------------------  ---------------------  --------------------

       Gross operating income                       7,196                  8,005                    679                 8,752

Unallocated expenses:
  General and administrative                          795                    842                     83                   840
  Marketing                                           933                    943                    100                 1,043
  Property operations and energy                      804                    774                     63                   830
  Property taxes, insurance and other                 207                    252                     30                   307
  Depreciation                                      2,208                  2,051                    191                 2,297
  Management and franchise fees to                    674                    756                     59                   809
     affiliated companies
                                       --------------------  ---------------------  ---------------------  --------------------

       Operating income                             1,575                  2,387                    153                 2,626

Other income:
  Interest income                                     179                     12                      1                     8
                                       --------------------  ---------------------  ---------------------  --------------------

  Net income before allocation of                   1,754                  2,399                    154                 2,634
     consolidated income taxes

Allocation of consolidated income                    (684   )               (935   )                (60   )            (1,027  )
    taxes
                                       --------------------  ---------------------  ---------------------  --------------------

Net income                                        $ 1,070                $ 1,464                   $ 94               $ 1,607
                                       ====================  =====================  =====================  ====================

   The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Statements of Divisional Equity
For the Year Ended December 31, 1998, the Period from January 1, 1999 through
    November 29, 1999, the Period from November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000
(in thousands)


Balance, December 31, 1997 (Predecessor Company)                     $44,801

   Distributions                                                      (2,706 )
   Net income                                                          1,070
                                                             ---------------

Balance, December 31, 1998 (Predecessor Company)                      43,165

   Distributions                                                      (3,082 )
   Net income                                                          1,464
                                                             ---------------

Balance, November 29, 1999 (Predecessor Company)                      41,547

   Net adjustments of recording assets and liabilities to
     fair value due to Hilton acquisition                             (2,156 )
   Distributions                                                        (159 )
   Net income                                                             94
                                                             ---------------

Balance, December 31, 1999                                            39,326

   Distributions                                                      (2,834 )
   Net income                                                          1,607
                                                             ---------------

Balance, December 31, 2000                                           $38,099
                                                             ===============

   The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Statements of Cash Flows
Forthe Year Ended December 31, 1998, the Period from January 1, 1999 through
   November 29, 1999, the Period from November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000
(in thousands)

                                                    Predecessor Company
                                        -------------------------------------------
                                                                 January 1, 1999       November 30, 1999        Year Ended
                                            Year Ended               through                through            December 31,
                                         December 31, 1998      November 29, 1999      December 31, 1999           2000
                                        --------------------  ---------------------  ---------------------  -------------------
Cash flows from operating activities:
  Net income                                         $1,070                 $1,464                  $  94               $1,607
  Adjustments to reconcile net income
     to net cash provided by operating
     activities:
      Depreciation                                    2,208                  2,051                    191                2,297
      Change in working capital
        components:
          Accounts receivable                          (469 )                  (60 )                  231                 (240  )
          Inventory                                     (17 )                  (23 )                  (18 )                 (5  )
          Prepaid expenses and other                    (62 )                   72                    (71 )                 36
          Accounts payable and
           accrued expenses                             316                   (56)                     74                 (386  )
                                        --------------------  ---------------------  ---------------------  --------------------

Net cash provided by operating
  activities                                          3,046                  3,448                                       3,309
                                                                                                      501

Cash flows from investing activities:
  Capital expenditures                                 (320 )                 (382 )                 (167 )               (627  )
  Proceeds from note receivable                          15                     21                      2                   16
                                        --------------------  ---------------------  ---------------------  --------------------

Net cash used in investing activities                  (305 )                 (361 )                 (165 )               (611  )

Cash flows from financing activities:
  Distributions                                      (2,706 )               (3,082 )                 (159 )             (2,834  )
                                        --------------------  ---------------------  ---------------------  --------------------

Net cash used in financing activities                (2,706 )               (3,082 )                 (159 )             (2,834  )
                                        --------------------  ---------------------  ---------------------  --------------------

Increase (Decrease) in cash and
  equivalents                                            35                      5                    177                 (136  )

Cash and equivalents at beginning of
  year                                                                                                                     314
                                                         97                    132                    137
                                        --------------------  ---------------------  ---------------------  --------------------

Cash and equivalents at end of year                  $  132                $   137                   $314              $   178
                                        ====================  =====================  =====================  ====================



   The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Notes To Financial Statements
December 31, 2000


1.       Organization

Embassy Suites Portland Downtown (the "Hotel") was opened in August 1997 and is owned and operated by Promus Hotels, Inc. The Hotel is located in Portland, Oregon and has 276 rooms.

On November 30, 1999, Hilton Hotels Corporation ("Hilton") purchased the Hotel through its acquisition of Promus Hotel Corporation ("Promus"). As a result of the acquisition, Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton. The acquisition of Promus by Hilton was accounted for as a purchase, and as such, the assets and liabilities of Promus were required to be restated to reflect the estimated fair value at the acquisition date. The assets and liabilities of the Hotel as presented in the accompanying financial statements were also required to be restated to reflect the estimated fair value at the acquisition date. At November 30, 1999, in accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," Hilton management made an allocation of the estimated fair value of the Hotel's assets and liabilities in the accompanying financial statements. As a result of this fair value allocation, net property and equipment of the Hotel was reduced by $2,156,000 as of this date.

Due to a lack of comparability, the accompanying financial statements have been presented in a format detailing the historical results of the Hotel prior to the Hilton acquisition, and include effects of the acquisition since November 30, 1999.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Inventory

         Inventory primarily consists of food and beverage items and is valued at the lower of cost or estimated net realizable value.

         Property and Equipment

         Property and equipment are stated at cost (also see Note 1). Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings and four to eight years for building improvements and furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying value of the Hotel's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the statement of operations using a fair value based model.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         The Hotel is included in the consolidated Federal income tax return of Hilton or Promus, as applicable, as well as the state income tax returns where applicable income tax returns of Hilton or Promus are filed. Income taxes have been computed using the statutory rate estimated to be paid by Hilton or Promus for the Hotel's share of the taxable income. In addition, the income tax effects of temporary differences between financial and income tax reporting, primarily relating to fixed assets, are assumed by Hilton or Promus, as applicable.


3.       Note Receivable

On October 7, 1997, the Hotel issued a $140,000 note. This note has an effective interest rate of 10.5 percent. Monthly payments attributed to principal and interest of $3,000 commenced in August 1998 which will result in the note being fully repaid by July 1, 2003. The estimated fair value of the note receivable approximates the carrying value.


4.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                                              1999                      2000
                                                       -----------------          ---------------
         Accrued compensation and benefits                       $  486                   $  272
         Accrued sales tax                                           53                      147
         Deposits                                                    93                      118
         Other accrued expenses                                   1,971                    1,680
                                                       -----------------          ---------------

                                                                 $2,603                   $2,217
                                                       =================          ===============

5.       Commitments and Contingencies

The Hotel is involved in certain litigation incurred in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Hotel's financial position or results of operations.


6.       Related-Party Transactions

The Hotel has entered into related party transactions with certain affiliated companies of Hilton or Promus. The Hotel pays management fees to certain affiliated companies equal to three percent of gross revenue, as defined. The Hotel also pays franchise fees to certain affiliated companies, equal to four percent of rooms revenue for the use of the Embassy Suites trademark.

The Hotel purchases certain equipment and furniture from certain affiliated companies. In addition, certain affiliated companies allocate to the Hotel certain payroll costs and costs for certain group services, including advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Hotel under certain affiliated companies' self-insurance plans. The basis for determining such allocations to the Hotel is consistent with other Hilton or Promus hotel properties. Certain affiliated companies' billed costs represent reimbursement of actual or estimated costs incurred or funding to defray costs to be incurred with no significant element of profit. The total of such costs incurred and allocated to the Hotel approximated $394,000, $514,000, $48,000 and $674,000 in the year ended 1998, the period from January 1, 1999 through November 29, 1999, the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000, respectively. All payables for these services are recorded through divisional equity.

The financial statements of the Hotel are being prepared in conjunction with possible sale and financing transactions, potentially using the Hotel as collateral. As part of a financing agreement, certain existing contractual agreements between the Hotel and Hilton may be modified from those followed in these financial statements.


7.       Other Employee Benefit Plans

In addition to retirement costs that are allocated to the Hotel by certain affiliated companies with respect to employee investment and retirement plans (the costs of which are included in the amounts disclosed in Note 6), the Hotel is responsible for certain other employee benefits.

The Hotel's union employees participate in a multi-employer plan that provides health care and other welfare benefits to participants during their working lives and after retirement. Employer contributions are determined in accordance with the provisions of the negotiated contract and are based on the number of hours worked. The Hotel expensed approximately $135,000, $212,000, $20,000 and $245,000 in the year ended 1998, the period from January 1, 1999 through November 29, 1999, the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000, respectively, for contributions to the health and welfare trust fund.

                                   ADDENDUM TO
                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

           ---------------------------------------------------------

           THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN APPENDIX C TO THE ATTACHED PROSPECTUS, DATED APRIL 4, 2001.
           ---------------------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.), to invest in health care properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2000. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1996 and December 2000.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1996 and December 2000. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2000.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 2000, of the Prior Public Programs, the offerings of which became fully subscribed between January 1996 and December 2000.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1996 and December 2000.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                            CNL American        CNL Income         CNL Income        CNL Retirement
                                          Properties Fund,      Fund XVII,         Fund XVIII,        Properties,
                                                Inc.               Ltd.               Ltd.                Inc.
                                           ----------------   ---------------     --------------    -----------------
                                              (Note 1)                                              (Notes 2 and 3)

Dollar amount offered                         $747,464,420       $30,000,000        $35,000,000         $155,000,000
                                           ================   ===============     ==============    =================

Dollar amount raised                                 100.0 %           100.0 %            100.0 %              100.0 %
                                           ----------------   ---------------     --------------    -----------------

Less offering expenses:

   Selling commissions and discounts                  (7.5 )            (8.5 )             (8.5 )               (7.5 )
   Organizational expenses                            (2.2 )            (3.0 )             (3.0 )               (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                           (0.5 )            (0.5 )             (0.5 )               (0.5 )
                                           ----------------   ---------------     --------------    -----------------
                                                     (10.2 )           (12.0 )            (12.0 )              (11.0 )
                                           ----------------   ---------------     --------------    -----------------
Reserve for operations                                  --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Percent available for investment                      89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Acquisition costs:

   Cash down payment                                  85.3 %            83.5 %             83.5 %               84.5 %
   Acquisition fees paid to affiliates                 4.5               4.5                4.5                  4.5
   Loan costs                                           --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Total acquisition costs                               89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                  --                --                 --                   --

Date offering began                               4/19/95,           9/02/95            9/20/96              9/18/98
                                                   2/06/97
                                               and 3/02/98

Length of offering (in months)               22, 13 and 9,                12                 17                   24
                                              respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                    23, 16 and 11,                15                 17                   19
                                              respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties

Note 2
   (Continued):
         REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. As of December 31, 2000, the Retirement Properties REIT had received subscription proceeds of $1,972,591 (197,259 shares) from its 2000 Offering, including $84,456
         (8,446 shares) issued pursuant to the reinvestment plan.

Note 3: During its Initial Offering, the Retirement Properties REIT raised $9,718,974 or 6.3% of the dollar amount offered. The percentage of dollar amount raised is based on the actual amount raised during the Retirement Properties REIT's Initial Offering.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                   CNL American        CNL Income       CNL Income        CNL Retirement
                                                 Properties Fund,      Fund XVII,       Fund XVIII,         Properties,
                                                       Inc.               Ltd.             Ltd.                Inc.
                                                 ------------------  ---------------  ----------------  --------------------
                                                  (Notes 1, 2 and                                            (Note 4)
                                                        6)
Date offering commenced                           4/19/95, 2/06/97          9/02/95           9/20/96   9/18/98 and 9/19/00
                                                       and 3/02/98

Dollar amount raised                                  $747,464,420      $30,000,000       $35,000,000           $11,691,593
                                                 ==================  ===============  ================  ====================
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts                  56,059,832        2,550,000         2,975,000               876,867
     Real estate commissions                                    --               --                --                    --
     Acquisition fees (Notes 5 and 6)                   33,604,618        1,350,000         1,575,000               526,121
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                            3,737,322          150,000           175,000                58,458
                                                 ------------------  ---------------  ----------------  --------------------
Total amount paid to sponsor                            93,401,772        4,050,000         4,725,000             1,461,446
                                                 ==================  ===============  ================  ====================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2000 (Note 7)                                    (152,419,134 )      1,946,582         2,430,370             1,349,284
     1999 (Note 7)                                     311,630,414        2,567,164         2,921,071                51,647
     1998                                               42,216,874        2,638,733         2,964,628                    --
     1997                                               18,514,122        2,611,191         1,471,805                    --
     1996                                                6,096,045        1,340,159            30,126                    --
     1995                                                  594,425           11,671                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Note 6):
     2000                                                3,542,515          100,360           120,319               253,265
     1999                                                4,369,200          117,146           124,031                38,796
     1998                                                3,100,599          117,814           132,890                    --
     1997                                                1,437,908          116,077           110,049                    --
     1996                                                  613,505          107,211             2,980                    --
     1995                                                   95,966            2,659                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                      28,733,948        2,812,379           688,997                    --
     Notes                                                      --               --                --                    --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                    --               --                --                    --
     Incentive fees                                             --               --                --                    --
     Other (Note 6)                                             --               --                --                    --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
         $70,070, respectively, in secured equipment lease servicing fees.

Note 3:  Excludes   properties   sold  and  substituted   with   replacement
         properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2000.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note
         6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.


                                                                      1994                                          1997
                                                                    (Note 1)        1995            1996          (Note 2)
                                                                   ------------  ------------   -------------   -------------

Gross revenue                                                           $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                          --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15 and 18)                          --            --              --              --
Provision for losses on assets (Notes 12, 14 and 17)                        --            --              --              --
Interest income                                                             --       119,355       1,843,228       3,941,831
Less:  Operating expenses                                                   --      (186,145 )      (908,924 )    (2,066,962 )
       Transaction costs                                                    --            --              --              --
       Loss on investment in securities                                     --            --              --              --
       Provision for loss on mortgage loans held for sale                   --            --              --              --
       Interest expense                                                     --            --              --              --
       Depreciation and amortization                                        --      (104,131 )      (521,871 )    (1,795,062 )
       Advisor acquisition expense (Note 16)                                --            --              --              --
       Minority interest in (income)/loss of consolidated joint                                                              )
         ventures                                                           --           (76 )       (29,927 )       (31,453
                                                                   ------------  ------------   -------------   -------------
Net income (loss) - GAAP basis                                              --       368,779       4,745,962      15,564,456
                                                                   ============  ============   =============   =============
Taxable income
    -  from operations (Note 8)                                             --       379,935       4,894,262      15,727,311
                                                                   ============  ============   =============   =============
    -  from gain (loss) on sale (Notes 7, 15 and 18)                        --            --              --         (41,115 )
                                                                   ============  ============   =============   =============

Cash generated from (used in) operations (Notes 4 and 5)                    --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15 and 18)                              --            --              --       6,289,236
Cash generated from refinancing                                             --            --              --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated from (used in) operations, sales and refinancing             --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                  --      (498,459 )    (5,439,404 )   (16,854,297 )
      -  from sale of properties                                            --            --              --              --
      -  from cash flow from prior period                                   --            --              --              --
      -  from return of capital (Note 10)                                   --      (136,827 )            --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions                        --      (136,827 )        43,136       6,511,153
Special items (not including sales of real estate and
refinancing):
      Subscriptions received from stockholders                              --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                  200,000            --              --              --
      Retirement of shares of common stock (Note 13)                        --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                              --       200,000          97,419              --
      Distributions to minority interest                                    --            --         (39,121 )       (34,020 )
      Payment of stock issuance costs                                      (19 )  (3,680,704 )    (8,486,188 )   (19,542,862 )
      Acquisition of land and buildings on operating leases                 --   (18,835,969 )   (36,104,148 )  (143,542,667 )
      Investment in direct financing leases                                 --    (1,364,960 )   (13,372,621 )   (39,155,974 )
      Proceeds from sales of equipment direct financing leases              --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                            --            --              --              --
      Proceeds from sale of securities                                      --            --              --              --
      Investment in joint venture                                           --            --              --              --
      Increase in restricted cash                                           --            --              --              --
      Purchase of other investments (Note 4)                                --            --              --              --
      Investment in mortgage notes receivable (Note 4)                      --            --     (13,547,264 )    (4,401,982 )
      Collections on mortgage notes receivable (Note 4)                     --            --         133,850         250,732
      Investment in equipment and other notes        receivable             --            --              --     (12,521,401 )
      Collections on equipment and other notes receivable                   --            --              --              --
      Investment in (redemption of) certificates of deposit                 --            --              --      (2,000,000 )
      Issuance of bonds                                                     --            --              --              --
      Payment on bonds                                                      --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                       --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                           --            --        (145,080 )   (20,784,577 )
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties (Note       (199,036 )  (2,500,056 )      (939,798 )    (2,857,352 )
20)
      Increase in intangibles and other assets                              --      (628,142 )    (1,103,896 )            --
      Proceeds from borrowings on mortgage warehouse facilities             --            --              --              --
      Payments on mortgage warehouse facilities                             --            --              --              --
      Payments of loan and bond issuance costs                              --            --              --              --
      Other                                                                 --            --         (54,533 )        49,001
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                      945    11,507,500      30,941,643       5,136,689
                                                                   ============  ============   =============   =============


     1998              1999             2000
   (Note 3)          (Note 3)         (Note 3)
---------------   ---------------   --------------

   $33,202,491      $ 62,165,451     $ 93,693,424
        16,018            97,307           97,559
            --        (1,851,838 )       (721,230 )
      (611,534 )      (7,779,195 )     (2,575,716 )
     8,984,546        13,335,146       29,794,446
    (5,354,859 )     (12,078,868 )    (30,540,955 )
            --        (6,798,803 )    (10,315,116 )
            --                --       (5,347,659 )
            --                --       (6,854,932 )
            --       (10,205,197 )    (47,612,460 )
    (4,054,098 )     (10,346,143 )    (17,713,928 )
            --       (76,333,516 )             --

       (30,156 )         (41,678 )      1,023,730
---------------   ---------------   --------------
    32,152,408       (49,837,334 )      2,927,163
===============   ===============   ==============

    33,553,390        58,152,473       28,881,542
===============   ===============   ==============
      (149,948 )        (789,861 )     (2,696,079 )
===============   ===============   ==============

    39,116,275       307,261,214     (155,961,649 )
     2,385,941         5,302,433       12,833,063
            --                --               --
---------------   ---------------   --------------
    41,502,216       312,563,647     (143,128,586 )

   (39,116,275 )     (60,078,825 )             --
            --                --               --
      (265,053 )              --      (66,329,582 )
       (67,821 )              --               --
---------------   ---------------   --------------
     2,053,067       252,484,822     (209,458,168 )

   385,523,966           210,736               --
            --                --               --
      (639,528 )         (50,891 )             --

            --           740,621           39,922
       (34,073 )         (66,763 )       (146,601 )
   (34,579,650 )        (737,190 )     (1,493,436 )
  (200,101,667 )    (286,411,210 )   (160,901,355 )
   (47,115,435 )     (63,663,720 )    (15,368,629 )
            --         2,252,766        1,848,664

            --                --        1,187,238
            --                --        7,720,997
      (974,696 )        (187,452 )             --
            --                --       (1,875,838 )
   (16,083,055 )              --       (2,831,779 )
    (2,886,648 )      (4,041,427 )       (653,922 )
       291,990           393,468          965,612
    (7,837,750 )     (26,963,918 )    (10,476,685 )
     1,263,633         3,500,599        7,368,619
            --         2,000,000               --
            --                --      280,906,000
            --                --       (2,422,469 )

     7,692,040       439,941,245      397,538,000
        (8,039 )     (61,580,289 )   (586,425,008 )


    (4,574,925 )      (1,492,310 )             --
    (6,281,069 )      (1,862,036 )       (377,755 )
            --        27,101,067      301,227,438
            --      (352,808,966 )     (7,718,739 )
            --        (5,947,397 )    (20,891,532 )
       (95,101 )              --               --
---------------   ---------------   --------------

    75,613,060       (77,188,245 )    (22,239,426 )
===============   ===============   ==============


                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                            --                20                 61                67
                                                ==============     =============     ==============     =============
    -  from recapture                                      --                --                 --                --
                                                ==============     =============                        =============
                                                                                     ==============
Capital gain (loss) (Notes 7, 15 and 18)                   --                --                 --                --
                                                ==============     =============     ==============     =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                              --                19                 59                66
    -  from capital gain                                   --                --                 --                --
    -  from investment income from prior                   --
        period                                                               --                 --                --
   -  from return of capital (Note 10)                     --                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11):               --                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis):
    -  from sales                                          --                --                 --                --
    -  from refinancing                                    --                --                 --                --
    -  from operations (Note 4)                            --                26                 67                72
    -  from cash flow from prior period                    --                --                 --                --
    -  from return of capital (Note 10)                    --                 7                 --                --
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                --                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6)                 0.00 %            5.34 %             7.06 %            7.45 %
Total cumulative cash distributions per
    $1,000 investment from inception                       --                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15 and 18)                        N/A               100 %              100 %             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions

      1998                 1999              2000
    (Note 3)             (Note 3)          (Note 3)
------------------    ---------------   ---------------





               63                 74                33
==================    ===============   ===============
               --                 --                --
==================    ===============   ===============
               --                 (1 )              (3 )
==================    ===============   ===============


               60                 --                 3
               --                 --                --

               --                 --                --
               14                 76                73
------------------    ---------------   ---------------
               74                 76                76
==================    ===============   ===============

               --                 --                --
               --                 --                --
               73                 76                --
                1                 --                76
               --                 --                --
------------------    ---------------   ---------------
               74                 76                76
==================    ===============   ===============

            7.625 %            7.625 %           7.625 %

              246                322               398






              100 %              100 %             100 %


Note 4
(Continued):
         and purchases of other investments held for sale as operating activities in its financial statements. APF continues to classify investments in mortgage loans and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:  Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 2000, 1999, 1998, 1997, 1996 and 1995, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended  December 31, 1998,  APF recorded  provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,575,716 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19: During the year ended December 31, 2000, APF received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999 and 2000, APF incurred $300,206, $1,493,437 and $1,493,436 of such fees, respectively, which were paid in January 1999, 2000 and 2001, respectively.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint ventures              --             4,834           100,918             140,595
Gain on sale of assets (Note 9)                                  --                --                --                  --
Loss on dissolution of consolidated joint venture
  (Note 7)                                                       --                --                --                  --
Provision for loss on assets (Note 8)                            --                --                --                  --
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493 )        (169,536 )        (181,865 )          (168,542 )
       Transaction costs                                         --                --                --             (14,139 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                           (309 )        (179,208 )        (387,292 )          (369,209 )
       Minority interest in income of
         consolidated joint venture (Note 7)                     --                --           (41,854 )           (62,632 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                         --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note7)                                --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199 )        (703,681 )      (2,177,584 )        (2,400,000 )
      -  from prior period                                       --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                --                  --
      General partners' capital contributions                 1,000                --                --                  --
      Contributions from minority interest                       --           140,676           278,170                  --
      Distribution to holder of minority interest                --                --           (41,507 )           (49,023 )
      Distribution to holder of minority interest
        from dissolution of consolidated joint
        venture                                                  --                --                --                  --
      Syndication costs                                    (604,348 )      (2,407,317 )              --                  --
      Acquisition of land and buildings                    (332,928 )     (19,735,346 )      (1,740,491 )                --
      Investment in direct financing leases                      --        (1,784,925 )      (1,130,497 )                --
      Investment in joint ventures                               --          (201,501 )      (1,135,681 )          (124,452 )
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                --
      Increase in other assets                             (221,282 )              --                --                  --
      Reimbursement from developer of
         construction costs                                      --                --                --             306,100
      Other                                                    (410 )             410                --                  --
                                                      --------------
                                                                        --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                     --                --                --                  --
                                                      ==============    ==============     =============      ==============

      1999               2000
-----------------    --------------

     $ 2,403,040       $ 2,076,758
         182,132           176,088
              --            17,447

         (82,914 )              --
              --          (918,692 )
          44,184            29,806
        (219,361 )        (294,118 )
         (71,366 )         (18,695 )
              --                --
        (384,985 )        (395,456 )

         (31,461 )              --
-----------------    --------------
       1,839,269           673,138
=================    ==============

       2,003,243         1,778,820
=================    ==============
         (23,150 )        (310,047 )
=================    ==============

       2,450,018         1,846,222
       2,094,231         1,136,991
              --                --
-----------------    --------------

       4,544,249         2,983,213

      (2,400,000 )      (1,846,222 )
              --          (553,778 )
-----------------    --------------

       2,144,249           583,213

              --                --
              --                --
              --                --
         (46,567 )              --


        (417,696 )              --
              --                --
              --        (1,630,164 )
              --                --
        (527,864 )             (12 )



              --                --
              --                --
              --                --
              --                --
-----------------    --------------

       1,152,122        (1,046,963 )
=================    ==============




              66                59
=================    ==============
              --                --
=================    ==============
              (1 )             (10 )
=================    ==============


                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                73                 79
    -  from capital gain (Note 10)                         --                --                --                 --
    -  from investment income from prior
       period                                              --                --                --                  1
    -  from return of capital                              --                --                --                 --
                                                --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
   Source (on cash basis)
    -  from sales                                          --                --                --                 --
    -  from operations                                      4                23                73                 80
    -  from cash flow from prior period                    --                --                --                 --
                                                --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                  5.00 %            5.50 %           7.625 %             8.00 %
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27               100                180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 10)                            N/A               100 %             100 %              100 %



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997, 1998 and 1999 are reflected in the 1996, 1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998, 1999, and 2000, are not included in the 1995, 1996, 1997, 1998,
         1999 and 2000 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6:  During  1998,   CNL  XVII   received   approximately   $306,100  in
         reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes. In January 2000, CNL XVII reinvested approximately $1,630,200 of the net sales proceeds received from the 1999 sale of this property in a Baker's Square property in Wilmette, Illinois.

      1999                 2000
------------------    ----------------



               61                  21
               --                   1

               19                  --
               --                  58
------------------    ----------------
               80                  80
==================    ================

               --                  --
               80                  62
               --                  18
------------------    ----------------
               80                  80
==================    ================

             8.00 %              8.00 %

              260                 340






               94 %                94 %

Note 8: During 2000, CNL XVII recorded provisions for loss on assets in the amount of $831,593 for financial reporting purposes relating to the Boston Market properties in Long Beach and Inglewood, California. The tenant of these properties filed for bankruptcy in October 1998 and ceased payment of rents under the terms of its lease agreement. The allowance represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for these properties. In addition, during 2000, CNL XVII recorded a provision for loss on assets in the amount of $87,099 for financial reporting purposes relating to a Mr. Fable's property in Kentwood, Michigan. The tenant of this property defaulted under the terms of its lease and ceased restaurant operations. The allowance represented the difference between the carrying value of the property at December 31, 2000 and the net realizable value for the property.

Note 9: During 2000, CNL XVII sold its property in Warner Robins, Georgia, resulting in a gain of $17,447 for financial reporting purposes.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.


                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                              --                --                --                  --
Gain on sale of properties (Note 7)                              --                --                --                  --
Provision for loss on assets (Note 5 and 9)                      --                --                --            (197,466 )
Lease termination refund to tenant (Note 8)                      --                --                --                  --
Lease termination income (Note 10)                               --                --                --                  --
Interest income                                                  --            30,241           161,826             141,408
Less:  Operating expenses                                        --            (3,992 )        (156,403 )          (207,974 )
       Transaction costs                                         --                --                --             (15,522 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                             --              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                          --            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                           --            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                     --            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                               --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                  --            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                --            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                       --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                --            25,008           505,799             363,338
Special items (not including sales and refinancing):
    Limited partners' capital contributions                      --         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                --                --                  --
    Contributions from minority interest                         --                --                --                  --
    Syndication costs                                            --          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                            --        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                        --                --        (5,962,087 )           (12,945 )
    Investment in joint venture                                  --                --                --            (166,025 )
    Decrease (increase) in restricted cash                       --                --                --                  --
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                 --          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                     --          (276,848 )              --                  --
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           --                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                     --                --                --                  --
                                                      ==============    ==============     =============      ==============

     1999             2000
---------------   -------------

   $ 3,075,379     $ 2,628,201
        61,656         112,863
        46,300              --
            --        (853,166 )
            --         (84,873 )
            --         100,000
        55,336          40,049
      (256,060 )      (401,170 )
       (74,734 )       (27,532 )
            --              --
      (392,521 )      (397,175 )
---------------   -------------
     2,515,356       1,117,197
===============   =============

     2,341,350       1,939,686
===============   =============
        80,170              --
===============   =============

     2,797,040       2,310,051
       688,997              --
            --              --
---------------   -------------

     3,486,037       2,310,051

    (2,797,040 )    (2,310,051 )
        (2,958 )      (489,949 )
---------------   -------------

       686,039        (489,949 )

            --              --
            --              --
            --              --
            --              --
       (25,792 )            --
             --             --
      (526,138 )    (1,001,558 )
      (688,997 )       688,997


        (2,495 )            --
             --             --
          (117 )            --
---------------   -------------

      (557,500 )      (802,510 )
===============   =============




            66              55
===============   =============
            --              --
===============   =============
             2              --
===============   =============


                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                              --                --                 38                65
    -  from capital gain                                   --                --                 --                --
    -  from investment income from prior
       period                                              --                --                 --                 6
    -  from return of capital                              --                --                 --                --
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                 --                --                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                 --                --                 --                --
    -  from operations                                     --                --                 38                71
    -  from cash flow from prior period                    --                --                 --                --
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                 --                --                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception                                            0.00 %            5.00 %             5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                             --                --                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100 %              100 %             100 %
    acquisition cost of all properties in
    program) (Note 7)


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998 and 1999 are reflected in the 1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998, 1999 and 2000, are not included in the 1996, 1997, 1998, 1999 and 2000 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on assets of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The provision for loss represented the difference between the property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, CNL XVIII used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during 2000 is due to lease termination negotiations during 2000 related to the 1999 sale of CNL XVIII's property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

     1999               2000
----------------    -------------



             71               29
              1               --

              8                3
             --               48
----------------    -------------
             80               80
================    =============

             --               --
             80               66
             --               14
----------------    -------------
             80               80
================    =============


           8.00 %           8.00 %

            189              269






             98 %            100 %

Note 9: During 2000, CNL XVIII recorded a provision for loss on assets in the amount of $299,849 for financial reporting purposes relating to its property in San Antonio, Texas. The tenant of this property closed the store and ceased operations during 2000. In addition, during 2000, CNL XVIII recorded provisions for loss on assets in the amount of $653,317 for financial reporting purposes, relating to its properties in Timonium, Maryland and Raleigh, North Carolina. The tenant declared bankruptcy and rejected the lease relating to the property in Timonium, Maryland, and terminated the lease relating to the property in Raleigh, North Carolina. The provisions for loss represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for the properties.

Note 10: In consideration of the Partnership releasing the former tenant of the Boston Market property in Raleigh, North Carolina from its obligations under its lease, the Partnership received termination fee income of $100,000 during 2000.

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RETIREMENT PROPERTIES, INC.



                                                            1997           1998              1999            2000
                                                          (Note 1)       (Note 1)          (Note 1)        (Note 2)
                                                         ------------   ------------     -------------   -------------

Gross revenue                                                 $   --         $   --           $    --      $  981,672
Interest and other income                                         --             --            86,231         103,058
Less:  Operating expenses                                         --             --           (79,621 )      (181,596 )
       Interest expense                                           --             --                --        (367,374 )
       Depreciation and amortization                              --             --                --        (310,982 )
       Organizational costs                                       --             --           (35,000 )            --
                                                         ------------   ------------     -------------   -------------
Net income (loss) - GAAP basis                                    --             --           (28,390 )       224,778
                                                         ============   ============     =============   =============
Taxable income
    -  from operations (Note 6)                                   --             --            86,231          93,269
                                                         ============   ============     =============   =============
    -  from gain (loss) on sale                                   --             --                --              --
                                                         ============   ============     =============   =============
Cash generated from operations (Notes 3 and 4)                    --                           12,851       1,096,019
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                                 --             --           (12,851 )      (502,078 )
      -  from sale of properties                                  --             --                --              --
      -  from cash flow from prior period                         --             --                --              --
      -  from return of capital (Note 8)                          --             --           (37,553 )            --
                                                         ------------   ------------     -------------   -------------
Cash generated (deficiency) after cash
    distributions                                                 --             --           (37,553 )       593,941
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from stockholders                    --             --         5,200,283       6,491,310
      Sale of common stock to CNL
         Retirement Corp.                                    200,000             --                --              --
      Stock issuance costs                                        --        (64,569 )        (416,153 )      (519,586 )
      Acquisition of land, building and
         equipment                                                --             --                --     (13,848,900 )
      Payment of acquisition costs                                --             --                --        (562,491 )
      Increase in restricted cash                                 --             --                --         (17,312 )
      Reimbursement of organizational, offering and
        acquisition costs paid by related party on
        behalf of the company                                     --       (135,339 )          (2,447 )      (411,875 )
      Proceeds of borrowing on line of credit                     --             --                --       8,100,000
      Payment on line of credit                                   --             --                --      (4,305,000 )
      Payment of loan costs                                       --             --                --         (55,917 )
      Retirement of shares of common stock                        --             --                --         (30,508 )
                                                         ------------   ------------     -------------   -------------
Cash generated (deficiency) after cash
    distributions and special items                          200,000       (199,908 )       4,744,130      (4,566,338 )
                                                         ============   ============     =============   =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 9)
    -  from operations (Note 6)                                   --             --                --              19
                                                         ============   ============     =============   =============
    -  from recapture                                             --             --                --              --
                                                         ============   ============     =============   =============
Capital gain (Note 7)                                             --             --                --              --
                                                         ============   ============     =============   =============


                                                            1997           1998              1999            2000
                                                          (Note 1)       (Note 1)          (Note 1)        (Note 2)
                                                         ------------   ------------     -------------   -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                     --             --                --              19
    -  from capital gain                                          --             --                --              --
    -  from investment income from
       prior period                                               --             --                --              --
    -  from return of capital (Note 8)                            --             --                12              40
                                                         ------------   ------------     -------------   -------------
Total distributions on GAAP basis (Note 9)                        --             --                12              59
                                                         ============   ============     =============   =============
   Source (on cash basis)
    -  from sales                                                 --             --                --              --
    -  from refinancing                                           --             --                --              --
    -  from operations                                            --             --                 3              59
    -  from cash flow from prior period                           --             --                --              --
    -  from return of capital (Note 8)                            --             --                 9              --
                                                         ------------   ------------     -------------   -------------
Total distributions on cash basis (Note 9)                        --                               12              59
                                                         ============   ============     =============   =============
Total cash distributions as a percentage
    of original $1,000 investment (Note 5)                       N/A            N/A               3.0 %          5.79 %
Total cumulative cash distributions per
    $1,000 investment from inception                             N/A            N/A                12              71
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                                  N/A            N/A               N/A             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2000. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3: Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:  Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 2000 and 1999, approximately 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the year ended December 31, 2000, approximately 46% of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for years ended December 31, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)          02/05/87      06/12/92        $1,169,021        --          --         --        $1,169,021
   Wendy's -
     Fairfield, CA (14)          07/01/87      10/03/94        1,018,490         --          --         --         1,018,490
   Wendy's -
     Casa Grande, AZ             12/10/86      08/19/97          795,700         --          --         --           795,700
   Wendy's -
     North Miami, FL (9)         02/18/86      08/21/97          473,713         --          --         --           473,713
   Popeye's -
     Kissimmee, FL (14)          12/31/86      04/30/98          661,300         --          --         --           661,300
   Golden Corral -
     Kent Island, MD (21)        11/20/86      10/15/99          870,457         --          --         --           870,457
   Popeye's -
     Merritt Island, FL          12/31/86      09/13/00          676,503         --          --         --           676,503
   Golden Corral -
     Salisbury, MD (14) (34)     12/04/86      11/30/00          665,001         --          --         --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC               05/29/87      07/21/93          746,800         --          --         --           746,800
   Pizza Hut -
     Graham, TX                  08/24/87      07/28/94          261,628         --          --         --           261,628
   Golden Corral -
     Medina, OH (11)             11/18/87      11/30/94          825,000         --          --         --           825,000
   Denny's -
     Show Low, AZ (8)            05/22/87      01/31/97          620,800         --          --         --           620,800
   KFC -
     Eagan, MN                   06/01/87      06/02/97          623,882         --       42,000        --           665,882
   KFC -
     Jacksonville, FL            09/01/87      09/09/97          639,363         --          --         --           639,363
   Wendy's -
     Farmington Hills, MI (12)   05/18/87      10/09/97          833,031         --          --         --           833,031
   Wendy's -
     Farmington Hills, MI(13)(14)05/18/87      10/09/97        1,085,259         --          --         --         1,085,259
   Denny's -
     Plant City, FL              11/23/87      10/24/97          910,061         --          --         --           910,061
   Pizza Hut -
     Mathis, TX                  12/17/87      12/04/97          297,938         --          --         --           297,938
   KFC -
     Avon Park, FL (14)          09/02/87      12/10/97          501,975         --          --         --           501,975
   Golden Corral -
     Columbia, MO                11/17/87      03/23/99          678,888         --          --         --           678,888
   Little House -
     Littleton, CO               10/07/87      11/05/99          150,000         --          --         --           150,000
   KFC -
     Jacksonville, FL (14)       09/01/87      06/15/00          601,400         --          --         --           601,400
   Popeye's -
     Sanford, FL (14)            06/28/87      09/13/00          631,359         --          --         --           631,359


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                               ------------------------------------      Excess
                                              Total                   (deficiency)
                                         acquisition cost,            of property
                                             capital                 operating cash
                                Original   improvements               receipts over
                                mortgage   closing and                    cash
                               financing  soft costs (1)   Total      expenditures
                               ========== ============= ============ =============

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)               --      $955,000     $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)               --       861,500      861,500      156,990
   Wendy's -
     Casa Grande, AZ                  --       667,255      667,255      128,445
   Wendy's -
     North Miami, FL (9)              --       385,000      385,000       88,713
   Popeye's -
     Kissimmee, FL (14)               --       475,360      475,360      185,940
   Golden Corral -
     Kent Island, MD (21)             --       726,600      726,600      143,857
   Popeye's -
     Merritt Island, FL               --       518,409      518,409      158,094
   Golden Corral -
     Salisbury, MD (14) (34)          --       741,900      741,900      (76,899 )

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                    --       642,800      642,800      104,000
   Pizza Hut -
     Graham, TX                       --       205,500      205,500       56,128
   Golden Corral -
     Medina, OH (11)                  --       743,000      743,000       82,000
   Denny's -
     Show Low, AZ (8)                 --       484,185      484,185      136,615
   KFC -
     Eagan, MN                        --       601,100      601,100       64,782
   KFC -
     Jacksonville, FL                 --       405,000      405,000      234,363
   Wendy's -
     Farmington Hills, MI (12)        --       679,000      679,000      154,031
  Wendy's -
     Farmington Hills, MI (13) (14)   --       887,000      887,000      198,259
  Denny's -
     Plant City, FL                   --       820,717      820,717       89,344
   Pizza Hut -
     Mathis, TX                       --       202,100      202,100       95,838
   KFC -
     Avon Park, FL (14)               --       345,000      345,000      156,975
   Golden Corral -
     Columbia, MO                     --       511,200      511,200      167,688
   Little House -
     Littleton, CO                    --       330,456      330,456     (180,456 )
   KFC -
     Jacksonville, FL (14)            --       441,000      441,000      160,400
   Popeye's -
     Sanford, FL (14)                 --       560,000      560,000       71,359




                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL Income Fund II, Ltd.
(Continued):
   Popeye's -
     Altamonte Springs, FL (14)  02/11/87     09/13/00      494,052        --              --        --           494,052
   Popeye's -
     Apopka, FL (14)             01/19/88     09/13/00      615,618        --              --        --           615,618

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)            06/02/88     01/10/97      496,418        --              --        --           496,418
   Perkins -
     Bradenton, FL               06/30/88     03/14/97      1,310,001      --              --        --         1,310,001
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159       --              --        --           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981       --         685,000        --           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040       --              --        --           217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655       --              --        --           721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98     1,008,976      --              --        --         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973       --              --        --           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884       --              --        --           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625       --              --        --           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99     1,091,193      --              --        --         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977       --              --        --           700,977
   Popeye's -
     Plant City, FL              04/12/88      09/13/00      507,365       --              --        --           507,365

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000       --              --        --           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650       --              --        --           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96     1,049,550      --              --        --         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695       --              --        --           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690       --              --        --           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135       --              --        --           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288       --              --        --           529,288



                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                               ------------------------------------      Excess
                                              Total                   (deficiency)
                                         acquisition cost,            of property
                                             capital                 operating cash
                                Original   improvements               receipts over
                                mortgage   closing and                    cash
                               financing  soft costs (1)   Total      expenditures
                               ========== ============= ============ =============

CNL Income Fund II, Ltd.
(Continued):
   Popeye's -
     Altamonte Springs, FL (14)       --         426,568      426,568       67,484
   Popeye's -
     Apopka, FL (14)                  --         545,561      545,561       70,057

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)                 --         591,362      591,362      (94,944 )
   Perkins -
     Bradenton, FL                    --       1,080,500    1,080,500      229,501
   Pizza Hut -
     Kissimmee, FL                    --         474,755      474,755      198,404
   Burger King -
     Roswell, GA                      --         775,226      775,226      167,755
   Wendy's -
     Mason City, IA                   --         190,252      190,252       26,788
   Taco Bell -
     Fernandina Beach, FL (14)        --         559,570      559,570      162,085
   Denny's -
     Daytona Beach, FL (14)           --         918,777      918,777       90,799
   Wendy's -
     Punta Gorda, FL                  --         684,342      684,342      (18,369 )
   Po Folks -
     Hagerstown, MD                   --       1,188,315    1,188,315     (399,431 )
   Denny's-
     Hazard, KY                       --         647,622      647,622     (214,997 )
   Perkins -
     Flagstaff, AZ                    --         993,508      993,508       97,685
   Denny's -
     Hagerstown, MD                   --         861,454      861,454     (160,477 )
   Popeye's -
     Plant City, FL                   --         606,409      606,409      (99,044 )

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                         --         616,501      616,501       95,499
   Burger King -
     Hastings, MI                     --         419,936      419,936       98,714
   Wendy's -
     Tampa, FL                        --         828,350      828,350      221,200
   Checkers -
     Douglasville, GA                 --         363,768      363,768       16,927
   Taco Bell -
     Fort Myers, FL (14)              --         597,998      597,998      196,692
   Denny's -
     Union Township, OH (14)          --         872,850      872,850     (198,715 )
   Perkins -
     Leesburg, FL                     --         737,260      737,260     (207,972 )




                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL Income Fund IV, Ltd.
(Continued):
   Taco Bell -
     Naples, FL                  12/22/88     09/03/98       533,127         --              --        --           533,127
   Wendy's
     Detroit, MI (14)            10/21/88     06/29/00     1,056,475         --              --        --         1,056,475
   Shoney's -
     Temple Terrace, FL (14)     06/27/89     07/06/00     1,293,286         --              --        --         1,293,286
   Shoney's -
     Punta Gorda, FL (14)        02/02/89     07/06/00     1,060,297         --              --        --         1,060,297
   Big Boy -
     Topeka, KS (14)             12/22/88     11/20/00       496,362         --              --        --           496,362

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90     08/25/95           --          --       1,040,000        --         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89     10/24/96       73,713          --       1,057,299        --         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89     01/07/97      960,741          --              --        --           960,741
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97      636,788          --              --        --           636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97    1,272,137          --              --        --         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97    1,216,750          --              --        --         1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97      397,785          --              --        --           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97      805,175          --              --        --           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98    1,283,096          --              --        --         1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98      844,229          --              --        --           894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99      471,248          --              --        --           471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99      642,511          --              --        --           642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99      433,366          --              --        --           433,366
   Hardee's -
     Belding, MI                 03/08/89     03/03/00      124,346          --              --        --           124,346

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94      791,211          --              --        --           791,211
   Hardee's -
     Heber Springs, AR           02/13/90     05/24/94      638,270          --              --        --           638,270
   Hardee's -
     Little Canada, MN           11/28/89     06/29/95      899,503          --              --        --           899,503




                                      Cost of Properties
                                    Including Closing and
                                          Soft Costs
                              ------------------------------------      Excess
                                             Total                   (deficiency)
                                        acquisition cost,            of property
                                            capital                 operating cash
                               Original   improvements               receipts over
                               mortgage   closing and                    cash
                              financing  soft costs (1)   Total      expenditures
                              ========== ============= ============ =============

CNL Income Fund IV, Ltd.
(Continued):
   Taco Bell -
     Naples, FL                   --          410,546     410,546       122,581
   Wendy's
     Detroit, MI (14)             --          614,500     614,500       441,975
   Shoney's -
     Temple Terrace, FL (14)      --        1,155,705   1,155,705       137,581
   Shoney's -
     Punta Gorda, FL (14)         --          947,500     947,500       112,797
   Big Boy -
     Topeka, KS (14)              --          708,800     708,800      (212,438 )

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)         --          986,418     986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)      --          996,769     996,769       134,243
   Franklin National Bank -
     Franklin, TN                 --        1,138,164   1,138,164      (177,423 )
   Shoney's -
     Smyrna, TN                   --          554,200     554,200        82,588
   KFC -
     Salem, NH                    --        1,079,310   1,079,310       192,827
   Perkins -
     Port St. Lucie, FL           --        1,203,207   1,203,207        13,543
   Hardee's -
     Richmond, IN                 --          695,464     695,464      (297,679 )
   Wendy's -
     Tampa, FL (14)               --          657,800     657,800       147,375
   Denny's -
     Port Orange, FL (14)         --        1,021,000   1,021,000       262,096
   Shoney's
     Tyler, TX                    --          770,300     770,300        73,929
   Wendy's -
     Ithaca, NY                   --          471,297     471,297           (49 )
   Wendy's -
     Endicott, NY                 --          471,255     471,255       171,256
   Burger King -
     Halls, TN (20)               --          329,231     329,231       104,135
   Hardee's -
     Belding, MI                  --          630,432     630,432      (506,086 )

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR               --          605,500     605,500       185,711
   Hardee's -
     Heber Springs, AR            --          532,893     532,893       105,377
   Hardee's -
     Little Canada, MN            --          821,692     821,692        77,811




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL Income Fund VI, Ltd.
(Continued):
   Jack in the Box -
     Dallas, TX                   06/28/94     12/09/96       982,980      --              --         --           982,980
   Denny's -
     Show Low, AZ (8)             05/22/87     01/31/97       349,200      --              --         --           349,200
   KFC -
     Whitehall Township, MI       02/26/90     07/09/97       629,888      --              --         --           629,888
   Perkins -
     Naples, FL                   12/26/89     07/09/97     1,487,725      --              --         --         1,487,725
   Burger King -
     Plattsmouth, NE              01/19/90     07/18/97       699,400      --              --         --           699,400
   Shoney's -
     Venice, FL                   08/03/89     09/17/97     1,206,696      --              --         --         1,206,696
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97       510,653      --              --         --           510,653
   Denny's
     Deland, FL                   03/22/90     01/23/98     1,236,971      --              --         --         1,236,971
   Wendy's -
     Liverpool, NY                12/08/89     02/09/98       145,221      --              --         --           145,221
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98       552,910      --              --         --           552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98       900,000      --              --         --           900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99     1,059,373      --              --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99     1,059,200      --              --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99     1,168,298      --              --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99     1,031,274      --              --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       478,062      --              --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00       619,696      --              --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       523,672      --              --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       450,418      --              --         --           450,418

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92       700,000      --              --         --           700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94       869,036      --              --         --           869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95            --      --        1,160,000        --         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    04/30/90     12/01/95            --      --         240,000         --           240,000




                                      Cost of Properties
                                    Including Closing and
                                          Soft Costs
                              ------------------------------------      Excess
                                             Total                   (deficiency)
                                        acquisition cost,            of property
                                            capital                 operating cash
                               Original   improvements               receipts over
                               mortgage   closing and                    cash
                              financing  soft costs (1)   Total      expenditures
                              ========== ============= ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Jack in the Box -
     Dallas, TX                    --         964,437       964,437       18,543
   Denny's -
     Show Low, AZ (8)              --         272,354       272,354       76,846
   KFC -
     Whitehall Township, MI        --         725,604       725,604      (95,716 )
   Perkins -
     Naples, FL                    --       1,083,869     1,083,869      403,856
   Burger King -
     Plattsmouth, NE               --         561,000       561,000      138,400
   Shoney's -
     Venice, FL                    --       1,032,435     1,032,435      174,261
   Jack in the Box -
     Yuma, AZ (10)                 --         448,082       448,082       62,571
   Denny's
     Deland, FL                    --       1,000,000     1,000,000      236,971
   Wendy's -
     Liverpool, NY                 --         341,440       341,440     (196,219 )
   Perkin's -
     Melbourne, FL                 --         692,850       692,850     (139,940 )
   Hardee's -
     Bellevue, NE                  --         899,512       899,512          488
   Burger King -
     Greeneville, TN               --         890,240       890,240      169,133
   Burger King -
     Broadway, TN                  --         890,036       890,036      169,164
   Burger King -
     Sevierville, TN               --         890,696       890,696      277,602
   Burger King -
     Walker Springs, TN            --         864,777       864,777      166,497
   Popeye's -
     Jacksonville, FL              --         406,477       406,477       71,585
   Popeye's -
     Tallahassee, FL               --         488,817       488,817      130,879
   Popeye's -
     Jacksonville, FL              --         423,591       423,591      100,081
   Popeye's -
     Jacksonville, FL              --         383,089       383,089       67,329

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                    --         560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                  --         742,333       742,333      126,703
   Perkins -
     Florence, SC (3)              --       1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)     --         233,728       233,728        6,272



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL Income Fund VII, Ltd.
(Continued):
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96      1,044,909     --             --         --        1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96        617,035     --             --         --          617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97        223,590     --             --         --          223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97        757,800     --             --         --          757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97        471,372     --             --         --          471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954     --             --         --        1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99        451,054     --             --         --          451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000     --             --         --        1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959     --             --         --          598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581     --             --         --          417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680     --             --         --          494,680
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947     --             --         --          535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168     --             --         --          345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000     --             --         --          725,000

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95      1,184,865     --             --         --        1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95             --     --        240,000         --          240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95             --     --        220,000         --          220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96             --     --       1,353,775        --        1,353,775
   Shoney's -
     Bayonet Point, FL            06/12/91     07/06/00      1,135,380     --             --         --        1,135,380
   Shoney's -
     Brooksville, FL              02/18/91     07/06/00        940,013     --             --         --          940,013
   Shoney's -
     Sun City, FL                 03/04/91     07/06/00      1,327,317     --             --         --        1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90     09/13/00        420,006     --             --         --          420,006




                                      Cost of Properties
                                    Including Closing and
                                          Soft Costs
                              ------------------------------------      Excess
                                             Total                   (deficiency)
                                        acquisition cost,            of property
                                            capital                 operating cash
                               Original   improvements               receipts over
                               mortgage   closing and                    cash
                              financing  soft costs (1)   Total      expenditures
                              ========== ============= ============ =============

CNL Income Fund VII, Ltd.
(Continued):
   Shoney's -
     Colorado Springs, CO          --          893,739     893,739      151,170
   Hardee's -
     Hartland, MI                  --          841,642     841,642     (224,607 )
   Hardee's -
     Columbus, IN                  --          219,676     219,676        3,914
   KFC -
     Dunnellon, FL                 --          546,333     546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                 --          413,614     413,614       57,758
   Burger King -
     Maryville, TN                 --          890,668     890,668      169,286
   Burger King -
     Halls, TN (20)                --          342,669     342,669      108,385
   Shoney's
     Pueblo, CO                    --          961,582     961,582       43,418
   Popeye's -
     Lake City, FL                 --          485,455     485,455      113,504
   Popeye's -
     Jacksonville, FL              --          376,323     376,323       41,258
   Popeye's -
     Jacksonville, FL              --          384,936     384,936      109,744
   Popeye's -
     Brunswick, GA                 --          468,797     468,797       67,150
   Popeye's -
     Jacksonville, FL              --          340,429     340,429        4,739
   Kentucky Fried Chicken -
     Friendswood, TX               --          485,951     485,951      239,049

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                     --          949,199     949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)     --          238,153     238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)     --          215,845     215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)          --        1,179,210    1,179,210     174,565
   Shoney's -
     Bayonet Point, FL             --          924,646     924,646      210,734
   Shoney's -
     Brooksville, FL               --          816,355     816,355      123,658
   Shoney's -
     Sun City, FL                  --        1,055,820    1,055,820     271,497
   Popeye's -
     Jacksonville, FL              --          352,445     352,445       67,561





                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)           05/31/91     12/12/96      918,445           --          --         --           918,445
   Burger King -
     Alpharetta, GA              09/20/91     06/30/97    1,053,571           --          --         --         1,053,571
   Shoney's -
     Corpus Christi, TX          10/28/91     02/12/99    1,350,000           --          --         --         1,350,000
   Perkins -
     Rochester, NY               12/20/91     03/03/99    1,050,000           --          --         --         1,050,000
   Perkins -
     Williamsville, NY           12/20/91     05/15/00      693,350           --          --         --           693,350
   Denny's -
     Alliance, OH                01/22/92     11/30/00           --           --     200,000         --           200,000
   Denny's -
     Blufton, OH                 10/11/91     11/30/00           --           --     300,000         --           300,000

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                  03/04/92     08/11/95    1,050,186           --          --         --         1,050,186
   Jack in the Box -
     Freemont, CA                03/26/92     09/23/97    1,366,550           --          --         --         1,366,550
   Jack in the Box -
     Sacramento, CA              12/19/91     01/20/98    1,234,175           --          --         --         1,234,175
   Pizza Hut -
     Billings, MT                04/16/92     10/07/98      359,990           --          --         --           359,990
   Perkins -
     Amherst, NY                 02/26/92     03/03/99    1,150,000           --          --         --         1,150,000
   Shoney's -
     Fort Myers Beach, FL        09/08/95     08/26/99      931,725           --          --         --           931,725
   Perkins -
     Lancaster, NY               12/20/91     12/28/00      749,675           --          --         --           749,675

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA            09/29/92     11/07/96    1,044,750           --          --         --         1,044,750
   Burger King -
     Columbus, OH (19)           06/29/92     09/30/98      795,264           --          --         --           795,264
   Burger King -
     Nashua, NH                  06/29/92     10/07/98    1,630,296           --          --         --         1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                 12/28/92     04/10/96    1,640,000           --          --         --         1,640,000
   Long John Silver's -
     Monroe, NC                  06/30/93     12/31/98      483,550           --          --         --           483,550
   Long John Silver's -
     Morganton, NC (23)          07/02/93     05/17/99      467,300           --      55,000         --           522,300
   Denny's -
     Cleveland, TN               12/23/92     03/03/00      797,227           --          --         --           797,227





                                      Cost of Properties
                                    Including Closing and
                                          Soft Costs
                              ------------------------------------      Excess
                                             Total                   (deficiency)
                                        acquisition cost,            of property
                                            capital                 operating cash
                               Original   improvements               receipts over
                               mortgage   closing and                    cash
                              financing  soft costs (1)   Total      expenditures
                              ========== ============= ============ =============


CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)             --         918,445      918,445           --
   Burger King -
     Alpharetta, GA                --         713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX            --       1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                 --       1,064,815    1,064,815      (14,815 )
   Perkins -
     Williamsville, NY             --         981,482      981,482     (288,132 )
   Denny's -
     Alliance, OH                  --         553,137      553,137     (353,137 )
   Denny's -
     Blufton, OH                   --         642,000      642,000     (342,000 )

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                    --         987,679      987,679        62,507
   Jack in the Box -
     Freemont, CA                  --       1,102,766    1,102,766       263,784
   Jack in the Box -
     Sacramento, CA                --         969,423      969,423       264,752
   Pizza Hut -
     Billings, MT                  --         302,000      302,000        57,990
   Perkins -
     Amherst, NY                   --       1,141,444    1,141,444         8,556
   Shoney's -
     Fort Myers Beach, FL          --         931,725      931,725            --
   Perkins -
     Lancaster, NY                 --       1,111,111    1,111,111      (361,436 )

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA              --         818,850      818,850       225,900
   Burger King -
     Columbus, OH (19)             --         795,264      795,264            --
   Burger King -
     Nashua, NH                    --       1,217,015    1,217,015       413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                   --       1,636,643    1,636,643         3,357
   Long John Silver's -
     Monroe, NC                    --         239,788      239,788       243,762
   Long John Silver's -
     Morganton, NC (23)            --         304,002      304,002       218,298
   Denny's -
     Cleveland, TN                 --         622,863      622,863       174,364




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL Income Fund XII, Ltd.
(Continued):
   Shoney's -
     Bradenton, FL                    03/22/93     07/06/00     1,227,907      --              --         --        1,227,907

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                      03/31/94     04/24/95       286,411      --              --         --          286,411
   Checkers -
     Richmond, VA                     03/31/94     11/21/96       550,000      --              --         --          550,000
   Denny's -
     Orlando, FL                      09/01/93     10/24/97       932,849      --              --         --          932,849
   Jack in the Box -
     Houston, TX                      07/27/93     07/16/99     1,063,318      --              --         --        1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    03/31/94     03/01/95       339,031      --              --         --          339,031
   Checkers -
     Dallas, TX                       03/31/94     03/01/95       356,981      --              --         --          356,981
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533      --              --         --        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058      --              --         --          747,058
   Hardee's -
     Madison, AL                      12/14/93     01/08/98       700,950      --              --         --          700,950
   Checkers -
     Richmond, VA (#548)              03/31/94     01/29/98       512,462      --              --         --          512,462
   Checkers -
     Riviera Beach, FL                03/31/94     04/14/98       360,000      --              --         --          360,000
   Checkers -
     Richmond, VA (#486)              03/31/94     07/27/98       397,985      --              --         --          397,985
   Long John Silver's -
     Stockbridge, GA                  03/31/94     05/25/99       696,300      --              --         --          696,300
   Long John Silver's -
     Shelby, NC                       06/22/94     11/12/99       494,178      --              --         --          494,178
   Checker's -
     Kansas City, MO                  03/31/94     12/10/99       268,450      --              --         --          268,450
   Checker's -
     Houston, TX                      03/31/94     12/15/99       385,673      --              --         --          385,673
   East Side Mario's -
     Columbus, OH                     11/10/94     09/22/00     1,631,946      --              --         --        1,631,946

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    05/27/94     03/01/95       263,221      --              --         --          263,221
   Checkers -
     Leavenworth, KS                  06/22/94     03/01/95       259,600      --              --         --          259,600






                                      Cost of Properties
                                    Including Closing and
                                          Soft Costs
                              ------------------------------------      Excess
                                             Total                   (deficiency)
                                        acquisition cost,            of property
                                            capital                 operating cash
                               Original   improvements               receipts over
                               mortgage   closing and                    cash
                              financing  soft costs (1)   Total      expenditures
                              ========== ============= ============ =============

CNL Income Fund XII, Ltd.
(Continued):
   Shoney's -
     Bradenton, FL                  --       1,000,000    1,000,000     227,907

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                    --         286,411      286,411          --
   Checkers -
     Richmond, VA                   --         413,288      413,288     136,712
   Denny's -
     Orlando, FL                    --         934,120      934,120      (1,271 )
   Jack in the Box -
     Houston, TX                    --         861,321      861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                  --         339,031      339,031          --
   Checkers -
     Dallas, TX                     --         356,981      356,981          --
   TGI Friday's -
     Woodridge, NJ (7)              --       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)              --         672,746      672,746      74,312
   Hardee's -
     Madison, AL                    --         658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)            --         382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL              --         276,409      276,409      83,591
   Checkers -
     Richmond, VA (#486)            --         352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                --         738,340      738,340     (42,040 )
   Long John Silver's -
     Shelby, NC                     --         608,611      608,611    (114,433 )
   Checker's -
     Kansas City, MO                --         209,329      209,329      59,121
   Checker's -
     Houston, TX                    --         311,823      311,823      73,850
   East Side Mario's -
     Columbus, OH                   --       1,631,946    1,631,946          --

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                  --         263,221      263,221          --
   Checkers -
     Leavenworth, KS                --         259,600      259,600          --





                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL Income Fund XV, Ltd.
(Continued):
   Checkers -
     Knoxville, TN               07/08/94      03/01/95     288,885        --              --        --          288,885
   TGI Friday's -
     Woodridge, NJ (7)           01/01/95      09/27/96    1,753,533       --              --        --        1,753,533
   Wendy's -
     Woodridge, NJ (7)           11/28/94      09/27/96     747,058        --              --        --          747,058
   Long John Silver's -
     Gastonia, NC                07/15/94      11/12/99     631,304        --              --        --          631,304
   Long John Silver's
     Lexington, NC               10/22/94      01/12/00     562,130        --              --        --          562,130

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95      04/24/96     775,000        --              --        --           775,000
   Checker's -
     Oviedo, FL                  11/14/94      02/28/97     610,384        --              --        --           610,384
   Boston Market -
     Madison, TN (16)            05/05/95      05/08/98     774,851        --              --        --           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95      06/16/98     713,386        --              --        --           713,386
   Boston Market -
     Lawrence, KS                05/08/98      11/23/99     667,311        --              --        --           667,311
   Boston Market -
     Columbia Heights, MN        12/18/95      09/29/00     575,777        --              --        --           575,777

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96      06/16/98     857,487        --              --        --           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97      12/02/99    1,675,385       --              --        --         1,675,385
   Popeye's -
     Warner Robins, GA           11/04/96      09/13/00     607,361        --              --        --           607,361
   Boston Market -
     Long Beach, CA              12/05/96      10/17/00     529,633        --              --        --           529,633

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97      12/06/99     688,997        --              --        --           688,997

CNL American Properties Fund,
Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95      05/08/97    1,312,799       --              --        --         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96      05/08/97    1,324,109       --              --        --         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96      05/08/97    1,372,075       --              --        --         1,372,075





                                      Cost of Properties
                                    Including Closing and
                                          Soft Costs
                              ------------------------------------      Excess
                                             Total                   (deficiency)
                                        acquisition cost,            of property
                                            capital                 operating cash
                               Original   improvements               receipts over
                               mortgage   closing and                    cash
                              financing  soft costs (1)   Total      expenditures
                              ========== ============= ============ =============

CNL Income Fund XV, Ltd.
(Continued):
   Checkers -
     Knoxville, TN                 --         288,885      288,885          --
   TGI Friday's -
     Woodridge, NJ (7)             --       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)             --         672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                  --         776,248      776,248    (144,944 )
   Long John Silver's
     Lexington, NC                 --         646,203      646,203     (84,073 )

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                  --         613,838      613,838     161,162
   Checker's -
     Oviedo, FL                    --         506,311      506,311     104,073
   Boston Market -
     Madison, TN (16)              --         774,851      774,851          --
   Boston Market -
     Chattanooga, TN (17)          --         713,386      713,386          --
   Boston Market -
     Lawrence, KS                  --         774,851      774,851    (107,540 )
   Boston Market -
     Columbia Heights, MN          --         939,972      939,972    (364,195 )

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                 --         857,487      857,487          --
   Golden Corral -
     El Cajon, CA (22)             --       1,692,994    1,692,994     (17,609 )
   Popeye's -
     Warner Robins, GA             --         563,148      563,148      44,213
   Boston Market -
     Long Beach, CA                --         832,280      832,280    (302,647 )

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                   --         617,610      617,610      71,387

CNL American Properties Fund,
Inc.:
   TGI Friday's -
     Orange, CT                    --       1,310,980    1,310,980       1,819
   TGI Friday's -
     Hazlet, NJ                    --       1,294,237    1,294,237      29,872
   TGI Friday's -
     Marlboro, NJ                  --       1,324,288    1,324,288      47,787




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL American Properties
Fund, Inc.
   (Continued):
   TGI Friday's -
     Hamden, CT                  08/26/96       05/08/97    1,245,100      --              --        --         1,245,100
   Boston Market -
     Southlake, TX               07/02/97       07/21/97    1,035,153      --              --        --         1,035,153
   Boston Market -
     Franklin, TN (26)           08/18/95       04/14/98      950,361      --              --        --           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95       04/14/98      837,656      --              --        --           837,656
   Burger King -
     Indian Head Park, IL        04/03/96       05/05/98      674,320      --              --        --           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95       05/08/98      969,159      --              --        --           969,159
   Boston Market -
     Merced, CA (29)             10/06/96       05/08/98      930,834      --              --        --           930,834
   Boston Market -
     Arvada, CO (30)             07/21/97       07/28/98    1,152,262      --              --        --         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96       04/28/99      822,824      --              --        --           822,824
   Golden Corral -
     Brooklyn, OH                08/23/96       05/18/99      974,560      --              --        --           974,560
   Boston Market -
     Edgewater, CO               08/19/97       08/11/99      634,122      --              --        --           634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97       08/24/99      648,598      --              --        --           648,598
   Big Boy -
     Topeka, KS (32)             02/26/99       09/22/99      939,445      --              --        --           939,445
   Boston Market -
     LaQuinta, CA                12/16/96       10/13/99      833,140      --              --        --           833,140
   Sonny's -
     Jonesboro, GA               06/02/98       12/22/99    1,098,342      --              --        --         1,098,342
   Golden Corral -
     Waldorf, MD (32) (33)       04/05/99       01/03/00    2,501,175      --              --        --         2,501,175
   Jack in the Box -
     Los Angeles, CA             06/30/95       02/18/00    1,516,800      --              --        --         1,516,800
   Golden Corral
     Dublin, GA                  08/07/98       05/01/00    1,323,205      --              --        --         1,323,205
   Boston Market -
     San Antonio, TX             04/30/97       05/02/00      517,495      --              --        --           517,495
   Boston Market -
     Corvallis, OR               07/09/96       06/20/00      717,019      --              --        --           717,019
   Big Boy -
     St. Louis, MO               01/19/99       06/28/00    1,463,050      --              --        --         1,463,050
   Ground Round -
     Nanuet, NY                  12/02/97       06/30/00      964,825      --              --        --           964,825
   Big Boy -
     Jefferson City, MO          01/19/99       06/30/00      905,250      --              --        --           905,250





                                      Cost of Properties
                                    Including Closing and
                                          Soft Costs
                              ------------------------------------      Excess
                                             Total                   (deficiency)
                                        acquisition cost,            of property
                                            capital                 operating cash
                               Original   improvements               receipts over
                               mortgage   closing and                    cash
                              financing  soft costs (1)   Total      expenditures
                              ========== ============= ============ =============

CNL American Properties
Fund, Inc.
   (Continued):
   TGI Friday's -
     Hamden, CT                   --        1,203,136   1,203,136       41,964
   Boston Market -
     Southlake, TX                --        1,035,153   1,035,153           --
   Boston Market -
     Franklin, TN (26)            --          950,361     950,361           --
   Boston Market -
     Grand Island, NE (27)        --          837,656     837,656           --
   Burger King -
     Indian Head Park, IL         --          670,867     670,867        3,453
   Boston Market -
     Dubuque, IA (28)             --          969,159     969,159           --
   Boston Market -
     Merced, CA (29)              --          930,834     930,834           --
   Boston Market -
     Arvada, CO (30)              --        1,152,262   1,152,262           --
   Boston Market -
      Ellisville, MO              --        1,026,746   1,026,746     (203,922 )
   Golden Corral -
     Brooklyn, OH                 --          997,296     997,296      (22,736 )
   Boston Market -
     Edgewater, CO                --          904,691     904,691     (270,569 )
   Black Eyed Pea -
     Houston, TX (31)             --          648,598     648,598           --
   Big Boy -
     Topeka, KS (32)              --        1,062,633   1,062,633     (123,188 )
   Boston Market -
     LaQuinta, CA                 --          987,034     987,034     (153,894 )
   Sonny's -
     Jonesboro, GA                --        1,098,342   1,098,342           --
   Golden Corral -
     Waldorf, MD (32) (33)        --        2,430,686   2,430,686       70,489
   Jack in the Box -
     Los Angeles, CA              --        1,119,567   1,119,567      397,233
   Golden Corral
     Dublin, GA                   --        1,272,765   1,272,765       50,440
   Boston Market -
     San Antonio, TX              --          757,069     757,069     (239,574 )
   Boston Market -
     Corvallis, OR                --          925,427     925,427     (208,408 )
   Big Boy -
     St. Louis, MO                --        1,345,100   1,345,100      117,950
   Ground Round -
     Nanuet, NY                   --          927,273     927,273       37,552
   Big Boy -
     Jefferson City, MO           --        1,113,383   1,113,383     (208,133 )




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                      Purchase
                                                                          Mortgage     money      Adjustments
                                                                           balance    mortgage   resulting from
                                   Date        Date of  Cash received net  at time   taken back   application
         Property                Acquired       Sale    of closing costs   of sale   by program    of GAAP         Total
============================== ============= =========  ================= ========== ========== =============== ==========

CNL American Properties
Fund, Inc.
   (Continued):
   Big Boy -
     Alton, IL                   01/19/99       06/30/00      905,250      --              --        --          905,250
   Boston Market -
     Liberty, MO                 08/18/97       09/13/00      538,800      --              --        --          538,800
   Mr. Fables -
     Grand Rapids, MI            03/19/96       09/26/00      722,100      --              --        --          722,100
   Pizza Hut -
     Dover, OH                   05/01/97       11/08/00      112,917      --              --        --          112,917
   Big Boy -
     St. Joseph, MO              04/27/99       11/27/00      646,550      --              --        --          646,550
   Boston Market -
     Baltimore, MD               08/19/97       12/14/00      668,753      --              --        --          668,753
   Boston Market -
     Stafford, TX                07/02/97       12/15/00      881,674      --              --        --          881,674




                                      Cost of Properties
                                    Including Closing and
                                          Soft Costs
                              ------------------------------------      Excess
                                             Total                   (deficiency)
                                        acquisition cost,            of property
                                            capital                 operating cash
                               Original   improvements               receipts over
                               mortgage   closing and                    cash
                              financing  soft costs (1)   Total      expenditures
                              ========== ============= ============ =============

CNL American Properties
Fund, Inc.
   (Continued):
   Big Boy -
     Alton, IL                    --       1,012,254     1,012,254     (107,004 )
   Boston Market -
     Liberty, MO                  --         765,530       765,530     (226,730 )
   Mr. Fables -
     Grand Rapids, MI             --         816,264       816,264      (94,164 )
   Pizza Hut -
     Dover, OH                    --         233,896       233,896     (120,979 )
   Big Boy -
     St. Joseph, MO               --         885,883       885,883     (239,333 )
   Boston Market -
     Baltimore, MD                --       1,378,051     1,378,051     (709,298 )
   Boston Market -
     Stafford, TX                 --       1,077,979     1,077,979     (196,305 )




(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.
(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.
(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.
(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.
(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.
(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.
(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.
(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.
(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.
(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.
(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.
(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(32) This property was being constructed and was sold prior to completion of construction.
(33) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(34) Cash received net of closing costs include $35,863 received as a lease termination fee.

                                   ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                 ----------------------------------------------

                 THE  SUBSCRIPTION  AGREEMENT  IN THIS  ADDENDUM
                 UPDATES AND REPLACES APPENDIX D TO THE ATTACHED
                 PROSPECTUS, DATED APRIL 4, 2001.

                 ----------------------------------------------

                        CNL HOSPITALITY PROPERTIES, INC.
 ------------------------------------------------------------------------------





                   Up to 45,000,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keoghs, and Qualified Plans
            Minimum purchase is higher in Nebraska and North Carolina





===============================================================================

PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

                                 SOUTHTRUST BANK

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.
===============================================================================

      Overnight Packages:                             Regular Mail Packages:
   Attn: Investor Relations                          Attn:  Investor Relations
  CNL Center at City Commons                           Post Office Box 1033
    450 South Orange Avenue                        Orlando, Florida  32802-1033
    Orlando, Florida 32801


                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 650-1000 OR (866) 650-0650

CNL HOSPITALITY PROPERTIES, INC.

1._______________INVESTMENT____________________________________________________

This subscription is in the amount of $________ for the purchase of_______ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)


2._______________SUBSCRIBER INFORMATION________________________________________

Name (1st)_______________ |_| M |_| F   Date of Birth (MM/DD/YY)_______________

Name (2nd)_______________ |_| M |_| F   Date of Birth (MM/DD/YY)_______________

Address________________________________________________________________________

City________________________________________ State____________  Zip Code_______

Custodian Account No.___________________________  Daytime Phone #(___)_________

|_| U.S. Citizen   |_| Resident Alien   |_| Foreign Resident  Country__________

|_| Check if Subscriber is a U.S. citizen residing outside the U.S. Income Tax Filing State_______________

ALL   SUBSCRIBERS:   State   of   Residence   of   Subscriber/Plan   Beneficiary
(required)_______________

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian taxpayer identification number. Please also complete, sign and include Form W-9 when submitting this subscription.

     Taxpayer ID #_______ - ___________  Social Security #_____ - _____ - _____


3._______________INVESTOR MAILING ADDRESS______________________________________

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name___________________________________________________________________________

Address________________________________________________________________________

City________________________________________ State____________  Zip Code_______

Daytime Phone #(___)_________  E-Mail Address__________________________________


4._______________DIRECT DEPOSIT ADDRESS________________________________________

For investors requesting direct deposit of distributions to another financial institution or mutual fund, please complete the attached Direct Deposit Authorization Form. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

5._______________FORM OF OWNERSHIP_____________________________________________

(Select only one)                                        |_| JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
|_| INDIVIDUAL - one signature required (1)              |_| A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
|_| HUSBAND AND WIFE, AS COMMUNITY PROPERTY              |_| KEOGH (H.R.10) - trustee signature required (24)
    two signatures required (15)                         |_| CUSTODIAN - custodian signature required (33)
|_| TENANTS IN COMMON - two signatures required (9)      |_| PARTNERSHIP (3)
|_| TENANTS BY THE ENTIRETY-two signatures required (31) |_| NON-PROFIT ORGANIZATION (12)
|_| S-CORPORATION (22)                                   |_| PENSION PLAN - trustee signature(s) required (19)
|_| C-CORPORATION (5)                                    |_| PROFIT SHARING PLAN - trustee signature(s) required (27)
|_| IRA - custodian signature required (23)              |_| CUSTODIAN UGMA-STATE of __________ - custodian signature required (16)
|_| ROTH IRA - custodian signature required (36)         |_| CUSTODIAN UTMA-STATE of __________ - custodian signature required (42)
|_| SEP - custodian signature required (38)              |_| estate - Personal Representative signature required (13)
|_| TAXABLE TRUST (7)                                    |_| REVOCABLE GRANTOR TRUST - grantor signature required (25)
|_| TAX-EXEMPT TRUST (20)                                |_| IRREVOCABLE TRUST - trustee signature required (21)

                                                CNL Hospitality Properties, Inc.

6._______________SUBSCRIBER SIGNATURES_________________________________________
If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X___________________________   ________ X___________________________   ________
 Signature of 1st Subscriber   Date      Signature of 2nd Subscriber   Date


7._______________BROKER/DEALER INFORMATION_____________________________________

Broker/Dealer NASD Firm Name __________________________________________________

Registered Representative _____________________________________________________

Branch Mail Address ___________________________________________________________

City________________ State______  Zip Code_____ |_| Please check if new address

Phone #(___)_________  Fax  #(___)_________     |_| Sold CNL before

Shipping Address ______________________ City_________ State____  Zip Code _____

E-mail Address ________________________________________________________________

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING

X_______________________________________________________  ________  __________________________________________
 Principal, Branch Manager or Other Authorized Signature  Date       Print or Type Name of Person Signing

X_______________________________________________________  ________  __________________________________________
 Registered Representative/Investment Advisor Signature   Date       Print or Type Name of Person Signing

 Make check payable to:  SOUTHTRUST BANK

 Please remit check and           For overnight delivery, please send to:
 subscription document to:                                                   For Office Use Only ***

 CNL SECURITIES CORP.             CNL SECURITIES CORP.                       Sub. #_________________
 Attn:  Investor Relations        Attn:  Investor Relations
 Post Office Box 1033             CNL Center at City Commons                 Admit Date_____________
 Orlando, FL  32802-1033          450 South Orange Avenue
 (866) 650-0650                   Orlando, FL  32801                         Amount_________________
                                  (407) 650-1000
                                  (866) 650-0650                             Region_________________

                                                                             RSVP#__________________

                                                                                                Rev. 3/01

NOTICE TO ALL INVESTORS:

   (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

   (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

   (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



The subscriber is asked to refer to the prospectus concerning the Deferred Commission Option outlined in "The Offering - Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.



NOTICE TO CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



NOTICE  TO  OHIO  RESIDENTS:   Shares   purchased   pursuant  to  the  Company's
Reinvestment Plan are subject to commissions. (See Prospectus for details.)



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as a result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

                        ELECTRONIC DELIVERY OF DOCUMENTS





         The subscriber consents to delivery of all documents relating to his or her investment in the Shares to the electronic mail address listed below or through posting of such documents on the Internet web site http://
www.cnlgroup.com and consents to receive notice of such postings at the electronic mail address listed below. All documents will be delivered or posted in PDF format and free access to Adobe Acrobat software will be provided for review of documents in PDF format. However, in order to review documents in PDF format, a system running Windows 95/98/2000/NT4.0 or Macintosh OS version 7.5.3 or later is required and downloading time may be considerable. The subscriber understands that he or she may revoke this consent at any time by contacting CNL Investor Relations at the address provided in the Subscription Agreement and will subsequently receive all such documents in paper format. The subscriber understands that this revocation may only relate to delivery of all documents relating to his or her investment in the Shares and not to any portion of such documents. In addition, the subscriber understands that he or she may request paper copies of any documents delivered electronically by contacting CNL Investor Relations at the address provided on the Subscription Agreement.

         CONSENT TO ELECTRONIC DELIVERY MAY CAUSE YOU TO INCUR ADDITIONAL COSTS, SUCH AS ON-LINE TIME AND COSTS RELATING TO PRINTING PAPER COPIES OF DOCUMENTS.

         YOU SHOULD NOT CONSENT TO ELECTRONIC DELIVERY UNLESS YOU HAVE ACCESS TO THE MEDIA AND THE ABILITY TO RECEIVE DOCUMENTS IN THE FORMATS DESCRIBED ABOVE.

         THIS CONSENT IS EFFECTIVE UNTIL REVOKED AND RELATES TO ALL DOCUMENTS RELATING TO YOUR INVESTMENT IN THE SHARES.


___________________________   ________  ___________________________   ________
Signature of 1st Subscriber   Date      Signature of 2nd Subscriber   Date

E-Mail Address:  _______________________________

===============================================================================
                   DIRECT DEPOSIT FORM FOR CNL DISTRIBUTIONS
===============================================================================


ACS Securities Services, Inc. (hereafter referred to as "ACS") is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I
(we) have terminated it, or until "ACS" has notified me (us) that this deposit service has been terminated. In the event that "ACS" deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

Registration Name:                              Taxpayer ID #/Social Security #:

_______________________________                   ____________________________

_______________________________                 Telephone Number:

Sign exactly as your investment is registered:  (     )_____________________

Signature(s):  _______________________________

               _______________________________  Date: _________________________


===============================================================================


You may wish to contact your financial institution to ensure they are a direct deposit participant and to verify the accuracy of the information requested.


===============================================================================

NAME OF FINANCIAL INSTITUTION: ________________________________________________

MAILING ADDRESS:               ________________________________________________

                               ________________________________________________

TRANSIT ROUTING #:             ________________________________________________

TYPE OF ACCOUNT:               CHECKING_______________ SAVINGS_________________

BANK ACCOUNT #:                ________________________________________________

DOES YOUR FINANCIAL INSTITUTION ACCEPT DIRECT DEPOSIT THROUGH ACH?
                               YES _______________ NO _______________


===============================================================================

                    Please attach a voided check to this form

                                   ADDENDUM TO
                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

            ---------------------------------------------------------

             THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
             BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX E TO THE ATTACHED PROSPECTUS, DATED APRIL 4, 2001.

            ---------------------------------------------------------

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                   PROPERTIES ACQUIRED FROM FEBRUARY 23, 2001

                           THROUGH SEPTEMBER 17, 2001

                For the Year Ended December 31, 2000 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from February 23, 2001 through September 17, 2001 (including two Properties for which the Company is currently in satisfaction of conditions to acquisition under a venture formation agreement). The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2000, and (ii) had been operational during the period January 1, 2000 through December 31, 2000. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                            SpringHill Suites by Marriott  SpringHill Suites by Marriott  Courtyard by Marriott    Waikiki Beach
                                   Charlotte (9)                 Centreville (9)              Edison (10)      Marriott Resort (11)
                                   -------------                 ---------------             -----------       --------------------

Estimated Taxable Operating
   Results Before Dividends
   Paid Deduction:

Rental Income (1)                    $1,177,300                     $1,141,400                   (10)                   (11)
Hotel Operating Revenue (2)                  --                             --                   (10)                   (11)
FF&E Reserve Income (3)                  32,530                         32,390                   (10)                   (11)
Hotel Operating Expenses (4)                 --                             --                   (10)                   (11)
Asset Management Fees (5)               (70,638 )                      (68,484 )                 (10)                   (11)
General and Administrative
   Expenses (6)                         (94,184 )                      (91,312 )                 (10)                   (11)
Interest Expense (7)                         --                             --                   (10)                   (11)
                                   -------------                   ------------              -----------           -------------
Estimated Cash Available from
   Operations                         1,045,008                      1,013,994                   (10)                   (11)
Depreciation and Amortization
   Expense (8)                         (403,646 )                     (391,337 )                 (10)                   (11)
                                   -------------                   ------------              -----------           -------------
Estimated Taxable Operating
   Results Before Dividends
   Paid Deduction                     $ 641,362                      $ 622,657                   (10)                   (11)
                                   =============                   ============              ===========           =============



                                  See Footnotes







                                       Hilton Suites                Hilton                  Hilton               Embassy Suites
                                     Auburn Hills (12)         Costa Mesa (12)        Miami Airport (12)     Portland Downtown (12)
                                     -----------------         ---------------        ------------------     ----------------------

Estimated Taxable Operating
   Results Before Dividends
   Paid Deduction:

Rental Income (1)                               $   --                 $    --                 $    --                  $    --

Hotel Operating Revenue (2)                  9,759,200              22,354,550              30,168,800              14,136,800

FF&E Reserve Income (3)                             --                      --                      --                       --
Hotel Operating Expenses (4)                (6,831,440 )           (15,648,185 )           (21,118,160 )             (9,900,660 )
Asset Management Fees (5)                     (179,400 )              (372,600 )              (454,200 )               (288,000 )
General and Administrative
   Expenses (6)                                     --                      --                      --                       --
Interest Expense (7)                        (1,166,442 )            (2,815,906 )            (3,278,679 )             (1,888,973 )
                                        --------------         ---------------           ---------------          --------------

Estimated Cash Available from
   Operations                                1,581,918               3,517,859               5,317,761               2,069,167

Depreciation and Amortization
   Expense (8)                              (1,038,926 )            (2,508,069 )            (2,920,251 )             (1,682,469 )
                                        ---------------        ----------------          ---------------          --------------

Estimated Taxable Operating Results
   Before Dividends Paid Deduction           $ 542,992             $ 1,009,790             $ 2,397,510             $   386,698
                                        ================       ==================        ===============          ===============




                                  See Footnotes

                                                                 Total
                                                           ----------------

Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                                             $ 2,318,700

Hotel Operating Revenue (2)                                    76,429,350

FF&E Reserve Income (3)                                            64,920
Hotel Operating Expenses (4)                                  (53,498,445 )
Asset Management Fees (5)                                      (1,433,322 )
General and Administrative
   Expenses (6)                                                  (185,496 )
Interest Expense (7)                                           (9,150,000 )
                                                           --------------

Estimated Cash Available from
   Operations                                                 14,545,707

Depreciation and Amortization
   Expense (8)                                                 (8,944,698 )
                                                           --------------

Estimated Taxable Operating Results
   Before Dividends Paid Deduction                          $  5,601,009
                                                           ==============




                                  See Footnotes

------------------------
FOOTNOTES:

(1) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(2) Hotel operating revenue includes room revenue, food and beverage revenue and other rental income.

(3) FF&E Reserve funds are maintained in restricted cash accounts, funded by the tenants, that the tenants are expected to use for purposes specified in the leases, which include replacements, renewals, and additions to the furniture, fixtures, and equipment of the Properties and routine capital expenditures related to the Properties. Cash in the reserve accounts, any interest earned thereon, and any property purchased therewith remain, during and after the terms of the leases, the property of the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross revenues for the lease years one through four and has been estimated based on projected gross revenues.

(4) Estimated at 70% of total hotel operating revenue, based on previous experience of hotel operators.

(5) The Properties are managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor receives monthly asset management fees in an amount generally equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(6) Estimated at 8% of gross rental income, based on the previous experience of Affiliates of the Advisor with another public REIT.

(7) Estimated at 7.5% per annum, assuming $122 million will be borrowed to acquire the Auburn Hills, Costa Mesa, Miami Airport and Portland Properties.

(8) The estimated federal tax basis of the depreciable portion of the Properties and the number of years the assets have been depreciated on the straight-line method is as follows (the balances are presented at the Company's 100% interest in CHI and the 89% interest in CNL Philadelphia Annex, LLC):

                                                             Furniture and
                                         Buildings              Fixtures
                                        (39 years)            (5-15 years)
                                       ---------------      -----------------

          Charlotte Property              $9,289,000            $1,585,000
          Centreville Property             9,413,000             1,220,000
          Auburn Hills Property           24,242,000             3,030,000
          Costa Mesa Property             58,522,000             7,315,000
          Miami Airport Property          69,139,000             8,517,000

          Portland Downtown Property      39,258,000             4,907,000


(9) The lessee of the Charlotte and Centreville Properties is the same unaffiliated lessee.

(10) The Property is under construction for the period presented. The development agreement for the Courtyard Edison Property provides that construction must be completed no later than June 15, 2002.

(11) In July 2001, the Company, through subsidiaries, acquired a 49% interest in Waikiki Beach Resort Partners, LLC, a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The joint venture invested in a single purpose limited liability company that owns the Waikiki Beach Marriott Resort in Waikiki, Hawaii, which is currently under renovation. The development agreement for the Property which is to be renovated, provides that renovations be completed no later than March 2003.


(12) The Company and Hilton Hotels Corporation intend to form a joint venture of which the Company will own a 70% interest and Hilton Hotels Corporation will own a 30% interest. The joint venture will own four
         Properties: the Miami Airport Property, the Costa Mesa Property, the Auburn Hills Property and the Portland Downtown Property. If the permanent financing does not close, and the Auburn Hills Property and the Portland Downtown Property are acquired by the joint venture, the Company will own a 63.5% interest in the joint venture and Hilton Hotels Corporation will own a 36.5% interest in the joint venture. The total cost of the four Properties is $237,700,000 which includes approximately $21,000,000 in expected renovation costs relating to the Miami Airport and Costa Mesa Properties. It is the intent of the joint venture to secure permanent financing which will be secured by first mortgage liens on the four Properties. The acquisition of the Properties and the formation of the joint venture will occur through a series of transactions. The first transaction was the acquisition of the Miami Airport Property for $78,500,000 which occurred on September 6, 2001. The second transaction occurred on September 17, 2001, whereby the Company acquired the Costa Mesa Property for $58,108,000. In accordance with the venture formation agreement, on or around September 26, 2001 but not later than September 28, 2001, Hilton Hotels Corporation will convey ownership of the Auburn Hills Property and the Portland Downtown Property to the joint venture in return for a 30% interest in the joint venture; simultaneously the Company will convey its ownership of the Miami Airport Property and the Costa Mesa Property to the joint venture for a 70% interest in the joint venture. At the same time, the joint venture anticipates closing on its loan from a financial institution in the amount of $122,000,000, bearing interest at a fixed rate equal to 230 basis points over the 10 year U.S. Treasury with a maturity date of September 2011. The loan will require monthly principal and interest payments assuming a 25 year amortization. In the event that there is a default under the terms of the venture formation agreement by Hilton Hotels Corporation after the Costa Mesa Property closing, then the Company shall have the option to sell the Miami Airport Property and the Costa Mesa Property to Hilton Hotels Corporation for mandatory purchase by Hilton Hotels Corporation at a price equal to $136,608,000 plus $2 million and any actual closing costs. If there is a default by the Company then the Company shall pay to Hilton Hotels Corporation liquidated damages of $2 million. In the event any condition precedent under the venture formation agreement is not satisfied or waived after the closing of the acquisition of the Costa Mesa Property but before Hilton Hotels Corporation is required to contribute the Auburn Hills Property and the Portland Downtown Property to the joint venture, either party may terminate the venture formation agreement. In that event, Hilton Hotels Corporation would have the option to make a cash contribution to the joint venture in the amount of $46,582,400 ($8,000,000, plus an additional cash contribution for its joint venture interest in the amount of $38,582,400) in lieu of the hotels or contribute substitute hotels, subject to the approval of such substitute properties by the Company in it sole discretion. In the event Hilton Hotels Corporation elects neither of these options, or the Company does not approve any substitute property, the Company will have the right to sell the Miami Airport Property and the Costa Mesa Property to Hilton Hotels Corporation under the same terms as would apply in the case of a default by Hilton Hotels Corporation.